SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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WELLS FARGO & COMPANY

March 21, 2011

Dear Stockholder:

The 2011 annual meeting of stockholders of Wells Fargo & Company will be held on May 3, 2011, at 1:00 p.m., Pacific time, in The Julia Morgan Ballroom, 15th Floor, Merchants Exchange Building, 465 California Street, San Francisco, California. Please read the notice of meeting and proxy statement accompanying this letter carefully so that you will know what you are being asked to vote on at the meeting and what you will need to do if you want to attend the meeting in person.

This year, we are again using the Securities and Exchange Commission rule that allows us to furnish our proxy materials to stockholders over the internet. This means most of our stockholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice. If you receive paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically over the internet in the future by following the instructions in the proxy statement. By delivering proxy materials electronically to our stockholders, we can reduce the consumption of natural resources and the costs of printing and mailing our proxy materials. Please visit https://www.wellsfargo.com/invest_relations/annual for more information about the electronic delivery of proxy materials.

Your vote is important. Please vote as soon as possible even if you plan to attend the annual meeting. The notice and the proxy statement contain instructions on how you can vote your shares over the internet, by telephone, or by mail. If you need help at the meeting because of a disability, please contact us at 1-866-878-5865, at least one week in advance of the meeting.

Thank you for your interest in Wells Fargo.

Sincerely,

John G. Stumpf Chairman, President and Chief Executive Officer

WELLS FARGO & COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Tuesday, May 3, 2011, at 1:00 p.m., Pacific time

PLACE:	The Julia Morgan Ballroom 15th Floor Merchants Exchange Building 465 California Street San Francisco, California

ITEMS OF BUSINESS:	(1) Elect as directors the 14 nominees named in the accompanying proxy statement;

(2) Vote on an advisory resolution to approve the named executives’ compensation;

(3) Vote on an advisory proposal on the frequency (every 1, 2, or 3 years) of future advisory votes regarding named executives’ compensation;

(4) Ratify the appointment of our independent auditors for 2011;

(5) Vote on a stockholder proposal regarding an amendment to the Company’s By-Laws to allow holders of 10% of the Company’s common stock to call special meetings of stockholders;

(6) Vote on a stockholder proposal to provide for cumulative voting in contested director elections;

(7) Vote on a stockholder proposal regarding the adoption of a policy to require an independent chairman;

(8) Vote on a stockholder proposal regarding an advisory vote on director compensation;

(9) Vote on a stockholder proposal regarding an investigation and report on internal controls for mortgage servicing operations; and

(10) Consider any other business properly brought before the meeting.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on March 4, 2011.

VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares over the internet or by telephone. If you received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating, and returning the proxy card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. For specific instructions on how to vote your shares, see the information beginning on page 5 of the proxy statement. Please call Investor Relations at 1-415-396-3668, if you need directions to attend the meeting and vote in person.

MEETING ADMISSION:	You may attend the meeting only if you owned shares of our common stock at the close of business on March 4, 2011. If you or your legal proxy holder plan to attend the meeting in person, you must follow the admission procedures described beginning on page 7 of the proxy statement. If you do not comply with these procedures, you will not be admitted to the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 3, 2011. Wells Fargo’s 2011 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2010 are available at: www.ematerials.com/wfc.

By Order of the Board of Directors,

Laurel A. Holschuh Corporate Secretary

This notice and the accompanying proxy statement, 2010 annual report, and proxy card or voting instruction form were either made available to you over the internet or mailed to you beginning on or about March 21, 2011.

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WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

GENERAL INFORMATION

You are invited to attend Wells Fargo’s 2011 annual meeting of stockholders and are entitled and requested to vote on the items of business described in this proxy statement. Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting. In this proxy statement, we refer to the notice of the 2011 annual meeting of stockholders, this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2010, and the proxy card or voting instruction form as our “proxy materials.”

In this proxy statement, the “Company,” “Wells Fargo,” “we,” “our,” or “us” all refer to the company named Wells Fargo & Company and its subsidiaries. We also refer to the Board of Directors of Wells Fargo & Company as the “Board.” We use abbreviations and other defined terms in this proxy statement. Please refer to the Glossary of Commonly Used Terms for definitions of the abbreviations and other terms frequently used in this proxy statement.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the proxy materials?

We have made the proxy materials available to you over the internet or, in some cases, mailed you paper copies of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on Tuesday, May 3, 2011 or at any adjournments or postponements of this meeting. The proxy materials were either made available to you over the internet or mailed to you beginning on or about March 21, 2011.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. If you participate in one of the Company Plans, then you will receive a “voting instruction form and proxy card” to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the annual meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the annual meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the meeting.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?

This year, we are again using the SEC notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 21, 2011, we sent to most of our stockholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

How can I receive my proxy materials electronically in the future?

Although you may request to receive paper copies of the proxy materials, we would prefer to send proxy materials to stockholders electronically. Stockholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below or on the notice.

If we sent you paper copies of the proxy materials or the notice of internet availability of the proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

• Record Holders	If you are the record holder of your shares, you may either go to www.ematerials.com/wfc and follow the instructions for requesting meeting materials or call 1-866-697-9377.

• Street Name Holders	If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Where can I find more information about the electronic delivery of proxy materials and the benefits to Wells Fargo and its stockholders?

We have more information about the electronic delivery of proxy materials and the expected benefits to Wells Fargo and its stockholders on our website at https://www.wellsfargo.com/invest_relations/annual.

What is “householding”?

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to stockholders of record sharing an address. This means that stockholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Wells Fargo & Company

MAC #N9305-173

Wells Fargo Center

Sixth and Marquette

Minneapolis, Minnesota 55479

Attention: Corporate Secretary

1-866-697-9377

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have retained Phoenix Advisory Partners to help the Board solicit proxies. We expect to pay $17,500 plus out-of-pocket expenses for its help. Members of the Board and our team members may also solicit proxies for us by mail, telephone, fax, e-mail, or in person. We will not pay our directors or team members any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials and/or proxy materials to their customers who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE ANNUAL MEETING

What will I be voting on at the annual meeting?

This year you will be asked to vote on the following items of business:

•	The election of the 14 director nominees named in this proxy statement (Item 1);

•	An advisory resolution to approve the named executives’ compensation (Item 2);

•	An advisory proposal on the frequency (every 1, 2 or 3 years) of future advisory votes regarding named executives’ compensation (Item 3);

•	The ratification of KPMG as our independent auditors for 2011 (Item 4); and

•

If properly presented at the meeting, five stockholder proposals regarding: an amendment to our By-Laws allowing holders of 10% of the Company’s common stock to call special meetings of stockholders (Item 5); a request to provide cumulative voting in contested director elections (Item 6); the adoption of a policy to require an independent chairman (Item 7); an advisory vote on director compensation (Item 8); and an investigation and report on internal controls for mortgage servicing operations (Item 9).

As far as we know, stockholders will vote at the annual meeting only on the items listed above. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this proxy statement, the Board recommends you vote:

•	FOR all the director nominees named in this proxy statement (Item 1);

•	FOR the advisory resolution to approve the named executives’ compensation (Item 2);

•	FOR the option of EVERY 1 YEAR as the frequency with which stockholders are provided a future advisory vote regarding named executives’ compensation (Item 3);

•	FOR the ratification of KPMG as our independent auditors for 2011 (Item 4); and

•	AGAINST each of the stockholder proposals (Items 5 through 9).

Who can vote at the annual meeting?

We are required under Delaware law to establish a record date for the annual meeting so we can determine which stockholders are entitled to notice of, and to vote at the meeting. The Board has determined that the record date for the annual meeting is March 4, 2011. Stockholders who owned shares of our common stock as of the close of business on that date can vote at the meeting. On that date, we had 5,279,596,757 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 14 director nominees and one vote on each other item to be voted on at the meeting. There is no cumulative voting.

How do I vote if I don’t attend the annual meeting?

You don’t have to attend the annual meeting to vote. The Board is soliciting proxies so that you can vote before the annual meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to www.eproxy.com/wfc and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the notice of internet availability of proxy materials or proxy card you received.

• By Telephone	You may vote by telephone by calling 1-800-560-1965 and following the recorded instructions. To vote by telephone, you will also need your control number referred to above.

• By Mail	You may vote by completing, signing, dating, and returning the proxy card you received in the mail, if you received paper copies of the proxy materials.

If your shares are held in street name, you may vote your shares before the meeting over the internet by following the instructions on the notice of internet availability of proxy materials you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if internet or telephone voting is available to you.

If you received more than one notice of internet availability of proxy materials or proxy card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

If you vote using one of the methods described above, you will be designating Michael J. Loughlin, Avid Modjtabai, and James M. Strother, each of whom is an executive officer, as your proxies to vote your shares as you instruct. If you sign and return your proxy card or vote over the internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations above. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

Can I vote in person at the annual meeting?

Yes. If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the annual meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously over the internet, by telephone or by mail. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote the shares I hold in a Company 401(k) Plan or the Company Stock Purchase Plan?

If you participate in any of the Company Plans, you received a separate voting instruction form and proxy card with your proxy materials for each plan in which you participate. The voting instruction form and proxy card reflects all shares of our common stock you may vote under the particular plan as of the record date. If you participate in any of the Company Plans and you have a Company e-mail address, you received the proxy materials electronically by e-mail. Participants who do not have a Company e-mail address received paper copies of the proxy materials.

Under the terms of the Company 401(k) Plans, the applicable trustee of the plan will vote any shares you hold in these plans, but you have the right to instruct the trustee how to vote these shares. You can instruct the 401(k) plan trustee how to vote your 401(k) plan shares by voting over the internet or by telephone by following the instructions on the voting instruction form and proxy card, or by completing, signing, and returning your voting instruction form and proxy card. All of the voting instructions and votes given by participants in the Company 401(k) Plans will be tabulated and the voting results for each Company 401(k) Plan will be provided to the applicable plan trustee. Each of the trustees of the Company 401(k) Plans will determine the ratio of votes for and against and abstentions on each item and will vote all shares held in the applicable plan according to these ratios and the terms of the applicable plan. If you do not instruct the trustee how to vote your 401(k) plan shares, each of the trustees will vote them in proportion to the voting instructions the trustee actually receives from all other 401(k) plan participants in accordance with the terms of the respective plan.

Under the Company SPP, you can vote all your Company SPP shares directly through the custodian for the Company SPP. You can direct the Company SPP custodian to vote your Company SPP shares by voting over the internet or by telephone by following the instructions on the voting instruction form and proxy card, or by completing, signing, and returning your voting instruction form and proxy card. If you do not provide voting directions for your Company SPP shares, these shares will not be voted.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•

Submitting timely written notice of revocation to our Corporate Secretary, Laurel A. Holschuh, at MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479 prior to the vote at the annual meeting;

•	If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the annual meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline shown in the table below; or

•	Attending the annual meeting in person and voting your shares by ballot at the meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank or other similar entity giving you the right to vote your shares, you may change your vote by attending the meeting and voting in person. If you participate in the Company Plans, you may change your vote by submitting new voting instructions to the applicable trustee or custodian of the plan before the applicable deadline shown below.

What is the deadline for voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 12 noon, Central time, on May 3, 2011
A street name holder	• Mail	• Prior to the annual meeting
	• Internet or telephone	• By 11:59 p.m., Eastern time, on May 2, 2011
A participant in the Company Plans	• Mail, internet or telephone	• By 11:59 p.m., Eastern time, on May 1, 2011

Are there any rules regarding admission to the annual meeting?

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were, or are validly acting for, a stockholder of record on the record date by:

➢	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

➢

reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name, or your most recent plan statement, if you are a participant in one of the Company Plans; or

➢

reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder of record or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on March 4, 2011, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or your plan statement if you are a participant in one of the Company Plans, as your proof of ownership and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 1:00 p.m., Pacific time. Please allow ample time for the admission procedures described above.

What is a broker non-vote?

The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers only the proposal to ratify our independent auditors (Item 4) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Therefore, your broker will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.” As a result of changes adopted by the NYSE to its broker voting rules, including changes mandated by the Dodd-Frank Act in connection with stockholder votes on executive compensation matters, the NYSE does not consider the election of directors (Item 1), the advisory resolution regarding named executives’ compensation (Item 2), and the advisory proposal on the frequency of future advisory votes regarding named executives’ compensation (Item 3) to be routine. Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to these items unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Items 1, 2 and 3 is counted. The NYSE also does not consider any of the stockholder proposals (Items 5 through 9) to be routine matters, so your broker may not vote on these matters in its discretion.

How many votes must be present to hold the annual meeting?

A quorum must be present before we can conduct any business at the meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting as of the record date to be present in person or represented by proxy at the meeting. We urge you to vote promptly by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes.

What vote is required to approve each item?

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Election of Directors (Item 1).    Under our By-Laws, a nominee for director will be elected to the Board if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. As required by our Corporate Governance Guidelines, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts the tendered resignation. For more information on the director resignation provisions in our Corporate Governance Guidelines, see the information under “Director Election Standard” below.

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Advisory Resolution to Approve the Named Executives’ Compensation (Item 2).    Under our By-Laws, the advisory resolution to approve the named executives’ compensation will be approved if a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

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Advisory Proposal on the Frequency of Future Advisory Votes Regarding Named Executives’ Compensation (Item 3).    Our stockholders will have four options to choose from when voting on the advisory vote on the frequency of future advisory votes regarding named executives’ compensation: “EVERY 1 YEAR”; “EVERY 2 YEARS”; “EVERY 3 YEARS”; or “ABSTAIN.” Under our By-Laws, the option, if any, that receives the vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item will be the option selected by our stockholders.

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Ratification of KPMG (Item 4).    Under our By-Laws, the ratification of KPMG will be approved if a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on this item vote “FOR” this item.

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Stockholder Proposals (Items 5 through 9).    Under our By-Laws, a stockholder proposal presented at the annual meeting will be approved if a majority of the shares present in person or by proxy at the annual meeting and entitled to vote on the stockholder proposal vote “FOR” the item.

How are votes counted?

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Election of Directors (Item 1).    You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions or broker non-votes as either for or against a director, so abstentions and broker non-votes have no effect on the election of a director.

•	Advisory Resolution to Approve the Named Executives’ Compensation (Item 2). You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item. Broker non-votes are not considered to be entitled to vote on this item and, therefore, will have no effect on the voting results of this item.

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Advisory Proposal on the Frequency of Future Advisory Votes Regarding Named Executives’ Compensation (Item 3).    You may vote for “EVERY 1 YEAR,” “EVERY 2 YEARS,” “EVERY 3 YEARS,” or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against each option in this item. Broker non-votes are not considered to be entitled to vote on this item and, therefore, will have no effect on the voting results of this item.

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Ratification of KPMG (Item 4).    You may vote “FOR” or “AGAINST” this item, or “ABSTAIN” from voting on this item. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against this item.

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Stockholder Proposals (Items 5 through 9).    You may vote “FOR” or “AGAINST” each of these items, or “ABSTAIN” from voting on each of these items. Abstentions are counted as votes present and entitled to vote at the meeting and will have the same effect as votes against each of these items. Broker non-votes are not considered to be entitled to vote on each of these items at the meeting and, therefore, will have no effect on the voting results of each of these items.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the stockholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

The Inspector of Election and those who count stockholder votes may not be team members of Wells Fargo & Company but may be team members of Wells Fargo Bank who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

To align the interests of our directors and executive officers with your interests as stockholders, we require our non-employee directors and our executive officers to own shares of our common stock. Under our stock ownership guidelines, non-employee directors are expected to own, within five years of joining the Board, stock equal to five times the cash portion of the annual retainer we pay them. We require our executive officers to hold, until one year following their retirement, shares equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) each time they exercise an option under the LTICP or receive shares upon vesting of RSRs. For purposes of these requirements, shares counted toward ownership include shares a non-employee director has deferred pursuant to the Directors Plan and any applicable predecessor director compensation and deferral plans, and shares an executive officer holds, or is deemed to hold, in the Company 401(k) Plans, Supplemental 401(k) Plan, Deferred Compensation Plan, the Direct Purchase Plan administered by our transfer agent, and shares owned by an executive officer’s spouse.

The following table shows how many shares of common stock our current directors and nominees for director, our executive officers named in the Summary Compensation Table in this proxy statement, and all directors and executive officers as a group owned on March 4, 2011 and the number of shares they had the right to acquire within 60 days of that date, including RSRs that vest within 60 days of that date. This table also shows, as of March 4, 2011, the number of common stock units credited to the accounts of our non-employee directors, named executives, and all directors and executive officers as a group under the terms of the various applicable benefit and deferral plans available to them. None of our directors or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)
Name	Common Stock Owned(2)(3)	Options Exercisable within 60 days of 3/4/11	Common Stock Units(7)(8)	Total(9)
Non-Employee Directors
John D. Baker II	28,934	22,570	25,750	77,254
John S. Chen	16,314	41,289	4,010	61,613
Lloyd H. Dean	25,014	50,704	3,798	79,516
Susan E. Engel	5,710	81,908	67,794	155,412
Enrique Hernandez, Jr.	2,550	71,504	55,534	129,588
Donald M. James	3,863	23,101	24,122	51,086
Richard D. McCormick	80,166	75,290	123,110	278,566
Mackey J. McDonald	8,116	22,570	16,222	46,908
Cynthia H. Milligan	41,251	81,908	24,214	147,373
Nicholas G. Moore	2,068	45,602	37,979	85,649
Philip J. Quigley	83,597	81,908	107,730	273,235
Judith M. Runstad	52,737	81,908	17,708	152,353
Stephen W. Sanger	2,400	66,792	51,607	120,799
Susan G. Swenson	64,436	77,393	32,332	174,161

	Amount and Nature of Ownership(1)
	(a)	(b)		(c)	(d)
Name	Common Stock Owned(2)(3)	Options Exercisable within 60 days of 3/4/11(5)		Common Stock Units(7)(8)	Total(9)
Named Executives
John G. Stumpf*	587,024	6,161,919		68,760	6,817,703
Howard I. Atkins**	275,678	3,156,890	(6)	93,116	3,525,684
David A. Hoyt	479,620	4,821,466		109,557	5,410,643
Mark C. Oman(4)	641,303	4,446,390		111,819	5,199,512
Carrie L. Tolstedt	270,054	3,353,385		28,615	3,652,054
All directors and executive officers as a group (27 persons)	3,500,188	30,798,088		1,125,359	35,423,635

*	Mr. Stumpf also serves as a director.

**	Mr. Atkins resigned as Chief Financial Officer on February 8, 2011 and will retire on August 6, 2011.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for the applicable shares of common stock shown in the table.

(2)	The amounts shown for executive officers include shares of common stock allocated to the account of each executive officer under one or more Company Plans as of March 4, 2011.

(3)	For the following directors, named executives, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•

John D. Baker II, 5,276 shares held in a trust of which he is a co-trustee and a partnership in which he is a managing member; also includes 639 shares held for the benefit of family members as to which he disclaims beneficial ownership;

•	John S. Chen, 4,000 shares held in a trust of which he is a co-trustee;

•	Lloyd H. Dean, 1,122 shares held in a trust of which he is a co-trustee;

•	Enrique Hernandez, Jr., 2,550 shares held in a trust of which he is a co-trustee;

•	David A. Hoyt, 430,159 shares held in trusts of which he is a co-trustee;

•	Nicholas G. Moore, 1,000 shares held in a trust of which he is a co-trustee;

•	Mark C. Oman, 504,621 shares held jointly with his spouse, 8,320 shares held as custodian for his children, and 110,000 shares held in a family limited liability company;

•	Philip J. Quigley, 83,597 shares held in a trust of which he is a co-trustee;

•	Judith M. Runstad, 40,000 shares held by her spouse;

•	Stephen W. Sanger, 2,400 shares held in a trust of which he is a co-trustee;

•	John G. Stumpf, 486,267 shares held in a trust of which he is a co-trustee and 4,854 shares held by his spouse in an IRA account;

•	Carrie L. Tolstedt, 255,559 shares held in a trust of which she is a co-trustee;

•	Executive officers as a group, 321,527 shares.

(4)	Mr. Oman has pledged an aggregate of 364,266 shares in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements. Mr. Oman also owns 3,000 shares of 8% Preferred Stock, Series J, held jointly with his spouse, which represents less than 1% of the outstanding shares of that series of preferred stock.

(5)	Includes the following number of RSRs that will vest within 60 days of March 4, 2011: Ms. Tolstedt—4,101 RSRs; and all executive officers as a group—21,981 RSRs.

(6)	The options shown in column (b) exclude 213,554 options in which Mr. Atkins transferred his economic interest to his former spouse. Mr. Atkins disclaims any beneficial interest in these options and upon exercise of such options, will have no voting or transfer power over any shares acquired upon such exercise.

(7)	For executive officers, includes the following common stock units credited to their accounts as of March 4, 2011 under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan, which amounts will be paid only in shares of common stock:

Name	Supplemental 401(k) Plan	Deferred Compensation Plan
John G. Stumpf	68,760	—
Howard I. Atkins	33,518	59,598
David A. Hoyt	54,715	54,842
Mark C. Oman	111,819	—
Carrie L. Tolstedt	28,615	—
All executive officers as a group	417,075	116,374

(8)	For non-employee directors, includes common stock units credited to their accounts pursuant to deferrals made under the terms of the Directors Plan and predecessor director compensation and deferral plans. All of these units, which are credited to individual accounts in each director’s name, will be paid in shares of our common stock except for 70,240 shares in the aggregate, which will be paid in cash.

(9)	Total does not include the following RSRs and/or target number of Performance Shares granted under the Company’s LTICP. Upon vesting, each RSR and Performance Share will convert to one share of common stock. Performance Share amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance goals. See also the Outstanding Equity Awards at Fiscal Year-End table.

Name	RSRs	Performance Shares
John G. Stumpf	134,347	1,168,206
Howard I. Atkins	137,263	392,898
David A. Hoyt	160,737	636,651
Mark C. Oman	155,426	533,930
Carrie L. Tolstedt	116,551	376,651
All executive officers as a group	1,347,243	4,353,213

Principal Stockholders

The following table contains information regarding the only person and group we know of that beneficially owned more than 5% of our common stock as of December 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Owned
(a)	(b)	(c)
Warren E. Buffett Berkshire Hathaway Inc. 3555 Farnam Street Omaha, Nebraska 68131	369,167,125(1)	7.0%

(1)	Based on the amended Schedule 13G filed on February 14, 2011 with the SEC by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 366,936,125 reported shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. Mr. Buffet reports sole voting and dispositive power over 2,231,000 of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. We assist our directors and executive officers in complying with these requirements. All reporting persons of the Company satisfied these filing requirements during 2010, except as described below. A required Form 4 report was not filed on a timely basis to report the sale of shares by Mark C. Oman, an executive officer. A required Form 4 report was not filed on a timely basis to report the sale of shares in the Company’s 401(k) Plan by David M. Carroll, an executive officer. A required Form 4 report was not filed on a timely basis to report the sale of shares by a third party investment manager on behalf of John D. Baker II, a director. A required Form 4 report was not filed on a timely basis to report the receipt of a reload option in 2007 by Carrie L. Tolstedt, an executive officer. In each such case, the reports were promptly filed after becoming aware of the transactions and the need to report them.

ITEM 1—ELECTION OF DIRECTORS

Director Nominees for Election

The Board has set 14 directors as the number to be elected at the annual meeting and has nominated the individuals named below. Richard D. McCormick, a current director, will retire as a director at the annual meeting. All nominees are currently directors of Wells Fargo & Company and have been previously elected by the stockholders. The Board has determined that except for John G. Stumpf, each nominee for election as a director at the annual meeting is an independent director as discussed below under “Director Independence.”

The Board recommends you vote FOR each of the nominees set forth below.

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. In addition, as described below under “Director Election Standard,” each of the nominees has tendered his or her resignation as a director in accordance with our Corporate Governance Guidelines to be effective if he or she fails to receive the required vote for election to the Board and the Board accepts the tendered resignation.

As described under “Director Nomination Process and Board Diversity” the Board has identified certain minimum qualifications for its directors, including having a demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role, such as chief executive officer, president or partner, in a large or recognized organization or governmental entity. The Board believes that this particular qualification provides our directors with substantial experience relevant to serving as a director of our Company, including in areas such as financial management, risk assessment and management, strategic planning, human resources, management succession planning, business development, community affairs, corporate governance, and business operations. The Board believes that each of our nominees satisfies our director qualification standards and during the course of their business and professional careers as a chief executive officer or other senior leader has acquired extensive executive management experience in these and other areas. In addition, the Governance and Nominating Committee and the Board believe that each nominee brings to the Board their own unique diverse background and particular expertise, knowledge, and experience that provide the Board as a whole with the necessary and appropriate mix of skills, characteristics, and attributes that enable the Board to work together in a professional and collegial atmosphere and that are required for the Board to fulfill its oversight responsibility to the Company’s stockholders.

The following provides information regarding each of the directors and nominees, including their age and the year in which they first became a director of the Company, their business experience for at least the past five years, the names of other publicly-held companies (other than the Company) where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

John D. Baker II, 62 Director since 2009

Business Experience:    Mr. Baker has served as Executive Chairman and a director of Patriot Transportation Holding, Inc., Jacksonville, Florida (motor carrier and real estate company) since October 2010. He served as President and Chief Executive Officer of Patriot from February 2008 until October 2010. He also served as President from May 1989, and Chief Executive Officer from February 1997 of Florida Rock Industries, Inc., Jacksonville, Florida (construction materials) until November 2007.

Other Public Company Directorships:    Patriot Transportation Holding, Inc., Progress Energy Inc., and Texas Industries, Inc.; and a former director of Florida Rock Industries, Inc., Hughes Supply, Inc., Vulcan Materials Company, and Wachovia Corporation

Additional Information:    As the CEO or chairman of two public companies during the past 14 years, including recently with a company involved in real estate activities, Mr. Baker brings leadership and executive management experience to the Board. As a former board member of Wachovia, Mr. Baker has extensive knowledge and experience regarding Wachovia’s businesses, and his deep knowledge of Florida’s economy and business climate provides unique insight into the Company’s Florida banking market, which is one of the Company’s largest markets. Mr. Baker has extensive financial management expertise that he gained as a CEO or chairman of several public and private companies, and as a past member of the audit committees of two other public companies and a current member of the Company’s Audit and Examination and Credit Committees. Mr. Baker has a law degree from the University of Florida School of Law, and his experience as a lawyer and member of the board of a large public utility company also contribute important risk management and regulatory oversight skills to the Board.

John S. Chen, 55 Director since 2006

Business Experience:    Mr. Chen has served as Chairman and Chief Executive Officer of Sybase, Inc., Dublin, California (computer software) since November 1998. Sybase is a wholly-owned subsidiary of SAP AG, Walldorf, Germany. Mr. Chen also served as President and as a director of Sybase from November 1998 until July 2010 when Sybase was acquired by SAP AG.

Other Public Company Directorships:    The Walt Disney Company; and a former director of Sybase, Inc.

Additional Information:    Mr. Chen has leadership and executive management experience as the current CEO of Sybase, one of three highly successful technology companies that he has led during his business career. Mr. Chen also served as president of the Open Enterprise Computing Division of Siemens Nixdorf, and president and chief operating officer of Pyramid Technology Corporation. Mr. Chen’s experience and perspective on information technology and software matters are particularly important to the Company, which utilizes numerous complex information technology applications and systems and frequently is involved in system integrations, including the current Wachovia integration. Mr. Chen also brings to the Board finance experience and, as a result of his membership on several public sector organizations, an important focus on international relations and business and community affairs. His experience serving on the board of a large well-known entertainment company also provides valuable insight into the importance of developing and maintaining an internationally recognized brand, since the Company’s brand and reputation are recognized as one of the most valuable in the financial services business. Mr. Chen holds a Masters of Science from California Institute of Technology.

Lloyd H. Dean, 60 Director since 2005

Business Experience:    Mr. Dean has served as President and Chief Executive Officer of Catholic Healthcare West, San Francisco, California (health care) since April 2000.

Other Public Company Directorships:    Cytori Therapeutics, Inc.

Additional Information:    As the president and CEO of Catholic Healthcare West, a large multi-state healthcare organization that is the nation’s eighth largest hospital system, and as a former executive vice president and chief operating officer of Advocate Health Care and officer of The Upjohn Company, Mr. Dean brings over 20 years of leadership and executive management experience to the Board. Similar to the Company, Catholic Healthcare West is subject to significant regulatory oversight, which provides Mr. Dean with additional insight in analyzing and advising on complex regulatory issues affecting the Company. The Board also benefits from Mr. Dean’s substantial finance, systems operations, service quality, and community affairs expertise, which he gained as a result of his responsibilities with Catholic Healthcare, and from his extensive banking and related financial management expertise acquired as a member of the Company’s Audit and Examination and Finance Committees for the past six years. Mr. Dean holds a Master’s Degree in Education from Western Michigan University and also is a graduate of Pennsylvania State University’s Executive Management Program.

Susan E. Engel, 64 Director since 1998

Business Experience:    Ms. Engel serves as Chief Executive Officer of Portero, Inc., New York, New York (an online retailer of pre-owned luxury branded personal accessories) since July 2009. She served as Chairwoman, Chief Executive Officer, and a director of Lenox Group Inc., Eden Prairie, Minnesota (a tabletop, collectibles and giftware marketer, manufacturer and wholesaler) from November 1996 until she retired in January 2007.

Other Public Company Directorships:    SUPERVALU INC; and a former director of Lenox Group, Inc.

Additional Information:    Ms. Engel has extensive executive management, leadership, and sales and marketing experience, which she has acquired as the CEO of several public and private companies over the past 19 years. In addition to her current executive position with Portero and her previous leadership positions with Lenox Group, Ms. Engel served as the president and chief executive officer of Champion Products, Inc., the athletic apparel division of Sara Lee Corporation for approximately three years and was a consultant with Booz Allen Hamilton, a large management consulting firm, for over 14 years. She has served on several public and private boards, and provides entrepreneurial, retail, and online sales experience to the Board, which is important to our many consumer businesses. Ms. Engel has extensive knowledge and experience regarding the Company’s businesses, which she gained as a result of over 12 years of service on the Company’s Board, including as a director of the former Norwest, and she has been a member of the Company’s Credit and Finance Committees for the past 12 years. Ms. Engel has a Master of Business Administration from Harvard Business School.

Enrique Hernandez, Jr., 55 Director since 2003

Business Experience:    Mr. Hernandez has served as Chairman, President, Chief Executive Officer, and a director of Inter-Con Security Systems, Inc., Pasadena, California (security services) since 1984.

Other Public Company Directorships:    Chevron Corporation, McDonald’s Corporation, and Nordstrom, Inc. (Chairman of the Board); and a former director of Tribune Company

Additional Information:    Mr. Hernandez brings leadership and executive management experience to the Board as the chairman, president and CEO of Inter-Con Security Systems, Inc., a global security services provider, and as the chairman of the board of Nordstrom, Inc., a large publicly traded retail company. The Board benefits from the valuable corporate governance and board leadership experience and expertise that Mr. Hernandez has acquired as chairman of Nordstrom, particularly in areas such as business strategy, risk assessment and succession planning. Mr. Hernandez also has extensive experience in the banking and financial services industry, as well as banking and related financial management expertise as a former member of the boards and audit committees of two other large financial institutions, Great Western Financial Corporation from 1993 to 1997 and Washington Mutual, Inc. from 1997 to 2002. Mr. Hernandez has been the chair of the audit committees of McDonald’s and Nordstrom, currently serves on the Company’s Audit and Examination Committee, and has been chair of the Finance Committee since 2008. Mr. Hernandez has a law degree from Harvard Law School and practiced as a litigation attorney for four years with a large law firm in California, which provides him with additional insight on risk management and litigation issues relevant to the Company’s operations.

Donald M. James, 62 Director since 2009

Business Experience:    Mr. James has served as Chairman, Chief Executive Officer, and a director of Vulcan Materials Company, Birmingham, Alabama (construction materials) since May 1997.

Other Public Company Directorships:    Vulcan Materials Company and Southern Company; and a former director of Protective Life Corporation and Wachovia Corporation

Additional Information:    As a former board member of Wachovia, SouthTrust Corporation, which was acquired by Wachovia in 2004, and Protective Life Corporation, Mr. James has substantial knowledge and experience in the banking and financial services industry and has extensive knowledge and experience regarding Wachovia’s businesses. Mr. James also has leadership and executive management experience as the chairman and CEO of Vulcan Materials Company where he also served in various senior management positions since 1996, including as president and chief operating officer. Before joining Vulcan, Mr. James practiced law as a partner in a large law firm in Alabama and was chairman of the firm’s litigation practice group, which also provides him with additional perspective in dealing with complex legal, regulatory, and risk matters affecting the Company. Mr. James’ service as the presiding director of the Southern Company, a large public utility company, also brings important corporate governance and regulatory oversight experience to the Board. Mr. James holds a Master of Business Administration from the University of Alabama and a law degree from the University of Virginia.

Mackey J. McDonald, 64 Director since 2009

Business Experience:    Mr. McDonald served as Chairman of VF Corporation, Greensboro, North Carolina (apparel manufacturer) from 1998, and as a director from 1993, until he retired in August 2008. He also served as Chief Executive Officer of VF Corporation from 1996 to January 2008 and as President from 1993 to March 2006.

Other Public Company Directorships:    Hyatt Hotels Corporation and Kraft Foods, Inc.; and a former director of Hershey Foods Corporation, Tyco International Ltd., VF Corporation, and Wachovia Corporation.

Additional Information:    Mr. McDonald brings leadership, executive management, and sales and marketing experience to the Board, which he acquired during a 25-year career at VF Corporation, including over 10 years as CEO. Mr. McDonald was a board member of Wachovia for over 10 years and he gained substantial knowledge and experience in the banking and financial services industry and has extensive knowledge and experience regarding Wachovia’s businesses. He has served on the compensation and governance committees of several large public companies, including as chair of Tyco’s compensation committee following the reorganization of its board in 2002, and he has extensive experience dealing with complex executive compensation and governance matters, as well as expertise in building internationally recognized brands, all of which are important to the Company and the Board. Mr. McDonald holds a Master of Business Administration in marketing from Georgia State University.

Cynthia H. Milligan, 64 Director since 1992

Business Experience:    Ms. Milligan served as Dean of the College of Business Administration at the University of Nebraska-Lincoln, Lincoln, Nebraska (higher education) from June 1998 to May 2009, when she was named Dean Emeritus of the College of Business Administration.

Other Public Company Directorships:    Calvert Funds and Raven Industries, Inc.

Additional Information:    Ms. Milligan has extensive experience in the financial services industry, including as a bank regulator and lawyer, which provides valuable insight to the Board on banking, regulatory, and risk assessment and management issues. Ms. Milligan served as the Director of Banking and Finance for the State of Nebraska from 1987 until 1991, responsible for supervising several hundred banks and other financial institutions, and she also served as a Director, Omaha Branch, of the Kansas City Federal Reserve for approximately six years. In addition, she was president of her own consulting firm for financial institutions for approximately seven years and acquired significant banking and related financial management expertise in this role, as well as during her service as a bank regulator and as Dean of the College of

Business Administration for the University of Nebraska, Lincoln. She has substantial knowledge and experience about the Company’s businesses and has served on many of the Board’s committees, including its Audit and Examination Committee for over 16 years and as current chair of the Credit Committee and the Risk Committee. Ms. Milligan has a law degree from George Washington University National Law Center and was a senior partner at a law firm in Nebraska, as well as an Adjunct Professor of Law in taxation at Georgetown University Law Center and in banking at the University of Nebraska College of Law.

Nicholas G. Moore, 69 Director since 2006

Business Experience:    Mr. Moore served as Global Chairman of PricewaterhouseCoopers, New York, New York from June 1998 until he retired in June 2001, and as Chief Executive Officer of the U.S. firm until June 2000. He also served as Chairman and Chief Executive Officer of Coopers & Lybrand LLP from 1994 until 1998, when it merged with Price Waterhouse LLP.

Other Public Company Directorships:    Gilead Sciences, Inc. and NetApp, Inc.

Additional Information:    Mr. Moore brings extensive accounting and financial reporting expertise to the Board as the former global chairman of PricewaterhouseCoopers and the chairman and CEO of its predecessor, Coopers & Lybrand. Mr. Moore has been the chair of the audit committee of four public companies and two private companies, and currently serves as the chair of the Company’s Audit and Examination Committee. Mr. Moore’s background with PricewaterhouseCoopers and Coopers & Lybrand, as well as his service as chair of the Company’s Audit and Examination Committee, has provided him with substantial financial and risk management experience and expertise. As a former chairman and CEO of two large accounting firms, Mr. Moore also has extensive leadership and executive management experience and skills, and his service as a board member of several other public and private companies, including at Bechtel Group, Inc., a large private engineering and construction company, and as lead director of NetApp, Inc. provide the Board with additional perspective on management oversight, board leadership, and corporate governance matters. Mr. Moore is a member of the American Institute of CPAs and the New York and California Society of CPAs (inactive). He also holds a law degree from Hastings College of Law, University of California at Berkeley, and is a member of the California Bar Association.

Philip J. Quigley, 68 Director since 1994

Business Experience:    Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, San Francisco, California (telecommunications) from April 1994 until he retired in December 1997.

Other Public Company Directorships:    Nuance Communications, Inc.

Additional Information:    Mr. Quigley has extensive leadership and executive management experience, which he acquired over a 30-year career in the telecommunications industry, including during that time as chairman, president and CEO of Pacific Telesis Group, as president and CEO of Pacific Bell, chief operating officer of PacTel Corporation, and CEO of PacTel Personal Communications. Mr. Quigley’s experience at Pacific Telesis and Pacific Bell included mergers and acquisitions, and also provided him with extensive financial management experience. Mr. Quigley has been a director of the Company since 1994 and has been a member and/or chair of several Board committees, including the Company’s Audit and Examination Committee, which he chaired for over 11 years. His leadership experience and knowledge regarding corporate governance matters and the Company, as well as his deep understanding of the business climate in California and San Francisco, where the Company is headquartered and has significant operations, make him an ideal Lead Director for the Board, and he has served as Lead Director since January 2009.

Judith M. Runstad, 66 Director since 1998

Business Experience:    Ms. Runstad is a former partner of, and has been of counsel since January 1997 to the law firm of Foster Pepper PLLC, Seattle, Washington. She is a former Chairwoman of the Board of the Federal Reserve Bank of San Francisco.

Other Public Company Directorships:    Potlatch Corporation; and a former director of SAFECO Corporation

Additional Information:    As a former director and Chairwoman of the Board of the Federal Reserve Bank of San Francisco, as well as a former director and Chairwoman of the Federal Reserve’s Seattle branch, Ms. Runstad has substantial banking and finance experience, as well as strong leadership and corporate governance skills. She has been practicing law in the areas of real estate development and land use and environmental law for over 36 years with a large law firm, and her legal background and experience provide her with additional insight in dealing with complex legal, regulatory, and risk matters affecting the Company, as well as real estate-related issues. Ms. Runstad serves as a member of the board of Wright Runstad & Company, a privately held commercial real estate developer/owner. Ms. Runstad has a broad understanding of the Company’s businesses, which she has acquired during the past 12 years as a director, and she has been a member of the Company’s Finance Committee for over 11 years and was a past member of the Company’s Audit and Examination Committee for eight years. Ms. Runstad’s participation in a variety of civic activities in the Northwest, where the Company has significant business operations, also contributes important community affairs experience to the Board. Ms. Runstad received her law degree from the University of Washington.

Stephen W. Sanger, 64 Director since 2003

Business Experience:    Mr. Sanger served as Chairman of General Mills, Inc., Minneapolis, Minnesota (packaged food producer and distributor) from May 1995, and as a director since 1992, until he retired in May 2008. He also served as Chief Executive Officer of General Mills from May 1995 to September 2007.

Other Public Company Directorships:    Pfizer Inc. and Target Corporation; and a former director of General Mills, Inc.

Additional Information:    Mr. Sanger brings leadership, executive management, and sales and marketing experience to the Board, as well as valuable experience in corporate strategy and mergers and acquisitions. Mr. Sanger joined General Mills in 1974 and held various management positions at General Mills before becoming chairman and CEO in 1995. Mr. Sanger led General Mills through the complex acquisition and integration of Pillsbury, which doubled the size of General Mills and provided him with experience relevant to the Company as it integrates Wachovia’s businesses, and his extensive experience gained from leading a company focused on serving consumers is beneficial to the Company and the Board. He has served on the audit, compensation and governance committees of several large public companies, including the audit and governance committees of Pfizer and the compensation and governance committees of Target, where he enhanced his human resources and corporate governance skills. He has served on the Company’s Human Resources Committee for over seven years and as the chair of the committee since 2006 and is a member of the Company’s Governance and Nominating Committee. Mr. Sanger holds a Master of Business Administration from the University of Michigan.

John G. Stumpf, 57 Director since 2006

Business Experience:    Mr. Stumpf has served as our Chairman since December 2009, Chief Executive Officer since June 2007, and as our President since August 2005. He also served as our Chief Operating Officer from August 2005 to June 2007, and as Group Executive Vice President, Community Banking from July 2002 to August 2005.

Other Public Company Directorships:    Chevron Corporation and Target Corporation

Additional Information:    Mr. Stumpf has been employed with the Company for over 29 years in a variety of management and senior management positions and he brings to the Board tremendous experience and knowledge regarding the financial services industry and the Company’s businesses, as well as a complete understanding of the Company’s vision and strategy. Mr. Stumpf joined the former Norwest in 1982 and held a number of senior management positions with the former Norwest, including regional president of its Colorado/Arizona operations and its Texas operations, and he led the former Norwest’s acquisition of over 30 Texas banks. Following the former Norwest’s merger with the former Wells Fargo in 1998, Mr. Stumpf served as head of the Company’s southwestern and western banking groups, led the integration of the Company’s acquisition of First Security Corporation, and served as Group EVP of Community Banking. As CEO, he led the acquisition of Wachovia and is leading the largest banking integration in U.S. history. Mr. Stumpf has extensive leadership experience and his service on the board of directors for The Clearing House and the Financial Services Roundtable provide additional insight to the Board on key issues facing the Company and the financial services industry. He has a Master of Business Administration from the University of Minnesota.

Susan G. Swenson, 62 Director since 1994

Business Experience:    Ms. Swenson has served as President and Chief Executive Officer of Sage Software-North America, the North American operations of The Sage Group PLC located in the United Kingdom (business management software and services supplier) since March 2008. Ms. Swenson held positions as the Chief Operating Officer of Atrinsic, Inc. (formerly known as New Motion, Inc.) from August 2007 to March 2008, Amp’d Mobile, Inc. from October 2006 to July 2007, and T-Mobile USA from February 2004 to October 2005, and as President and Chief Operating Officer and a director of Leap Wireless International, Inc. from July 1999 to January 2004.

Other Public Company Directorships:    Former director of Eltek Ltd.

Additional Information:    Ms. Swenson brings extensive leadership, executive management, and information technology experience to the Board, as well as substantial knowledge and experience regarding the Company, which she acquired during her 16 years as a director. Ms. Swenson has over 30 years experience in the telecommunications industry, including as the CEO or COO of several public and private companies. Ms. Swenson’s experience and management responsibilities during this time included information technology, marketing and sales, business operations and customer care and loyalty, each of which is particularly important to the Company. She has served on several public and private boards, including as chair of the audit committee for Palm, Inc. from 1999 to 2004. She has extensive banking and related financial management expertise, and has been a member of the Company’s Audit and Examination Committee since 1996.

Richard D. McCormick, a director since 1983, will retire as a director at the annual meeting. Mr. McCormick, age 70, is Chairman Emeritus of US WEST, Inc., Denver, Colorado (communications). He served as Chairman of US WEST, Inc. from June 1998 until he retired in 1999 and as Chairman, President, and Chief Executive Officer from May 1992 to June 1998. He is a director of United Technologies Corporation and a former director of Nortel Networks Corporation, Nortel Networks Limited, and Unocal Corporation. Mr. McCormick’s leadership, executive management, and strategic planning and development skills, resulting from his experience at US WEST and other public and private entity boards, as well as his tremendous knowledge and experience relating to the Company’s businesses gained as a result of his over 27 years of service on the Company’s Board, have been valuable to the Board and have provided the Board with an additional global perspective.

Board and Committee Meetings; Annual Meeting Attendance

Directors are expected to attend all Board meetings and meetings of committees on which they serve. Directors are also expected to attend each annual stockholders meeting. Each director and nominee for director attended last year’s annual stockholders meeting.

The Board held eight meetings during 2010. Director attendance at meetings of the Board and its committees averaged 97% during 2010. Each director attended at least 75% of the total number of 2010 meetings of the Board and committees on which he or she served. The Board met in executive session without management present during five of its 2010 meetings. During 2010, the Lead Director, Philip J. Quigley, served as the chair of executive sessions of the Board. For more information on the duties of the Lead Director, see “Board Leadership Structure and Lead Director” below.

Committees of the Board

The Board has established seven standing committees: Audit and Examination, Corporate Responsibility, Credit, Finance, Governance and Nominating, Human Resources, and Risk. The Board, based on the recommendation of the Governance and Nominating Committee, established the Corporate Responsibility and Risk Committees in January 2011 to enhance the Board’s oversight of social responsibility and enterprise-wide risk matters, respectively. The Board’s committees act on behalf of the Board and report on their activities to the entire Board. The Board appoints the members of each committee based on the recommendation of the Governance and Nominating Committee.

The following table provides membership information for each of the Board’s standing committees as of the date of this proxy statement.

Name	Audit and Examination Committee		Corporate Responsibility Committee		Credit Committee		Finance Committee		Governance and Nominating Committee		Human Resources Committee		Risk Committee
John D. Baker II	✓		✓		✓
John S. Chen											✓
Lloyd H. Dean	✓		✓	*	✓								✓
Susan E. Engel					✓		✓				✓
Enrique Hernandez, Jr.	✓		✓				✓	*					✓
Donald M. James							✓				✓
Richard D. McCormick							✓				✓
Mackey J. McDonald									✓		✓
Cynthia H. Milligan	✓		✓		✓	*			✓				✓	*
Nicholas G. Moore	✓	*			✓								✓
Philip J. Quigley	✓								✓	*			✓
Judith M. Runstad			✓		✓		✓
Stephen W. Sanger									✓		✓	*	✓
Susan G. Swenson	✓								✓

*	Committee Chair

The Board has adopted a charter for each committee that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. In its discretion each committee may form and delegate all or a portion of its authority to subcommittees of one or more of its members. As required by its charter, each committee periodically reviews and assesses its charter’s adequacy and reviews its performance. Committees may recommend charter amendments at any time, and the Board must approve any recommended charter amendments. Stockholders and other interested persons may view a copy of each committee’s charter on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

Audit and Examination Committee

Authority and Responsibilities.    The purpose of the Audit and Examination Committee (AEC) is to:

•	Assist the Board in fulfilling its responsibilities to oversee:

➢	policies and management activities related to accounting and financial reporting, internal controls, auditing, operational risk, and legal and regulatory compliance;

➢	the integrity of our financial statements and the adequacy and reliability of disclosures to our stockholders; and

➢	the qualifications and independence of the outside auditors and the performance of internal and outside auditors;

•	Prepare the AEC report included in our annual proxy statement in accordance with SEC rules;

•	Perform the audit committee and fiduciary audit committee functions on behalf of our bank subsidiaries in accordance with federal banking regulations; and

•	Oversee reputation risk related to the AEC’s responsibilities described in its charter.

In carrying out its oversight function, the AEC is responsible for, among other things:

•	Reviewing and discussing with management and our outside auditors our financial statements and other financial reporting matters generally;

•	Recommending to the Board whether to include the audited financial statements in our Annual Report on Form 10-K;

•	Selecting and evaluating our outside auditors;

•	Approving all audit engagement fees and terms and all non-audit engagements of the outside auditors;

•	Reviewing information related to the independence of our outside auditors and discussing such matters with our outside auditors;

•	Reviewing with management the results of internal and external audits;

•	Reviewing regulatory examination reports and other communications from regulators;

•	Reviewing legal, compliance, and risk management matters with management; and

•	Overseeing the policy and procedures regarding the receipt, retention, and treatment of complaints concerning accounting, internal accounting controls, and auditing matters.

Membership and Meetings.    Under its charter, the AEC must have a minimum of three members. No AEC member may serve on the audit committee of more than two other public companies. Each member of the AEC is independent, as independence for audit committee members is defined by NYSE and SEC rules, as discussed below under “Director Independence.” The Board has determined, in its business judgment, that each current member of the AEC (John D. Baker II, Lloyd H. Dean, Enrique Hernandez, Jr., Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, and Susan G. Swenson) is financially literate as required by NYSE rules, and that each member qualifies as an “audit committee financial expert” as defined by SEC regulations.

The AEC holds at least seven regular meetings a year, and may call special meetings. In 2010, the AEC met nine times. As permitted by its charter, the AEC has delegated pre-approval authority for audit and permissible non-audit services to each of three designated AEC members for time-sensitive engagements. See also “Item 4—Appointment of Independent Auditors—Audit and Examination Committee Pre-Approval Policies and Procedures” and “—Audit and Examination Committee Report.”

Corporate Responsibility Committee

Authority and Responsibilities.    The purpose of the Corporate Responsibility Committee (CRC) is to:

•	Oversee the Company’s policies, programs, and strategies regarding social responsibility matters of significance to the Company and the public at large;

•	Monitor the Company’s reputation and relationships with external stakeholders regarding significant social responsibility matters; and

•	Advise the Board and management on strategies that affect the Company’s role and reputation as a socially responsible organization.

Within this broad framework, the CRC is responsible for, among other things:

•

Overseeing the Company’s community development and reinvestment activities and performance, and discussing policies and reputational issues relating to the Company’s fair and responsible mortgage and other consumer lending;

•	Overseeing the Company’s government relations, public advocacy, charitable giving, environmental, and human rights policies and programs; and

•

Monitoring the Company’s reputation and state of the Company’s relationships with external stakeholders (including customers) regarding significant social responsibility matters, how those stakeholders view the Company and the issues and concerns raised by them.

Membership and Meetings.    Under its charter, the CRC must have a minimum of three members. The CRC will hold at least three regular meetings a year, and may call special meetings. The CRC was first established as a separate Board committee on January 1, 2011, and held its first meeting on January 24, 2011. Prior to establishment of the CRC, the Governance and Nominating Committee had authority and responsibilities similar to the CRC.

Credit Committee

Authority and Responsibilities.    The purpose of the Credit Committee is to:

•	Review the quality of, and the trends affecting our credit portfolio;

•	Oversee the effectiveness and administration of credit-related policies;

•	Review the adequacy of the allowance for credit losses;

•	Provide oversight and guidance to the Board regarding the credit-related aspects of implementing the Basel II Capital Accord; and

•	Oversee reputation risk related to the Credit Committee’s responsibilities described in its charter.

Within this broad framework, the Credit Committee is responsible for, among other things:

•	Monitoring the performance and quality of our credit portfolio;

•	Overseeing the administration and effectiveness of, and compliance with our credit policies; and

•	Reviewing and approving credit-related activities that are required by law or regulation to be approved by the Board.

Membership and Meetings.    Under its charter, the Credit Committee must have a minimum of three members. The Credit Committee holds at least three regular meetings a year, and may call special meetings. In 2010, the Credit Committee met four times.

Finance Committee

Authority and Responsibilities.    The purpose of the Finance Committee is to:

•	Oversee the administration and effectiveness of financial risk management policies and processes;

•	Oversee the administration and effectiveness of the Company’s capital management policy;

•	Review financial strategies for achieving financial objectives;

•	Review financial performance results; and

•	Oversee reputation risk related to the Finance Committee’s responsibilities described in its charter.

Within this broad framework, the Finance Committee is responsible for, among other things:

•	Reviewing and approving our financial risk management policies used to assess and manage market risk, interest rate risk, liquidity risk and investment risk;

•	Reviewing and approving our annual capital plan, capital adequacy assessment and forecasting processes, and compliance with regulatory capital guidance;

•	Reviewing and recommending to the Board the declaration of dividends with respect to our common stock; and

•	Reviewing information regarding our outstanding debt and other securities issuances and recommending financings to the Board.

Membership and Meetings.    Under its charter, the Finance Committee must have a minimum of three members. The Finance Committee holds at least three regular meetings a year, and may call special meetings. In 2010, the Finance Committee met three times.

Governance and Nominating Committee

Authority and Responsibilities.    The purpose of the Governance and Nominating Committee (GNC) is to:

•	Assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for director and director nominees for each committee;

•	Recommend to the Board changes to our Corporate Governance Guidelines;

•	Oversee an annual review of the Board’s performance;

•	Recommend to the Board a determination of each non-employee director’s “independence” under applicable rules and guidelines;

•	Review from time to time director compensation and recommend any changes for approval by the Board;

•	Oversee the Company’s engagement with stockholders and other interested parties concerning governance and other related matters; and

•	Oversee reputation risk related to the GNC’s responsibilities described in its charter.

Within this broad framework, the GNC is responsible for, among other things:

•	Determining whether an individual meets the Board-approved minimum qualifications for Board membership and recommending to the Board nominees for director;

•	Reviewing and making recommendations to the Board regarding the size of the Board and matters relating to retirement of Board members;

•	Considering any offer to resign from a Board member and recommending to the Board the action to be taken on the tendered resignation;

•	Working with the Board’s other committees on the Company’s engagement with stockholders and other interested parties regarding matters subject to the oversight of such other committees; and

•	Annually reviewing and assessing the adequacy of our Corporate Governance Guidelines and recommending changes, if any, to the Board.

Information about the GNC’s process and procedures for establishing director compensation appears below under “Director Compensation.”

Membership and Meetings.    Under its charter, the GNC must have a minimum of three members. Each member of the GNC is independent, as independence is defined by NYSE rules, as discussed below under “Director Independence.” The GNC holds at least two regular meetings a year, and may call special meetings. In 2010, the GNC met three times.

Human Resources Committee

Authority and Responsibilities.    The purpose of the Human Resources Committee (HRC) is to:

•	Discharge the Board’s responsibilities relating to the Company’s overall compensation strategy and the compensation of our executive officers;

•	Prepare the Compensation Committee Report on our CD&A for inclusion in our annual proxy statement;

•	Evaluate our CEO’s performance;

•	Oversee talent management and results of succession planning and diversity initiatives;

•	Evaluate and approve the compensation plans, policies, and programs applicable to our executive officers;

•

Oversee implementation of risk-balancing and risk management methodologies for incentive compensation plans and programs for senior executives and employees in positions to expose the Company to material risk; and

•	Oversee reputation risk related to the HRC’s responsibilities.

Within this broad framework, the HRC is responsible for, among other things:

•

Establishing, in consultation with senior management, the Company’s overall incentive compensation strategy and overseeing the Company’s incentive compensation practices, including reviewing and monitoring risk-balancing and implementation and effectiveness of risk management methodologies relating to incentive compensation plans and programs for senior executives and employees in positions to expose the Company to material risk;

•

Reviewing and approving benefit, compensation, and perquisite plans and arrangements applicable to executive officers of the Company, including a review of such plans to help ensure the plans do not encourage executive officers to take excessive risks;

•	Reviewing, evaluating , and approving:

➢	For our CEO:

■	goals and objectives for CEO compensation; and

■	the CEO’s performance and compensation in light of the achievement of these goals.

➢	For our other executive officers:

■	annual base salaries, annual incentive opportunities and awards, any employment agreements, severance arrangements and change-in-control agreements, and any special or supplemental benefits;

■	stock option grants and other equity awards under the LTICP; and

■	benefits, compensation, and perquisite plans and arrangements;

•	Overseeing actions taken by the Company regarding stockholder approval of executive compensation matters, including advisory votes on executive compensation; and

•

Reviewing stockholder proposals related to compensation matters and working with the GNC to determine the appropriate level of the Company’s engagement with stockholders and other interested parties concerning executive compensation and other matters subject to HRC oversight.

The HRC’s process and procedures for establishing compensation for named executives is discussed in the CD&A below.

Membership and Meetings.    Under its charter, the HRC must have a minimum of three members. All HRC members must meet the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act and be an independent director under NYSE rules. The Board has determined that each current HRC member is independent under these rules, as discussed below under “Director Independence.” The HRC holds at least three regular meetings a year, and may call special meetings. In 2010, the HRC met six times.

Risk Committee

Authority and Responsibilities.    The purpose of the Risk Committee is to:

•

Oversee the Company’s enterprise-wide risk management framework, including the strategies, policies, procedures, and systems, established by management to identify, assess, measure, and manage the major risks facing the Company;

•	Assist the Board and its other committees that oversee specific risk-related issues and serve as a resource to management by overseeing risk across the entire Company and across all risk types; and

•	Enhance the Board’s and management’s understanding of the Company’s overall risk appetite and enterprise-wide risk management activities and effectiveness.

Within this broad framework, the Risk Committee is responsible for, among other things:

•

Reviewing and discussing management’s assessment of the Company’s aggregate enterprise-wide risk profile and the alignment of the Company’s risk profile with the Company’s strategic plan, goals and objectives;

•	Reviewing and recommending to the Board the articulation and establishment of the Company’s overall risk tolerance and risk appetite; and

•	Overseeing the strategies, policies, procedures, and systems established by management to identify, assess, measure, and manage the major risks facing the Company, which may include an overview of the Company’s credit risk, operational risk, compliance risk, interest rate risk, liquidity risk, investment risk, funding risk, market risk, reputation risk, and emerging and other risks, as well as management’s capital management, planning and assessment processes.

Membership and Meetings.    Under its charter, the Risk Committee must have a minimum of three members. Each member of the Risk Committee is independent, as independence is defined by NYSE rules, as discussed below under “Director Independence.” The Risk Committee will hold at least three regular meetings a year, and may call special meetings. The Risk Committee was first established as a Board committee on January 1, 2011, and held its first meeting on January 24, 2011.

HRC and GNC Use of Compensation Consultant

The HRC and GNC, similar to other Board committees, are authorized to obtain advice and assistance from legal, accounting, or other advisors at our expense without prior permission of management or the Board. The HRC and GNC use a consultant to assist in the evaluation of executive compensation and non-employee director compensation, respectively. Under its charter, the HRC has sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive compensation, replace the consultant or hire additional consultants at any time, and approve the consultant’s fees and other retention terms. The HRC and GNC charters may be viewed on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

The HRC and GNC have hired Cook & Co., a nationally recognized executive compensation consulting firm, to provide independent advice on matters related to executive and non-employee director compensation. Unlike many other executive compensation consulting firms that provide a diverse array of compensation, benefits and human resources related consulting services, the business of Cook & Co. is limited to providing independent executive compensation consulting services to its clients. It does not provide any other management or human resources related services. It is 100% owned by its senior consultants and has no outside equity or reciprocal financial relationships.

The HRC’s and GNC’s agreement with Cook & Co. provides that Cook & Co. works directly on behalf of the HRC and GNC, as the case may be, and prohibits Cook & Co. from performing other services for the Company without the prior consent of the Chair of the HRC or GNC. To ensure the independence of any consultant retained by the HRC, the HRC charter requires the HRC to pre-approve all services performed by any executive compensation consultant used by the HRC other than services performed for the GNC relating to non-employee director compensation.

Cook & Co. compiles compensation data for the financial services companies the HRC considers our Labor Market Peer Group from time to time, and reviews with the HRC the Company’s executive compensation programs generally and in comparison to those of the Labor Market Peer Group. Cook & Co. also advises the HRC on the reasonableness of compensation levels in comparison with those of the Labor Market Peer Group, and on the appropriateness of the compensation program structure in supporting the Company’s business objectives. Cook & Co. provides services to the GNC with respect to non-employee director compensation similar to those it provides to the HRC with respect to executive compensation. The HRC annually reviews the services performed by and the fees paid to Cook & Co. The total amount of fees the Company paid Cook & Co. in 2010 was $228,384, which included the fees paid for services provided as the independent compensation consultant to the HRC and GNC, reimbursement of Cook & Co.’s reasonable travel and business expenses, and a fee of less than $5,000 for a survey of long-term incentives which is used for benchmarking for other positions throughout the Company.

Compensation Committee Interlocks and Insider Participation

John S. Chen, Susan E. Engel, Donald M. James, Richard D. McCormick, Mackey J. McDonald, and Stephen W. Sanger served as members of the HRC in 2010. Donald B. Rice also served on the HRC prior to his retirement as a director in April 2010. During 2010, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2010 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under “Related Person Transactions,” all HRC members had banking or financial services transactions in the ordinary course of business with our banking and other lending subsidiaries, and Mr. Rice has a family member who is employed by the Company and earned more than $120,000 in 2010.

Other Matters Relating to Directors

Susan E. Engel, one of our directors, served as chairwoman and chief executive officer of Lenox Group Inc., a tabletop, giftware and collectibles company, from November 1996 until she retired in January 2007. In November 2008 Lenox Group filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of New York. Susan G. Swenson, one of our directors, served as a director and as president and chief operating officer of Leap Wireless International, Inc., a wireless communications provider, from July 1999 to January 2004. In April 2003 Leap Wireless filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the Southern District of California, and in August 2004 Leap Wireless completed its financial restructuring and emerged from Chapter 11. She also served as chief operating officer of Amp’d Mobile, Inc., a mobile technology provider, from October 2006 until July 2007. In June 2007 Amp’d Mobile filed a voluntary petition for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware, and in July 2007 Amp’d Mobile ceased operations and thereafter sold its assets.

Director Compensation

The table below provides information on 2010 compensation for our non-employee directors. Mr. Stumpf is an employee director and does not receive separate compensation for his Board service. Information on Mr. Stumpf’s 2010 compensation is included in the Summary Compensation Table. The Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Additional information on director compensation follows the table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John D. Baker II	119,000	70,006	106,661	—	—	—	295,667
John S. Chen	99,000	70,006	106,661	—	—	—	275,667
Lloyd H. Dean	121,000	70,006	106,661	—	—	—	297,667
Susan E. Engel	117,000	70,006	106,661	—	—	—	293,667
Enrique Hernandez, Jr.	128,000	70,006	106,661	—	—	—	304,667
Donald M. James	109,000	70,006	106,661	—	—	—	285,667
Richard D. McCormick	107,000	70,006	106,661	—	—	—	283,667
Mackey J. McDonald	105,000	70,006	106,661	—	—	—	281,667
Cynthia H. Milligan	138,000	70,006	119,095	—	—	—	327,101
Nicholas G. Moore	151,000	70,006	106,661	—	—	—	327,667
Philip J. Quigley	160,000	70,006	118,833	—	—	—	348,839
Donald B. Rice(4)	41,000	—	—	—	—	—	41,000
Judith M. Runstad	105,000	70,006	118,913	—	—	—	293,919
Stephen W. Sanger	129,000	70,006	106,661	—	—	—	305,667
Robert K. Steel(5)	63,750	70,006	106,661	—	—	—	240,417
Susan G. Swenson	113,000	70,006	194,211	—	—	—	377,217

(1)	Includes fees earned in 2010 but paid in 2011 and fees earned in 2010 but deferred at the election of the director (see “Deferral Program” below). The following table categorizes cash compensation earned by our non-employee directors in 2010.

Component	Amount
Annual Cash Retainer	$75,000
Annual Lead Director Fee	30,000
Annual AEC Chair Fee	30,000
Annual Credit Committee Chair Fee	15,000
Annual Finance Committee Chair Fee	15,000
Annual GNC Chair Fee	15,000
Annual HRC Chair Fee	20,000
Regular or Special Board or Committee Meeting Fee	2,000

(2)	On April 27, 2010, we granted 2,207 shares of our common stock to each non-employee director elected at the 2010 annual meeting of stockholders. The total grant date fair value of this award was $70,006, based on the NYSE closing price of our common stock on the grant date of $31.72. See “Equity Compensation” below for more information about the stock awards to non-employee directors.

(3)	On April 27, 2010, we granted to each non-employee director elected at the 2010 annual meeting of stockholders an option to purchase 7,570 shares of our common stock at an exercise price per share of $31.72, the NYSE closing price of our common stock on the grant date. The total grant date fair value of this award was $106,661, based on a fair value of $14.09 per option share using a Black-Scholes valuation model reflecting the following key assumptions: an expected option term of 4.60 years, expected stock price volatility of 56.43%, a projected annual dividend rate of $0.20 and a risk-free interest rate of 2.28%. For Mses. Milligan, Runstad and Swenson and Mr. Quigley, the value of their 2010 option awards also reflects “reload” options to purchase, respectively, 2,467 shares of our common stock at an exercise price per share of $30.41, 2,431 shares of our common stock at an exercise price per share of $30.86, 17,371 shares of our common stock at an exercise price per share of $30.29, and 2,415 shares of our common stock at an exercise price per share of $31.06. These reload options were automatically granted to Mses. Milligan, Runstad and Swenson and Mr. Quigley upon exercise of original options granted to them prior to September 28, 2004 which included the reload feature. The total grant date fair value of the reload options granted to Mses. Milligan, Runstad and Swenson and Mr. Quigley was $12,434, $12,252, $87,550 and $12,172, respectively, based on a fair value of $5.04 per option share using a Black-Scholes valuation model reflecting the following key assumptions: an expected option term of 0.99 year, expected stock price volatility of 42.74%, a projected annual dividend rate of $0.20 and a risk-free interest rate of 0.40%. For more information about the valuation model used to calculate the grant date fair value of stock options, refer to “Note 18 (Common Stock and Stock Plans)” to our 2010 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC. See “Equity Compensation” below for more information about the option grants to non-employee directors, including grants of reload options.

The table below shows, for each non-employee director, the aggregate number of shares of our common stock underlying unexercised options at December 31, 2010. Except for the annual option grant on April 27, 2010, which vests on the first anniversary of the grant date, all options were fully exercisable at December 31, 2010.

Name	Number of Securities Underlying Unexercised Options
John D. Baker II	22,570
John S. Chen	41,289
Lloyd H. Dean	50,704
Susan E. Engel	81,908
Enrique Hernandez, Jr.	71,504
Donald M. James	23,101
Richard D. McCormick	75,290
Mackey J. McDonald	22,570
Cynthia H. Milligan	81,908
Nicholas G. Moore	45,602
Philip J. Quigley	81,908
Judith M. Runstad	81,908
Stephen W. Sanger	66,792
Susan G. Swenson	77,393

(4)	Mr. Rice retired as a director effective at the 2010 annual meeting of stockholders.

(5)	Mr. Steel resigned as a director effective July 31, 2010.

Determination of Director Compensation.    The GNC reviews the individual components and total amount of director compensation at least annually and may recommend changes in director compensation to the Board for its approval more or less frequently based on, among other factors, competitive pay data for non-employee directors of the financial services companies in the Company’s Labor Market Peer Group. The GNC uses the same Labor Market Peer Group for this purpose as used by the HRC to determine competitive pay for named executives (see “Compensation Program Governance—Peer Group Analysis” in the CD&A below). As discussed above under “HRC and GNC Use of Compensation Consultant,” the GNC has retained Cook & Co. to act as its independent compensation consultant. Effective January 1, 2011, upon the recommendation of the GNC, the Board increased to $25,000 the annual fee paid to the chair of each standing Board committee other than the AEC, which remained at $30,000; set at $25,000 the annual fee paid to the chairs of the CRC and Risk Committee, which were formed effective January 1, 2011; eliminated the annual stock option grant; and increased the value of the annual stock award to $140,000.

Equity Compensation.    Each non-employee director elected at the Company’s annual meeting of stockholders held on April 27, 2010 received, as of that date, under the LTICP, a common stock award and an option grant. The number of shares subject to the common stock award was determined by dividing the award value of $70,000 by the NYSE closing price of our common stock on the grant date, rounded up to the nearest whole share. The number of shares of common stock subject to the option grant was determined by dividing the award value of $60,000 by 25% of the NYSE closing price of our common stock on the grant date, rounded up to the nearest even 10 shares. The exercise price per share of the option grant was the NYSE closing price of our common stock on the grant date.

The stock awards vested in full on the grant date. The option grants vest in full one year from the grant date, consistent with the general minimum vesting period for option grants under the LTICP. The options will remain exercisable for 10 years from the grant date, unless earlier terminated in accordance with their terms. Directors who exercise an option granted before September 28, 2004 by delivering shares of previously owned common stock or shares purchased in the open market will receive a reload option to purchase the same number of whole shares of common stock, at the NYSE closing price per share of our common stock on the date the reload option is granted, as were delivered to pay the option exercise price. A reload option is exercisable immediately through the remaining term of the original option. No reload stock options will be granted with respect to an option granted on or after September 28, 2004.

Deferral Program.    A non-employee director may defer all or part of his or her cash compensation and stock awards. Cash compensation may be deferred into either an interest-bearing account or common stock units with dividends reinvested. The interest rate paid in 2010 on interest-bearing accounts was 3.26%. Stock awards may be deferred only into common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments as elected by the director.

Stock Ownership Guidelines.    Within five years after joining the Board, non-employee directors are expected to own shares of our common stock having a value equal to five times the cash portion of the annual retainer. Each director exceeds this ownership requirement.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. The Board has adopted Corporate Governance Guidelines to provide the framework for the governance of the Board and the Company. These Guidelines set forth, among other matters, Board membership criteria, director retirement and resignation policies, our Director Independence Standards, information about the committees of the Board, and information about other policies and procedures of the Board, including management succession planning, the Board’s leadership structure and the responsibilities of the Lead Director.

The Board has also adopted a Director Code of Ethics, which states our policy and standards for ethical conduct by our directors and our expectation that directors will act in a manner that serves the best interests of the Company. We also expect all of our team members to adhere to the highest possible standards of ethics and business conduct with other team members, customers, stockholders, and the communities we serve and to comply with all applicable laws, rules, and regulations that govern our businesses. Accordingly, we have had in effect for over 100 years a code of ethics for all team members.

Stockholders and other interested persons may view our Corporate Governance Guidelines and our Codes of Ethics on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

Director Election Standard

Our By-Laws provide that directors will be elected using a majority vote standard in an uncontested director election (i.e., an election where the only nominees are those recommended by the Board, such as at this meeting). Under this standard, a nominee for director will be elected to the Board if the votes cast for the nominee exceed the votes cast against the nominee. However, directors will be elected by a plurality of the votes cast in a contested election.

Our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to fill Board vacancies only those candidates who have tendered or agreed to tender an advance, irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this proxy statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the annual meeting and the Board accepts his or her resignation.

Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and recommend to the Board whether or not to accept such resignation. The GNC, in deciding what action to recommend, and the Board, in deciding what action to take, may consider any factors they deem relevant. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or the Board regarding such resignation. If the Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. The Board will publicly disclose its decision on the resignation within 90 days after certification of the voting results.

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the directors on the Board, and all members of the AEC, GNC, HRC, and Risk Committee must be independent under applicable independence standards. Each year the Board affirmatively determines the independence of each director and each nominee for election as a director. Under NYSE rules, in order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). To assist the Board in making its independence determinations, the Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines, which are available on our website at https://www.wellsfargo.com/about/corporate/corporate_governance. These Director Independence Standards, which are described below, consist of the NYSE’s “bright line” standards of independence and the Board’s categorical standards of independence.

Based on the Director Independence Standards and the NYSE rules, including applicable SEC rules, the Board considered information in January 2011 regarding banking and financial services, commercial, charitable, familial, and other ordinary course, non-preferential relationships between each director, his or her respective immediate family members, and/or certain entities affiliated with such directors and immediate family members, on the one hand, and the Company, on the other, to determine the director’s independence from management of the Company. After reviewing the information presented to it and considering the recommendation of the GNC, the Board determined that, except for John G. Stumpf, who is a Wells Fargo employee, all current directors and director nominees (John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, and Susan G. Swenson) are independent under the Director Independence Standards and NYSE rules, including applicable SEC rules. The Board determined, therefore, that 13 of the Board’s 14 director nominees are independent. Donald B. Rice, a former director, was an independent director prior to his retirement from the Board in April 2010, and Robert K. Steel, a former director, was an independent director prior to his resignation from the Board in July 2010.

Generally, under the NYSE “bright line” standards of independence and our Director Independence Standards, a director is not independent if the director:

•	Is, or has been within the past three years, an employee of the Company or if an immediate family member is, or has been within the past three years, an executive officer of the Company;

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Received more than $120,000 in direct compensation from the Company other than director’s fees and pension and other forms of deferred compensation for prior service, or an immediate family member received more than $120,000 in direct compensation from the Company other than compensation for service as a non-executive employee, during any 12-month period within the past three years;

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Is a current partner or employee of the Company’s internal or external auditor, or an immediate family member is a current partner of the Company’s internal or external auditor or is a current employee of such firm who personally works on the Company’s audit;

•	Was, or an immediate family member was, within the past three years a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit during that time;

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Is, or an immediate family member is, or either has been, within the last three years, employed as an executive officer of another company which had one of our present executive officers serving at the same time on the compensation committee of its board of directors; or

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Is a current employee, or an immediate family member is a current executive officer of another company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues.

Under the Board-adopted categorical standards of independence, the Board has considered and determined that the following types of relationships between a director, his or her immediate family members and/or certain entities affiliated with a director and his or her immediate family members, on the one hand, and the Company, on the other, are not material relationships for purposes of determining whether a director is independent:

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A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, complies with applicable banking laws, and, to the extent applicable, if such relationship, transaction or arrangement is with an entity where the director is an employee or an immediate family member is an executive officer, the payments to, or payments received from, the Company for such banking or financial services are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

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A business relationship, transaction, or arrangement involving property or non-financial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices), if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

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A relationship, transaction or arrangement with an entity that is providing legal services to the Company, if neither the director nor the immediate family member performs the services to the Company and such relationship, transaction or arrangement is otherwise immaterial under the Board’s categorical standards;

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Contributions made by the Company or a Company-sponsored charitable foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

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Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

•	Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member,

a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

In connection with making its independence determinations, in addition to those relationships with some of our directors described under “Related Person Transactions,” the Board considered under the Director Independence Standards the following relationships and transactions in which the Board determined that neither the director nor, to the extent applicable, his or her immediate family member had a direct or indirect material interest:

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The Company’s banking and other lending subsidiaries had ordinary course banking and financial services relationships in 2010 with all of our directors, as well as some of their immediate family members and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and none of which involved more than the normal risk of collectability or presented other unfavorable features;

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Mr. McDonald’s son-in-law became employed with the Company’s external auditor in mid-2010 as a staff member in the firm’s valuation practice. The family member is not a partner of the firm and has not and will not personally perform any audit or other services for the Company;

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Mr. Chen and Ms. Swenson are both chief executive officers of computer software companies and the Company purchased software and other related products and services from these companies and/or their affiliates in the ordinary course of business in 2010;

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The Company or a Company-sponsored charitable foundation made charitable contributions in 2010 to tax-exempt organizations on which Mr. Dean serves as an executive officer or board chair, and on which Mr. Baker, Mr. Chen, and Mr. McDonald serve as a board or trustee chair, which involved contributions to each of such organizations of significantly less than $1 million; and

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Mr. Rice, a former director, has an immediate family member employed with the Company, and Mr. Steel, a former director, has an immediate family member who is a partner at a law firm that provided legal services to the Company in the ordinary course of business in 2010. The Board also considered in 2010 that Mr. Steel was formerly employed as chief executive officer and president of Wachovia prior to the Company’s acquisition of Wachovia.

The Board determined that each of the foregoing relationships, as well as those relationships with some of our directors described under “Related Person Transactions,” satisfied the NYSE “bright line” independence standards and was immaterial under the Board’s Director Independence Standards, including the categorical standards of independence.

Board Leadership Structure and Lead Director

As noted in the Corporate Governance Guidelines, the Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. At this time, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Stumpf serving as Chairman and CEO. The Board believes that combining the Chairman and CEO positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Stumpf’s extensive experience and knowledge regarding the Company and provides for the most efficient leadership of our Board and Company. The Company is a large, complex financial institution and Mr. Stumpf, with over 29 years of experience at Wells Fargo, including over five years as President, has the knowledge, expertise, and experience to understand and clearly articulate to the Board the opportunities and risks facing the Company, as well as the leadership and management skills to promote and execute the Company’s values and strategy. The Board believes that Mr. Stumpf, rather than an outside director, is in the best position, as Chairman and CEO, to lead Board discussions regarding the Company’s business and strategy and to help the Board respond quickly and effectively to the many business, market, and regulatory challenges resulting from the rapidly changing financial services industry. Mr. Stumpf’s service as Chairman also provides clarity of leadership for the Company and more effectively allows the Company to present its vision and strategy in a unified voice.

Although the Board believes that it is more effective to have one person serve as the Company’s Chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (13 of the 14 director nominees are independent under NYSE rules and the Director Independence Standards) and independent Board committees, since 2009 the Board has appointed a Lead Director who performs the duties and responsibilities described below. Our Corporate Governance Guidelines provide that each year a majority of the independent directors will appoint a Lead Director, and in January 2011, the independent directors appointed Philip J. Quigley to continue to serve as the Board’s Lead Director and further modified and expanded the duties and responsibilities of the Lead Director to, among other things, clarify that the Lead Director approves Board meeting agendas and schedules. The duties and responsibilities of the Lead Director are described in the Corporate Governance Guidelines and include the following:

•	Following consultation with the Chairman and CEO and other directors, approving Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items;

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Calling special meetings or executive sessions of the Board and calling and presiding at executive sessions or meetings of non-management or independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

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Facilitating communication between the Board and senior management, including advising the Chairman and CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and stockholders and being available for consultation and direct communication with major stockholders;

•	Acting as a “sounding board” and advisor to the Chairman and CEO;

•	Contributing to the performance review of the Chairman and CEO; and

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

The Board believes that its Lead Director structure including the duties and responsibilities described above provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. Mr. Quigley is actively engaged as Lead Director and works closely with the Chairman and CEO on Board matters. Mr. Quigley is located in San Francisco, the Company’s headquarters, and frequently interacts in person and over the telephone with Mr. Stumpf and other members of management to provide his perspective on important issues facing the Company, as well as discusses Board agenda items and priorities. Mr. Quigley also frequently communicates with the chairs of the Board’s other committees and with the other independent directors both inside and outside of the Board’s normal meeting schedule to discuss Board and Company issues as they arise. In 2010, Mr. Quigley initiated and participated in the Company’s investor outreach program where, together with members of senior management, he met with many of the Company’s major stockholders to discuss corporate governance and other related issues important to our stockholders. The Board believes that these and the other activities of the Lead Director serve to enhance the independent leadership of the Board and complement Mr. Stumpf’s separate role as Chairman and CEO.

The Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through its seven standing committees, including its recently established Risk Committee, all of which report to the whole Board and are comprised solely of independent directors. In addition, the whole Board periodically receives reports and information about the Company’s enterprise risk management activities directly from management, including the Company’s Chief Risk Officer.

As described under “Committees of the Board,” each of the Board’s committees is responsible for oversight of specific risks as outlined in each of their charters. For example, the Credit Committee’s risk oversight responsibilities include oversight of the annual credit plan and lending policies, credit trends, the allowance for credit loss policy, and high risk portfolios and concentrations. The risk oversight responsibilities of the Finance Committee include oversight of market, interest rate, and liquidity and funding risks, as well as equity exposure and fixed income investments. In addition to overseeing matters relating to the Company’s internal controls over financial reporting and financial statements, as well as risk assessment and management policies, the AEC’s risk oversight responsibilities include legal and regulatory compliance risk, operational risks covered by certain corporate risk management programs, and the Company’s operational risk profile. The HRC oversees risks relating to compensation practices, and the CRC and GNC also oversee various specific risks, including, in the case of the CRC, risks associated with social responsibility issues and, in the case of the GNC, risks relating to compliance with corporate governance matters. Each of these committees also is responsible for overseeing reputation risk related to its specific responsibilities and duties set forth in its charter.

In January 2011, the Board established the Risk Committee to provide oversight of the Company’s overall enterprise-wide risk management framework. The Risk Committee does not duplicate the risk oversight efforts of the Board’s other committees, but rather was established by the Board to help ensure end-to-end ownership of oversight of all risk issues in one Board committee and enhance the Board’s and management’s understanding of the Company’s aggregate enterprise-wide risk profile. The Risk Committee assists the Board and its other committees that oversee the specific risk-related issues described above by, among other things, overseeing risk across the entire Company and across all risk types and by reviewing and recommending to the Board the articulation and establishment of the Company’s overall risk tolerance and risk appetite. To facilitate discussion and communication about enterprise-wide risk matters and avoid unnecessary duplication, the Risk Committee’s members consist of the chairs of each of the Board’s other committees, and all of these directors are members of more than one committee, which also helps foster cross-committee communication regarding risk issues. In addition, the Lead Director, who is a member of the Risk Committee, works with the other committee chairs to ensure coordinated coverage of Board responsibilities and frequently communicates with Board members, including the Chairman and CEO, regarding risk and other matters.

The Board and each Board committee and its chair work closely with management in overseeing risk, and each Board committee receives reports and information regarding risk issues directly from management and, in some cases, management committees. These include the Company’s Operating Committee, which consists of the Company’s senior executives who report to the Chairman and CEO and who meet weekly to, among other things, discuss strategic, operational and risk issues at the enterprise level, and the Enterprise Risk Management Committee, which is chaired by the Company’s chief operational risk officer and includes other senior executives responsible for managing risk across the Company. Management’s corporate risk organization is headed by the Company’s Chief Risk Officer who, among other things, oversees the Company’s operational, market and credit risks. The Chief Risk Officer works closely with the Board’s Risk and Credit Committees and, along with other members of management, frequently provides reports to these and other Board committees and updates the committee chairs and other Board members on risk issues outside of regular committee meetings, as appropriate. The full Board receives reports at each of its meetings from the committee chairs about committee activities, including risk oversight matters, and receives a quarterly report from the Enterprise Risk Management Committee regarding current or emerging risk issues.

The Board believes that its Board leadership structure has the effect of enhancing the Board’s risk oversight function because of the Lead Director’s and Chairman’s direct involvement in risk oversight matters and their strong efforts to increase open communication regarding risk issues among Board members and the Board’s committees. The Board also believes that Mr. Stumpf’s knowledge of the Company’s businesses and risks significantly contributes to the Board’s understanding and appreciation of risk issues.

Risk Management and Compensation Practices

The Board amended the HRC’s charter to enhance the HRC’s oversight responsibilities of the Company’s incentive compensation practices, including reviewing and monitoring risk-balancing and implementation and effectiveness of risk management methodologies relating to incentive compensation plans and programs for senior executives and employees whose activities, individually or as a group, may expose the Company to material risk (“Covered Employees” as such term is defined in the Federal Reserve’s regulatory initiative on incentive compensation paid by bank holding companies). Many of the compensation risk management policies that apply to the Company’s named executives discussed in the CD&A (see “Compensation Program Governance—Risk Management”) and other senior executives apply equally to the Covered Employees, including

•	an emphasis on overall Company performance in compensation decisions;

•	the existence of robust compliance, internal control, disclosure review, and reporting programs;

•	compensation recoupment or clawback policies that require executive officers to forfeit previously awarded compensation if the payments were based on materially inaccurate financial statements or other performance measures that are later proven to be materially inaccurate or the achievement of which were due to fraud or other misconduct;

•	our Code of Ethics and Business Conduct prohibition on, and right to discipline employees for, manipulating business goals or any form of gaming to enhance incentive compensation;

•	a prohibition on derivative and hedging transactions in Company stock; and

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the Company’s stock ownership guidelines, which require all executive officers to retain 50% of their after-tax profit shares upon exercise of options and 50% of after-tax shares upon vesting of Performance Share Awards or RSRs for a period of one year following retirement.

In addition, the HRC recently expanded the use of Performance Share awards to a broader group of management, and reaffirmed the Company’s directive to provide a portion of annual incentive compensation in long-term awards for the Company’s highest earners and to create standard performance objectives for the Company’s control function staff, to further provide safeguards that either prevent or discourage excessive risk-taking.

The HRC has also chartered an Incentive Compensation Steering Committee comprised of the Company’s senior risk and compliance executives to oversee implementation of the Company’s “Action Plan” in response to the Federal Reserve’s regulatory initiative on incentive compensation. The Action Plan calls for a 2+ year implementation process, and the Company is currently on track to timely meet its obligations and implementation schedule. The HRC has reviewed the Company’s progress with respect to the Action Plan, including measures taken to identify and review incentive compensation plans of the highest risk Covered Employees, and will continue to monitor the progress of the Action Plan.

In light of the policies and actions outlined or referred to above, the Company and the Board have not identified any risks arising from the Company’s compensation policies and practices for named executives and Covered Employees that are reasonably likely to have a material adverse effect on the Company.

Communications with Directors

Stockholders and other interested parties who wish to communicate with the Board, including the Lead Director or the non-management or independent directors as a group, may send either (i) an email to BoardCommunications@wellsfargo.com or (ii) a letter to Wells Fargo & Company, P.O. Box 63750, San Francisco, CA 94163. Additional information regarding the Board’s process for reviewing communications sent to the Board or its members is provided on our website at https://www.wellsfargo.com/about/corporate/corporate_governance.

Director Nomination Process and Board Diversity

The GNC is responsible for managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the GNC’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its stockholders. The GNC regularly reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, personal qualities and attributes, and various geographic and demographic communities represented by current members. The GNC also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may affect a director’s continued ability to serve.

The GNC identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman and CEO, and our contacts in the communities we serve. The GNC also has the authority to conduct a formal search using an outside search firm selected and engaged by the GNC to identify potential candidates. If the GNC identifies a potential new director nominee, it obtains publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the Board-approved minimum qualifications for director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent under our Director Independence Standards, which are described above under “Director Independence.”

The Board requires that all nominees for service as a director have the following minimum qualifications:

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A demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role (e.g., chief executive officer, managing partner, president) in a large or recognized organization or governmental entity;

•	Financial literacy or other professional or business experience relevant to an understanding of our businesses; and

•	A demonstrated ability to think and act independently, as well as the ability to work constructively in a collegial environment.

Candidates also must be individuals of the highest character and integrity. The GNC will determine, in its sole discretion after considering all factors it considers appropriate, whether a potential nominee meets these minimum qualifications and also considers the composition of the entire Board in view of the above qualifications and the other factors described below. If a candidate passes this initial review, the GNC will arrange an introductory meeting with the candidate and our Chairman and CEO, and the GNC Chair and/or another director to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the GNC, together with several members of the Board, our CEO, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate provides us additional information for use in determining whether the candidate satisfies the applicable requirements of our Corporate Governance Guidelines, Director Code of Ethics, and any other rule, regulation, or policy applicable to members of the Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the GNC then presents the candidate’s name for approval by the Board or for nomination for approval by the stockholders at the next stockholders meeting, as applicable.

Although the GNC does not have a separate policy specifically governing diversity, as described in the Corporate Governance Guidelines the GNC will consider, in identifying first-time candidates or nominees for director, or in evaluating individuals recommended by stockholders, the current composition of the Board in light of the diverse communities and geographies we serve and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members. The GNC incorporates this broad view of diversity into its director nomination process by taking into account all of the above factors when evaluating and recommending director nominees to serve on the Board to ensure that the Board’s composition as a whole appropriately reflects the current and anticipated needs of the Board and the Company. In implementing its practice of considering diversity, the GNC may place more emphasis on attracting or retaining director nominees with certain specific skills or experience, such as industry, regulatory or financial expertise, depending on the circumstances and the composition of the Board at the time. Gender, race and ethnic diversity also have been, and will continue to be, a priority for the GNC and the Board in its director nomination process because the GNC and the Board believe that it is essential that the composition of the Board appropriately reflects the diversity of the Company’s team members and the customers and communities they serve. The GNC believes that it has been successful in its past efforts to increase gender, race, and ethnic diversity on the Board, and of the 14 director nominees for election at the 2011 annual meeting, four nominees (29 percent) are women and three nominees (21 percent) are Asian, African-American or Hispanic. The GNC and the Board believe that the 14 nominees bring to the Board a variety of different backgrounds, skills, professional and industry experience, and other personal qualities, attributes, and viewpoints that contribute to the overall diversity of the Board. The GNC and the Board will continue to monitor the effectiveness of its practice of considering diversity through the GNC’s and Board’s self-evaluation process in which directors discuss and evaluate the composition and functioning of the Board and its committees.

The GNC will consider an individual recommended by one of our stockholders for nomination as a new director. In order for the GNC to consider a stockholder-proposed nominee for election as a director, the stockholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC #N9305-173, Wells Fargo Center, Sixth & Marquette, Minneapolis, Minnesota 55479. All such submissions must include the following information:

•	The stockholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•	Sufficient information about the nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Our Corporate Secretary will present all stockholder-proposed nominees to the GNC for its consideration. The GNC has the right to request, and the stockholder will be required to provide, any additional information with respect to the stockholder nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Succession Planning and Management Development

A primary responsibility of the Board is identifying and developing executive talent at the Company, especially the senior leaders of the Company and the CEO. Continuity of excellent leadership at all levels of the Company is part of the Board’s mandate for delivering superior performance to stockholders. Toward that goal, the executive talent development and succession planning process is integrated in the Board’s annual activities. Our Corporate Governance Guidelines require that our CEO and management annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development. The Corporate Governance Guidelines also require that the CEO and management provide the HRC and the Board with an assessment of persons considered potential successors to certain senior management positions at least once each year. The Board has assigned to the HRC, as set forth in its charter, the responsibility to oversee the Company’s talent management and succession planning process, including CEO succession planning.

Management and the Board take succession planning very seriously and while the Corporate Governance Guidelines require an annual review, the process for management development and succession planning occurs much more frequently and involves regular interaction between management, the HRC and the Board. Management regularly identifies high potential executives for additional responsibilities, new positions, promotions or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded, experienced, and discerning senior leaders. Identified individuals are often positioned to interact more frequently with the Board so that directors may gain familiarity with these executives.

As part of the annual Board process, the CEO and human resources executives collaborate with the HRC to prepare the succession and management development review. The HRC often requires additional information or planning from management in evaluating the succession and management development plans. The HRC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.

INFORMATION ABOUT RELATED PERSONS

Related Person Transactions

Lending and Other Ordinary Course Financial Services Transactions.    During 2010 all of our executive officers, all of our directors (including all HRC members), the only person we know of that beneficially owned more than 5% of our common stock on December 31, 2010, and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit and/or other banking or financial services transactions (such as deposit, trust, brokerage, investment advisory, investment banking, custody, transfer agent, or similar services) in the ordinary course of business with our banking and other lending subsidiaries. Except for the relocation loans to two of our executive officers as described below, all of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

Relocation Program.    Under our Relocation Program, as in effect prior to the July 30, 2002 revisions described below, executive officers who relocated at our request were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from Wells Fargo Home Mortgage

(WFHM) on the same terms as those available to our team members, which terms included waiver of the loan origination fee. Executive officers who relocated to a designated high cost area were eligible to receive from the Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period of not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The down payment loan must be repaid in full if the executive terminates employment with the Company or retires, or if the executive sells the home. Our Relocation Program was revised effective as of July 30, 2002 to eliminate these loan benefits for executive officers. Under the revised Relocation Program, any executive officer who received the mortgage interest subsidy and interest-free down payment loan benefit described above was allowed to continue to receive those benefits, but is not allowed to amend the terms of the loan to which these benefits relate.

We currently have interest-free loans outstanding under this Relocation Program to two of our executive officers. The following table provides information about these loans as of December 31, 2010:

Executive Officer	Original Loan Amount	Highest Principal Balance During 2010	12/31/10 Balance	Principal and Interest Paid During 2010	Interest Rate	Purpose
Richard D. Levy Executive Vice President and Controller	$325,000	$325,000	$325,000	$0	0%	Loan made before July 30, 2002 in connection with his relocation from New Jersey to California following his employment by the Company.

James M. Strother Executive Vice President and General Counsel	310,000	310,000	310,000	0	0	Loan made in connection with his relocation from Iowa to California after he assumed a new position with the Company and before he became an executive officer.

Transactions with Entities Affiliated with Directors.    Enrique Hernandez, Jr., one of our directors, is chairman, president, chief executive officer, and a director of Inter-Con Security Systems, Inc. Mr. Hernandez owns a 25.99% interest in Inter-Con. In 2010, Inter-Con provided guard services to certain of the Company’s stores under an agreement we entered into in 2005. Annual payments to Inter-Con under this contract did not exceed 1% of Inter-Con’s 2008, 2009, or 2010 consolidated gross revenues, and each year since 2006 the Board has determined that our relationship with Inter-Con does not impair Mr. Hernandez’s independence under our Director Independence Standards. In 2010, we paid Inter-Con approximately $2.2 million for services under this contract. We believe that these services were provided on terms at least as favorable as would have been available from other parties. The Company intends to continue its dealings with Inter-Con in the future on similar terms.

Family Relationships.    The Company employs family members of two of our directors and one of our executive officers. In addition, the Company employs a family member of Mr. Rice, who retired as a director in April 2010. These family members are adults who do not share the home of the current or former related director or executive officer, and the current or former related director or executive officer does not have a material interest in the employment relationship. As of the end of 2010, these individuals were four of more than approximately 272,200 team members. We established the compensation paid to each of these individuals in 2010 in accordance with our employment and compensation practices applicable to team members with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, these individuals also received employee benefits generally available to all of our team members.

Since 2004, the Company has employed Cynthia H. Milligan’s brother, James A. Hardin, as a private client advisor. In 2010, James Hardin received compensation of approximately $210,000. Mr. Hardin is not an executive officer of the Company and does not directly report to an executive officer of the Company. Ms. Milligan was unaware of her brother’s job discussions with the Company, and the Company was unaware of the family relationship with Ms. Milligan until after Mr. Hardin accepted the position.

Since 2006, the Company has employed Philip J. Quigley’s son, Scott P. Quigley, who is an institutional relationship manager in the Company’s Wholesale Banking group. In 2010, Scott Quigley received compensation of approximately $450,000. Scott Quigley is not an executive officer of the Company and does not directly report to an executive officer of the Company. Mr. Quigley was unaware of his son’s job discussions with the Company, and the Company was unaware of the family relationship with Mr. Quigley until after the job offer had been made.

Since 1992, the Company has employed Donald B. Rice’s son, Joseph J. Rice, in various lending positions. In November 2010, following Mr. Rice’s retirement as a director in April 2010, Joseph Rice was appointed Chief Credit Officer of the Company; he is not an executive officer of the Company. In 2010, Joseph Rice received compensation of approximately $615,000, including perquisites. In February 2010, we granted him 25,651 RSRs, which will convert to shares of common stock upon vesting. Joseph Rice joined the Company when his father was not serving as a director of the Company.

Since 1998, the Company has employed Mark C. Oman’s brother-in-law, Ty S. Fuerhoff, as a technology manager. In 2010, Ty Fuerhoff received compensation of approximately $238,000. In February 2010, we granted him 1,466 RSRs, which will convert to shares of common stock upon vesting. Mr. Fuerhoff is not an executive officer of the Company and does not directly report to an executive officer of the Company.

We regard each of the above team members as a highly educated, trained, and competent team member, and we believe these employment relationships are beneficial to the Company and its stockholders. We also believe that these employment relationships do not have any impact on or impair the independence of the related directors or their ability to represent your best interests. Nevertheless, in 2010, the Board, based on the recommendation of the GNC, agreed as a matter of policy to strongly discourage the Company’s employment of any additional immediate family members of directors.

Related Person Transaction Policy and Procedures

The Board has adopted a written policy and procedures for the review and approval or ratification of transactions between the Company and its related persons and/or their respective affiliated entities. We refer to this policy and procedures as our Related Person Policy. “Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Except as described below, the Related Person Policy requires either the GNC or AEC, depending upon the related person involved, to review and either approve or disapprove all transactions, arrangements or relationships in which:

•	The amount involved will, or may be expected to exceed $100,000 in any fiscal year;

•	The Company is, or will be a participant; and

•	A related person or an entity affiliated with a related person has, or will have a direct or indirect interest.

We refer to these transactions, arrangements, or relationships in the Related Person Policy as “Interested Transactions.” The Board, however, has determined that the GNC or AEC does not need to review or approve the following Interested Transactions even if the amount involved will exceed $100,000:

•

Lending transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;

•	Banking or financial services transactions with related persons or their affiliated entities made in the ordinary course of business on non-preferential terms;

•	Employment of an executive officer if his or her compensation is required to be reported in our proxy statement because he or she is a named executive officer;

•

Employment of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she was a “named executive officer” and the HRC approved (or recommended that the Board approve) such compensation;

•	Compensation paid to one of our directors if the compensation is required to be reported in our proxy statement;

•

Transactions with another entity at which a related person’s only relationship with that entity is as a non-executive officer or employee, director (other than chairman of the board), limited partner, or holder of less than 10% of that entity’s ownership interests, if such transactions are in the ordinary course of business, non-preferential, and the amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

Charitable contributions by the Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as a non-executive officer or employee or a director (other than chairman of the board), if the amount involved (excluding Company matching funds) does not exceed the lesser of $1 million or 2% of such organization’s consolidated gross revenues;

•	Transactions where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis; and

•

Transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such stockholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.

The GNC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the GNC which involve a director and/or his or her immediate family members or affiliated entities. The AEC approves, ratifies, or disapproves those Interested Transactions required to be reviewed by the AEC which involve our executive officers, holders of more than 5% of our common stock, and/or their respective immediate family members or affiliated entities. Under the Related Person Policy, if it is not feasible to get prior approval of an Interested Transaction, then the GNC or AEC, as applicable, will consider the Interested Transaction for ratification at a future committee meeting. When determining whether to approve or ratify an Interested Transaction, the GNC and AEC will consider all relevant material facts, such as whether the Interested Transaction is in the best interests of the Company, whether the Interested Transaction is on non-preferential terms, and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review, approval, or ratification of an Interested Transaction if that director, or his or her immediate family members or their affiliated entities are involved. The GNC or AEC annually reviews all ongoing Interested Transactions.

EXECUTIVE COMPENSATION

Compensation Committee Report

In its capacity as the compensation committee of the Board, the HRC has reviewed and discussed with management the CD&A below. Based on this review and these discussions, the HRC has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Members of the Human Resources Committee:

Stephen W. Sanger, Chair John S. Chen Susan E. Engel	Donald M. James Richard D. McCormick Mackey J. McDonald

Compensation Discussion and Analysis

Executive Summary

This CD&A describes our compensation philosophy and the 2010 compensation decisions for the five executive officers named in the Summary Compensation Table. These named executives are: John G. Stumpf, Chairman, President and CEO; Howard I. Atkins, former Senior Executive Vice President and CFO; David A. Hoyt, Senior Executive Vice President, Wholesale Banking; Mark C. Oman, Senior Executive Vice President, Home and Consumer Finance; and Carrie L. Tolstedt, Senior Executive Vice President, Community Banking. Mr. Atkins resigned as Chief Financial Officer on February 8, 2011 and will retire on August 6, 2011.

While our 2009 executive compensation was influenced by restrictions applicable to recipients of TARP CPP investments, the HRC’s 2010 executive compensation decisions reflect the four Compensation Principles that have historically guided its executive compensation deliberations:

•	paying for performance;

•	promoting a culture of risk management that avoids unnecessary or excessive risk taking;

•	attracting and retaining highly qualified executives with competitive pay; and

•	aligning executives’ interests with those of stockholders.

In setting the mix of total 2010 compensation for our named executives, the HRC sought to award a combination of compensation composed of a high percentage of performance-based pay, predominantly in long-term equity compensation. Among other things, the HRC took the following actions in 2010 which we believe met this objective and which concretely demonstrate our commitment to the Compensation Principles:

•	changed the mix of base salary and annual incentive award opportunities to reduce the focus on short-term financial performance by increasing salaries in relation to annual incentive opportunities;

➢	named executives’ base salaries are higher than pre-financial crisis levels but maximum annual incentive opportunities have been reduced significantly from pre-financial crisis levels;

➢	non-CEO named executives’ maximum annual incentive opportunities capped at 100% of base salary, and average actual award equaled 87% of base salary;

➢	CEO’s annual incentive award of 118% of base salary versus over 550% of base salary pre-financial crisis;

➢	portion of named executives’ annual incentive award paid in RSRs that vest over 3 years strengthens link between management’s and stockholders’ interests and enhances risk management;

➢

the HRC believes that non-deductibility of salaries in excess of IRC Section 162(m) limits was outweighed by the benefits to the Company and stockholders of achieving the appropriate compensation mixture;

•	changed the mix of total pay by increasing the proportion of long-term equity compensation at risk and decreasing the proportion of short-term incentive compensation;

•

granted long-term equity compensation in the form of Performance Shares that vest, if at all, only upon satisfaction of three-year financial performance criteria relative to peers rather than the passage of time;

•	granted an average of approximately 63% of total pay for named executives in the form of long-term performance-based compensation;

•

substantially reduced executive officer perquisites by eliminating programs that paid or reimbursed for club dues, automobiles, parking, financial consulting, relocation-related home purchase expenses and home security system expenses; and

•	continued applying strong compensation-related risk management practices, including

➢	robust stock ownership requirement including a commitment to hold until one year after retirement;

➢	paying a portion of 2010 annual incentive awards in RSRs;

➢	prohibitions on hedging or speculative trading in Company stock; and

➢	recoupment policies requiring forfeiture of previously awarded compensation if the payments were based on materially inaccurate financial information.

The following table illustrates how our Compensation Principles guided the HRC’s 2010 compensation actions.

	Pay for Performance	Risk Management	Attract and Retain Highly Qualified Executives with Competitive Pay	Align Executives’ Interests with Stockholders
Mix of Base Salary and Annual Incentive Opportunity	✓	✓	✓	✓
Mix of Total Pay Changed by Increasing Long-Term Comp-At-Risk and Decreasing Short-Term Incentive Comp	✓	✓	✓	✓
Granted Only Performance Share Awards for Long-Term Comp	✓	✓	✓	✓
Performance-Based Total Comp Mixture	✓	✓	✓	✓
Eliminated Perquisite Programs	✓	✓		✓
Applied Compensation-Related Risk Management Policies		✓		✓

The HRC considered the critical strategic objectives the Company achieved and comparative financial metrics met in 2010, including

•	net income of $12.4 billion, a record for the Company;

•	improved business and financial strength, including stabilized and improving credit quality, market share growth, and a strong capital position;

•	the success to date of the complex merger integration of Wachovia;

•	the Company’s strategies for maintaining high profitability and operating in the new environment resulting from financial services regulatory reform; and

•	the Company’s relative performance versus peers.

Based on application of the Compensation Principles to the Company’s 2010 results, consideration of the Company’s performance and the individual performance of the named executives, and the other relevant factors as described herein, the HRC approved the following 2010 compensation actions for the named executives:

Named Executive	Base Salary ($)*	Annual Incentive Award ($)**	Long-Term Equity Incentive Award ($)***	Total 2010 Pay ($)
John G. Stumpf	2,800,000	3,300,000	11,000,000	17,100,000
Howard I. Atkins	1,700,000	1,700,000	5,500,000	8,900,000
David A. Hoyt	2,000,000	2,000,000	6,500,000	10,500,000
Mark C. Oman	2,000,000	1,500,000	5,000,000	8,500,000
Carrie L. Tolstedt	1,700,000	1,235,000	5,500,000	8,435,000

*	Effective March 1, 2010.
**	A portion of this award was paid in RSRs that vest over three years.
***	Reflects 2010 grant of Performance Share awards “target” valuation in dollars. Actual value of award will not be determined until June 30, 2013 and may be zero depending on Company performance. See “—2010 Compensation Actions for Named Executives; 2010 Long-Term Incentive Compensation” for additional information.

The above table is presented to reflect how the HRC viewed its compensation actions. It is different from the Summary Compensation Table required by the SEC and is not a substitute for the information required by the SEC for the Summary Compensation Table.

The 2010 pay decisions reflect the HRC’s belief that a compensation structure with higher fixed annual pay, less annual variable pay and more performance-based long-term equity compensation will greatly incent management to produce long-term results for stockholders while reducing the risks potentially associated with short-term annual variable pay. Although the Company does not have access to all 2010 Labor Market Peer Group compensation data, based on available information, the Company believes its named executives have a greater proportion of total compensation at risk than the named executives in the Labor Market Peer Group, due in large part to the Company’s emphasis on Performance Shares for long-term compensation instead of time-based restricted stock which is utilized more frequently by the Labor Market Peer Group.

*	For this presentation, and for purposes of comparisons with the Labor Market Peer Group, “guaranteed” compensation is (1) cash and stock base salary, and (2) grant date fair value of restricted stock with time-based vesting requirements; and “at-risk” compensation is (1) annual incentive amounts, (2) grant date fair value of stock options, (3) target performance shares, and (4) long-term cash incentive. For the Company in 2010, guaranteed compensation reflects base salary as of March 1, 2010 and at-risk compensation reflects annual incentive amounts and target Performance Shares.

Compensation Principles

Our Company’s primary objective is to achieve sustainable profitable growth with high long-term stockholder returns within a culture of strong risk management. We pursue this objective in a number of ways, including by focusing on satisfying all of our customers’ financial needs and living our Company’s Vision and Values. Our Compensation Principles also play a vital role in achieving our commitment to stockholders. Superior execution by highly competent senior management is critical to achieving and maintaining consistent, outstanding annual and long-term financial performance. To attract and retain talented management with proven skills and experience, we must offer a compensation program that compares favorably with those offered by other firms with which we compete for a limited pool of highly qualified senior executive talent. To sustain our financial performance, we believe that we should closely link executive compensation to our long-term performance and, for those named executives responsible for business units, to the performance of their business unit.

As a result, our compensation programs for our named executives are built on the following Compensation Principles:

•	pay for performance by compensating our named executives based on corporate and applicable business line performance; individual levels of achievement; and Peer Group information;

•

align the structure, design and payout of compensation arrangements to promote a culture of risk management consistent with our Company’s Vision and Values and which do not encourage unnecessary and excessive risk-taking that threatens the Company’s interests;

•	compete favorably in attracting and retaining highly qualified individuals as named executives by offering competitive pay; and

•

ensure our named executives’ interests are aligned with our stockholders’ interests by using long-term performance-based stock awards that include stock ownership retention requirements, to encourage behavior consistent with long-term stockholder value creation.

Compensation Elements

The Company’s executive compensation elements provide a mix of direct cash and equity compensation, and participation in Company-sponsored plans generally available to other employees. As illustrated below, the elements of direct compensation include base salary, an annual incentive award, and a long-term equity incentive award, which has in the past consisted of stock options, RSRs or Performance Share awards. The HRC determines the appropriate mixture of direct compensation in its discretion guided by the Company’s Compensation Principles.

Pay Element	Description/Objectives	Performance Criteria	Vesting Period
Annual Compensation
Base Salary

•    Paid in cash

•    Reflects the executive’s experience and level of responsibility

•    Together with annual incentive award, intended to be competitive with annual compensation for comparable positions at peers

•    Limits on tax-deductibility outweighed by decreased focus on short-term risk-taking

		• Reviewed annually • Subject to adjustment based on changes in responsibilities or competitive market conditions	N/A

Annual Incentive Award

•    Typically paid in cash but may be paid in stock awards – a portion of 2010 award paid in RSRs

•    Together with base salary, intended to be competitive with annual compensation for comparable positions at peers

•    Award decision based on Company, business unit and individual performance

•    HRC determines final award

		• Reviewed annually • Performance criteria established annually by the HRC	• Payout determined and awarded after end of fiscal year

Pay Element	Description/Objectives	Performance Criteria	Vesting Period
Long-Term Compensation

Performance Shares

•   Convert 1-for-1 to shares of common stock

•   Aligns management interests with stockholders

•   Emphasizes performance-based culture

•   Includes dividend equivalents subject to same vesting conditions

•   Strong retention tool

		• HRC determines performance criteria • Grants to date tied to Company’s RORCE ranking versus peer group • Failure to achieve performance targets results in full or partial forfeiture	• Typically at end of 3-year measurement period • Failure to achieve performance targets may reduce award to zero

RSRs	• Convert 1-for-1 into shares of common stock • Aligns management interests with stockholders • Includes dividend equivalents subject to same vesting conditions • Strong retention tool	• HRC determines vesting criteria; typically time-based	• Typically vest 3-year ratable • May vest over 5 years in 3 installments following 3rd anniversary of grant

Stock Options (not granted to named executives in 2010)	• Ten-year term • Exercise price set at closing stock price on date of grant • Value realized only if common stock price rises above exercise price • Aligns management interests with stockholders	• Share price appreciation	• Typically 3-year ratable

Pay Element	Description/Objectives	Performance Criteria	Vesting Period
Plans and Programs

Deferred Compensation	• Voluntary • Provides financial planning opportunity • Strong retention tool • No Company match • Market returns only for Company-originated plans	N/A	• Compensation deferred into accounts that earn a return based on investment options similar to the 401(k) Plan • Executive selects the time of account payout

Benefit Programs	• Company 401(k) Plan with Company match • Company Cash Balance Plan (frozen for future contributions July 2009) • Company health insurance plan • Company life insurance plan • Company severance plan

•     Available to all Company employees on the same terms

•     Employees pay certain costs for health insurance and life insurance

•     No employment agreements, severance agreements, or golden parachute agreements

N/A

Perquisites

•     Limited personal benefits

•     In 2010, eliminated programs providing for relocation-related home purchase expenses and for reimbursements of automobile, parking, club dues, financial consulting, and home security systems

		N/A	N/A

For additional detail about the compensation elements, see the Summary Compensation Table and succeeding tables.

Compensation Program Governance

In making compensation decisions for named executives, the HRC operates within a governance structure that assists the HRC in implementing the Compensation Principles. Key attributes of the compensation governance framework are the following:

•	Company performance

•	Peer Group analysis, as to both compensation and financial performance

•	Business line performance

•	Individual performance

•	Independent compensation consultant advice

•	Risk management

•	HRC discretion

Company Performance.    At the core of the HRC’s compensation governance is an analysis of the Company’s performance on an absolute basis and on a relative basis versus peers. Company performance measures are directly linked to the Compensation Principles of pay for performance and alignment of management interests with stockholders’ interest. For each fiscal year, the HRC determines threshold performance measures under our Performance Policy that must be achieved for purposes of complying with IRC Section 162(m) for any annual incentive pay to be awarded. Failure to achieve the threshold performance eliminates any annual incentive pay for the named executives. Upon satisfaction of those Performance Policy goals, each named executive may be awarded a maximum amount of incentive compensation of 0.5% of the Company’s net income, as adjusted for certain items. In addition, the HRC may establish separate Company performance measures to assist the HRC in making its determinations on awarding annual incentive compensation. Actual Company and business unit financial results are measured against the Company’s annual financial plan. The Company’s financial results are also measured against the Financial Performance Peer Group.

Peer Group Analysis.    The HRC utilizes Peer Group information to analyze and establish competitive pay for executive officers, and to gauge how the Company performed versus similar-sized financial services firms that compete with us for financial capital and customers. Both purposes are directly linked to components of the Compensation Principles of paying for performance and attracting and retaining executive talent. The HRC periodically reviews and may adjust the Peer Group companies as part of its regular review of executive compensation pay and practices in connection with future compensation decisions.

For 2010, the HRC established two separate (although overlapping) Peer Groups for the two distinct purposes utilized by the HRC in evaluating peers. The Financial Performance Peer Group is a subset of the KBW Bank Sector Index and consists of 11 financial services companies that best match the Company in scope, scale, business model/mix and geography. The HRC used this Peer Group to:

•	compare the Company’s relative overall financial performance;

•	set and measure Section 162(m) performance goals for tax deductibility;

•	evaluate the achievement of annual performance measures for annual incentive awards; and

•	set goals and measure performance for vesting of long-term Performance Share awards.

The Labor Market Peer Group consists of 10 companies that the Company most directly competes with for executive talent. The HRC used this group to evaluate overall pay and compensation mix for executive officers and to gauge the competitiveness of the Company’s pay levels and practices.

The table below sets forth the two Peer Groups:

Financial Performance Peer Group	Labor Market Peer Group
Bank of America Corporation	American Express Company
BB&T Corporation	Bank of America Corporation
Capital One Corporation	The Bank of New York Mellon Corporation
Citigroup Inc.	Citigroup, Inc.
Fifth Third Bancorp	The Goldman Sachs Group, Inc.
JPMorgan Chase & Co.	JPMorgan Chase & Co.
KeyCorp	Morgan Stanley
The PNC Financial Services Group, Inc.	The PNC Financial Services Group, Inc.
Regions Financial Corporation	State Street Corporation
SunTrust Banks, Inc.	U.S. Bancorp
U.S. Bancorp

Financial Performance Peer Group.    The HRC reviewed the Company’s 2010 financial performance versus the Financial Performance Peer Group using reported financial information from the individual companies in that Peer Group. The HRC reviewed a number of measures commonly utilized for financial services companies, including those relating to:

•	return on average common equity, RORCE, and return on average assets;

•	total shareholder return and market capitalization;

•	net income, revenue growth, and net interest margin;

•	credit quality, including net charge-offs rates and loss reserves;

•	balance sheet growth, including loans and deposits; and

•	capital ratios.

The HRC does not have a pre-established formula to determine which financial measures may be more or less important in evaluating the Company’s performance. In addition, then-current circumstances may impact the importance of some measures relative to others. For example, credit-related performance measures may be considered more relevant during times of economic stress than during other periods and revenue-related performance measures may be more relevant during times of economic growth. The HRC relies on the combined judgments of its members as to which financial measures, if any, to emphasize in evaluating the Company’s performance compared with that of the Financial Performance Peer Group. The HRC then makes its own judgment as to how the Company’s overall actual performance compared to the Financial Performance Peer Group.

Vesting of the 2010 Performance Share awards also will depend on the Company’s long-term performance versus members of the Financial Performance Peer Group for RORCE.

Labor Market Peer Group.    In considering the 2010 compensation actions for named executives, as well as to track competitive pay levels and trends generally, the HRC reviewed compensation data from the Labor Market Peer Group. These Peer Group companies provide the basis for our competitive compensation benchmarks that the HRC considers in establishing the total compensation opportunities for our named executives.

Business Line Performance.    Each of Messrs. Hoyt and Oman, and Ms. Tolstedt has business line financial performance goals for the businesses they manage. These goals are established based on the Company’s internal management reporting system rather than on reported GAAP financial results. These goals reflect the projected contribution of their business lines to the Company’s internally derived profit plan that management prepares and reviews annually with the Board. Consideration of business line performance reflects all four of the Compensation Principles.

In considering annual incentive awards for executive officers with business line responsibilities, the HRC evaluates business line financial results versus the performance goals for the applicable business line leader. Success or failure at achieving business line results is factored into the HRC’s executive compensation decisions for these business line leaders. However, the HRC does not base incentive compensation decisions for these executive officers solely on business line performance; the HRC believes executive officers must have a significant stake in the Company’s overall performance as a check against unnecessary or excessive risk-taking at individual business lines and to encourage collaboration among business lines. Because of differences in organizational structure and external business segment reporting, our business lines would rarely correspond perfectly to the business lines of Peer Group members. Therefore, the HRC does not compare business unit financial performance with the Financial Performance Peer Group. The HRC may consider the effects of acquisitions, divestitures, internal reorganizations or other changes in reporting relationships during the year.

Individual Performance.    The HRC considers the individual performance of the Company’s executive officers, both as part of an annual assessment and in the Board’s year-round interactions with them. The HRC annually reviews the CEO’s achievement of individual qualitative objectives and the CEO’s assessment for each other executive officer as part of overall executive compensation decision-making. These objectives include compliance with our policies on information security, regulatory compliance, risk management, team member ethnic and gender diversity objectives, and significant projects in the business line such as merger integration, as well as objectives appropriate for each executive’s position and responsibilities. The HRC may adjust or eliminate incentive compensation awards, regardless of achieving applicable financial performance goals or individual qualitative objectives, if the HRC determines that an executive officer has failed to comply with our Code of Ethics and Business Conduct or with our policies on information security, regulatory compliance, and risk management. Consideration of individual performance reflects all four of the Compensation Principles.

Our CEO, Mr. Stumpf, assists the HRC in evaluating individual performance for those executive officers who report to him. Our CEO also makes compensation recommendations to the HRC for these executives. The HRC makes its own determinations regarding our CEO’s individual performance (with input from non-management members of the Board) and compensation, which are then ratified and approved by the Board.

Independent Compensation Consultant Advice.    To set approximate competitive benchmarks for 2010 compensation for our named executives, the HRC reviewed data compiled by Cook & Co., the HRC’s independent compensation consultant. This data included annual salary, annual incentive, long-term equity, and total compensation amounts for Labor Market Peer Group named executive officers whose positions and responsibilities most closely match those of our named executives. For each position, this compensation data was ranked within the Labor Market Peer Group by the aggregate amount of annual salary, annual target and actual incentive awards, plus the annualized grant date value of long-term cash and equity compensation. The HRC also reviewed Cook & Co.’s calculations

(excluding the Company) of the bottom quartile, average, median, and top quartile amounts for each of these pay components as well as for total compensation. The HRC used this compensation information, together with any reported changes in Labor Market Peer Group compensation, to help develop competitive benchmarks for 2010 compensation for our named executives. The HRC’s use of the independent compensation consultant reflects the Compensation Principles of attracting and retaining highly qualified individuals with competitive compensation and paying for performance.

Cook & Co. also advises the HRC on the appropriateness of the Company’s executive pay philosophy, Peer Group selection and general executive compensation program design. George Paulin, the CEO of Cook & Co., attends most HRC meetings. Cook & Co. is retained by the HRC and does no other work for the Company or management other than to provide consulting services to the GNC and Board that are directly related to executive and non-employee director compensation.

Risk Management.    The HRC’s compensation governance framework also includes assessments of risks inherent in executive compensation practices. Part of the risk management assessment is performed under the supervisory authority of the Company’s primary regulator, the Federal Reserve. The HRC reviews information on the interplay between risk-taking and executive compensation, as well as incentive and commission plans below the executive level. These risk management assessments involve a number of senior executives from the Company’s risk management, human resources, legal, and compliance functions as well as the HRC’s independent compensation consultant. The Company has taken specific actions as a result of the risk management assessments to strengthen the governance of executive compensation practices, including:

•	reducing the risks of focusing too greatly on short-term performance for named executives’ compensation by

➢	increasing base salaries;

➢	reducing maximum annual incentive opportunities for above-target performance; and

➢	increasing the emphasis on performance-based long-term incentives in total compensation;

•	strengthening compensation recoupment (i.e., “clawback”) policies;

•	lengthening the holding requirement for stock compensation until after retirement;

•	providing for continued vesting of stock compensation into retirement instead of immediate vesting upon retirement;

•	granting long-term compensation in Performance Share awards using relative RORCE ranking as a performance measure, rather than granting time-vested stock options or RSRs; and

•	incorporating specific risk management goals into executive officers’ annual business objectives.

See also “Corporate Governance—Risk Management and Compensation Practices”.

The ongoing evaluation and enhancement of compensation-related risk management practices reflects the Compensation Principles of risk management, aligning management interests with stockholders’ interests and pay for performance.

HRC Discretion.    The final element in our compensation governance framework is the exercise of the business judgment and discretion of the HRC. There are certain situations where the HRC has no discretion to award incentive compensation; for example, if a performance goal required for payment of incentive compensation under our Performance Policy is not met. Even if those thresholds are satisfied, the HRC has discretion to make or decline to make awards and decrease the maximum amount of an award under the Performance Policy if in the exercise of their business judgment they determine it to be in the best interests of stockholders. The HRC also has discretion to pay annual incentive awards in stock awards instead of cash.

While the HRC believes that linking compensation opportunities to Company, business and individual performance objectives generally provides a reliable and disciplined framework for making pay decisions, it also believes that rigid adherence to formulas may not always provide the best results for stockholders. Given the paramount goal of superior Company performance for the benefit of stockholders, the HRC may use its discretion to pay an award to a named executive, even if the executive’s business line has not achieved its financial performance goals, if the Company overall has performed at superior levels. Conversely, the HRC may use its discretion to reduce an incentive award to a named executive whose business line has underperformed on its objectives, despite the Company’s overall performance. The HRC may also consider changes in economic conditions or other relevant factors during the fiscal year that may have affected Company or business line performance in determining incentive awards.

Impact of Prior Say on Pay Votes on Compensation Decisions

While the Company was a participant in the TARP CPP, we were required to solicit stockholders’ votes on a non-binding advisory resolution regarding the compensation of the named executives for the 2009 annual meeting of stockholders. Approximately 93% of voting stockholders approved that resolution.

At the Company’s 2010 annual meeting of stockholders, the Company voluntarily solicited stockholders’ votes on a similar non-binding advisory resolution on named executives’ compensation. Approximately 72% of voting stockholders approved that resolution.

The Company, the Board and the HRC pay careful attention to communication received from stockholders regarding executive compensation, including the non-binding advisory vote. Because the structure and amount of our named executives’ compensation was then subject to regulatory limitations imposed by our participation in TARP, the Company could not take any specific action in 2009 in response to the advisory vote at the 2009 annual meeting. The advisory vote at the 2010 annual meeting approved that 2009 TARP-restricted named executives’ compensation. The HRC implemented the changes to our compensation policies and decisions discussed in this CD&A in consideration of the factors described herein and not specifically in response to the prior years’ advisory votes.

2010 Compensation Actions for Named Executives

The HRC took the compensation actions described herein for the named executives in 2010. The HRC’s decision-making was conducted within the compensation governance framework described above.

Other than the compensation referred to herein, the perquisites provided by the Company to its named executives, and the retirement, health and welfare benefits the Company generally makes available to its employees, all of which are discussed in this CD&A and included in the compensation tables below, named executives received no other compensation during 2010.

2010 Annual Base Salary.    The Company pays base salaries to its named executives in order to be competitive with the pay practices of the Labor Market Peer Group. In 2009, the HRC altered its prior practice as a result of U.S. Treasury regulations for companies participating in the TARP CPP and increased salaries for Messrs. Stumpf, Atkins, Hoyt and Oman. The salary increases raised the total annual compensation for these named executives to approximately the average pay for similar executives at Labor Market Peer Group companies. The cash salaries for these named executives did not change as a result of the increase; the increase was payable, after taxes and other withholding, entirely in Company common stock. After giving effect to these 2009 increases, the annual base salaries for these named executives were: Mr. Stumpf—$900,000 in cash, $4,700,000 in stock; Mr. Atkins—$700,000 in cash, $2,639,156 in stock; Mr. Hoyt—$700,000 in cash, $3,166,667 in stock; and Mr. Oman—$600,000 in cash, $3,266,667 in stock.

Following the Company’s repayment of the TARP CPP investment in December 2009, the HRC re-evaluated the appropriate base salaries for the named executives based on 2010 Labor Market Peer Group compensation data. This review was not conducted on base salary alone but also included reviews of appropriate annual incentive compensation and long-term incentive compensation for other post-TARP companies in the Labor Market Peer Group and the ongoing market and legislative challenges facing financial services companies. As a result of this review, in early 2010 the HRC reduced base salaries from 2009 levels, as well as re-calibrated target and maximum payouts for annual incentive compensation (discussed below). In reducing base salaries from 2009 levels (but maintaining them at higher than pre-financial crisis levels), the HRC intended to establish a more balanced relationship between fixed and variable annual compensation to reduce the focus on short-term performance and the potential related risks.

In determining the base salaries for the named executives, in addition to the risk management items discussed above, the HRC considered:

•	each named executive’s expertise and business line responsibilities;

•	the ongoing Wachovia integration efforts and increased responsibilities for the named executives as a result of the Wachovia merger;

•	the importance of the individual business lines to the overall success of the Company;

•	Labor Market Peer Group compensation data;

•	the importance of collaboration among the named executives and the strength and longevity of the executive officer team;

•	the executive officer team’s leadership throughout the financial crisis and the Company’s ability to continue to increase revenue, market share, net income and capital during that period; and

•	the need for sustained Company leadership during the pending overhaul of financial services laws and regulations.

As a result of this review, in February 2010 the HRC decreased the base salaries for the named executives who had 2009 increases, and increased Ms. Tolstedt’s base salary. Effective March 1, 2010, the named executives’ salaries are as follows: Mr. Stumpf—$2,800,000; Mr. Atkins—$1,700,000; Mr. Hoyt—$2,000,000; Mr. Oman—$2,000,000; and Ms. Tolstedt—$1,700,000. The revised annual base salaries for these named executives are paid entirely in cash. While the aggregate base salaries for the named executives were reduced from 2009 levels by approximately 43%, the named executives’ 2010 base salaries are higher than their salaries pre-financial crisis because of the HRC’s decision to change the pay mixture as described herein.

2010 Annual Incentive Compensation.    In accordance with Section 162(m) and the Performance Policy, the HRC established two alternative Performance Policy goals as a precondition to any 2010 annual incentive awards: an EPS of at least $1.20 or an RORCE of at least the median of the Financial Performance Peer Group. As discussed below, the Company’s 2010 EPS and RORCE results exceeded these Performance Policy goals so the 2010 annual incentive awards paid to the named executives will be deductible for purposes of Section 162(m). Satisfaction of the Performance Policy goals established a maximum 2010 incentive compensation award for each named executive of $61.8 million (i.e., 0.5% of the Company’s 2010 net income of $12.4 billion).

In connection with considering annual incentive compensation for the named executives and in exercising its discretion to pay less than $61.8 million, the HRC also established 2010 Company target performance measures to be EPS of at least $1.43 and an RORCE of at least the median of the Financial Performance Peer Group. The EPS target was derived largely from the Company’s annual financial and strategic planning process, which was concluded in the fourth quarter of 2009 when there was still considerable uncertainty about the pace of economic recovery and the impacts on credit quality, financial regulation and the interest rate environment. Given this uncertainty, the target reflected management’s best estimate at the time of an EPS target that senior management believed should be achieved for the Company to be successful in 2010. Notwithstanding these targets, the HRC retained full discretion to adjust actual awards up or down based on actual performance. The Company’s 2010 EPS of $2.21 ($1.95 per share excluding the difference between 2010 provision for loan losses ($15.8 billion) and 2010 net loan charge-offs ($17.8 billion)), and RORCE above the median in the Peer Group exceeded both target performance measures. For the named executives other than Mr. Stumpf, the HRC established target and maximum incentive award opportunities of 50% and 100%, respectively, of base salary. The HRC did not establish a pre-determined target and maximum opportunity for Mr. Stumpf to retain greater absolute discretion in determining his annual incentive award. The HRC established qualitative performance objectives for Mr. Stumpf regarding leadership, execution of strategic initiatives, including the Wachovia merger integration, risk management and expense initiatives, and his role as the primary representative of the Company to customers, team members, communities, investors and governmental entities.

In determining 2010 annual incentive awards for the named executives, the HRC considered information pertaining to the factors described above under “Compensation Program Governance”. Other than achievement of the Performance Policy goals and the Company target performance measures, no one particular factor was considered to be more important than others in the HRC’s decision-making process. The HRC determined to pay the 2010 annual incentive awards to the named executives in a combination of cash and RSRs in the following manner:

•	for the portion of the award amount up to $1 million, all cash; and

•	for the portion of the award amount over $1 million, 2/3 of the excess in cash and 1/3 of the excess in RSRs that vest ratably over three years.

For example, an incentive award of $1.6 million would be paid in the form of $1.4 million in cash and $200,000 worth of RSRs (i.e., 1/3 of the amount over $1 million).

The HRC structured the payments in this manner to properly balance growth initiatives and appropriate risk taking, and to be consistent with the Company’s increased emphasis on long-term incentives as opposed to short-term cash payouts. The HRC also believed the RSR component added a retention element to short-term compensation that mitigates against some risks inherent in annual incentive compensation.

Stumpf.    In making the 2010 annual incentive compensation award determination for Mr. Stumpf, the HRC considered, among other factors, the following:

•	the Company’s record 2010 net income of $12.4 billion, EPS of $2.21, and RORCE of 10.78%;

•

the Company’s relative performance versus the Financial Performance Peer Group in the financial metrics discussed above under “—Compensation Program Governance—Peer Group Analysis—Financial Performance Peer Group”;

•	the Company’s relative performance versus the Financial Performance Peer Group in

➢	1-, 3-, and 5-year return on average common equity,

➢	1-, 3-, and 5-year total shareholder return;

•	the Company’s success in attaining strategic corporate objectives, including

➢	Wachovia merger integration, including revenue synergies and expense efficiencies,

➢	managing the Company’s stabilized and improving credit quality,

➢	improving market share in many businesses,

➢	improving the Company’s capital position, and

➢	positioning the Company for future success following the financial crisis and regulatory reform;

•	compensation of chief executive officers in the Labor Market Peer Group; and

•	the Board’s assessment of Mr. Stumpf’s success in achieving his qualitative performance objectives.

Mr. Stumpf’s leadership has been essential to the Company’s success in navigating the financial crisis, being in a position of strength to acquire Wachovia, integrating Wachovia’s operations smoothly, and earning over $24.7 billion since the Wachovia merger. The HRC believes his future leadership of the Company is important to achieve our long-term strategic goals. In 2010, Mr. Stumpf’s leadership was critical to achieving success in strategic imperatives related to merger integration and cultural assimilation, enhanced relationships with government agencies, communities and investors, and financial success without jeopardizing our risk management principles. Upon consideration of Mr. Stumpf’s performance, including the factors set forth above, the HRC recommended, and the Board approved, a 2010 annual incentive compensation award for Mr. Stumpf of $3.3 million.

Atkins.    In making the 2010 annual incentive compensation award determination for Mr. Atkins, the HRC considered, among other factors, the following:

•	the factors listed in the first 4 bullet points cited above for Mr. Stumpf;

•	compensation of chief financial officers in the Labor Market Peer Group; and

•	the recommendations of Mr. Stumpf based on his assessment of Mr. Atkins’ 2010 performance.

Mr. Atkins continued to provide the Company excellent financial leadership in 2010. His leadership was a significant factor in the Company’s financial success and rigorous stewardship of our stockholders’ investments. Mr. Atkins also was a primary spokesman for the Company with investors and his relationships and credibility with the investment community were important for the Company’s financial success in 2010. Upon consideration of Mr. Atkins’ performance, including the factors set forth above, the HRC approved a 2010 annual incentive compensation award for Mr. Atkins of $1.7 million.

Hoyt, Oman and Tolstedt.    In making the 2010 annual incentive compensation award determinations for Messrs. Hoyt and Oman and Ms. Tolstedt, the HRC considered, among other things, the following:

•	the factors listed in the first 4 bullet points cited above for Mr. Stumpf;

•	compensation of similarly situated executives among the Labor Market Peer Group, where such information was available;

•	the recommendations of Mr. Stumpf based on his assessment of their respective 2010 performance; and

•

success in achievement of strategic objectives in the business lines for which each is responsible, including success in furthering the Company’s objectives of cross-selling products from other business lines to customers and each executive’s ability to operate as a team.

Mr. Hoyt’s leadership of the Wholesale Bank produced 2010 segment net income of $5.8 billion, a significant increase from 2009. His strategic leadership contributed to the Wholesale Bank’s significant 2010 achievements, and he has positioned the Wholesale Bank for greater growth after the U.S. economy strengthens. Importantly, the Wholesale Bank has achieved this success without compromising its focus on risk management while largely avoiding the industry problems associated with the financial crisis. Upon consideration of Mr. Hoyt’s performance, including the factors set forth above, the HRC approved a 2010 annual incentive compensation award for Mr. Hoyt of $2.0 million.

In 2010, Mr. Oman’s leadership and industry expertise were vital contributors in guiding WFHM to near-records for home mortgage originations and in its servicing portfolio, while also navigating the national housing crisis and associated issues. The Company originated $386 billion mortgages in 2010, more than any other U.S. financial institution, one of every four U.S. mortgages, and was the nation’s second largest servicer of home mortgages, with a servicing portfolio of $1.8 trillion. In 2010, the Company assisted approximately 380,000 homeowners to remain in their homes by adjusting terms or lowering rates or principal, as well as managed the Pick-a-Pay portfolio to perform better than anticipated at the time of the Wachovia merger. WFHM’s successes were muted by foreclosure process disruptions and related reputational issues, and elevated mortgage repurchase losses. Upon consideration of Mr. Oman’s performance, including the factors set forth above, the HRC approved a 2010 annual incentive compensation award for Mr. Oman of $1.5 million.

Under Ms. Tolstedt’s leadership in 2010, the Community Bank achieved a number of significant strategic objectives, including converting approximately 750 Wachovia banking stores to the Wells Fargo platform, record cross-sell results in legacy Wells Fargo stores and increased cross-sell results in Wachovia stores, rising customer service and satisfaction results, growing market share in key businesses, and positioning the Community Bank for future growth when economic conditions stabilize. These results were achieved despite revenue headwinds caused by the interest rate environment, regulatory reforms, and subdued loan demand. Upon consideration of Ms. Tolstedt’s performance, including the factors set forth above, the HRC approved a 2010 annual incentive compensation award for Ms. Tolstedt of $1.235 million.

2010 Long-Term Incentive Compensation.    In June 2010, the HRC awarded long-term incentive compensation to the named executives in the form of Performance Share awards granted under the LTICP. The named executives were awarded the following target number of Performance Shares: Mr. Stumpf—400,583; Mr. Atkins—200,292; Mr. Hoyt—236,708; Mr. Oman—182,084; and Ms. Tolstedt—200,292. Each Performance Share entitles the holder to receive one share of Company common stock upon vesting and the right to receive dividend equivalents in the form of additional Performance Shares subject to the same vesting terms. The Performance Share awards are scheduled to vest in the third quarter of 2013 based on the Company’s RORCE relative to the Financial Performance Peer Group, with the final number of earned and vested Performance Shares subject to adjustment upward (to a maximum of 150% of the original target number granted) or downward to zero. For this purpose:

•	if the Company’s RORCE rank is equal to or better than 75% of the companies in the Financial Performance Peer Group, the final number of Performance Shares will be 150% of the target number granted;

•

if the Company’s RORCE rank is between 50% and 75% of the companies in the Financial Performance Peer Group, the final number of Performance Shares shall be interpolated on a straight-line basis between 100% and 150% of the target number granted;

•

if the Company’s RORCE rank is between 25% and 50% of the companies in the Financial Performance Peer Group, the final number of Performance Shares shall be interpolated on a straight-line basis between 50% and 100% of the target number granted; and

•

if the Company’s RORCE rank is below 25% of the companies and is not the lowest in the Financial Performance Peer Group, the final number of Performance Shares shall be interpolated on a straight-line basis between 0% and 50% of the target number granted.

As a condition to receiving the Performance Share awards, each named executive agreed to hold, while employed by the Company and for at least one year after retirement, shares of our common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the Performance Shares. The HRC chose this holding restriction to align the named executives’ interests with stockholders over the long-term and for risk mitigation purposes.

The HRC structured the vesting and the variability of the final award number to incent these named executives to achieve continued superior relative financial performance for the Company and its stockholders through the entire vesting period. The HRC included the hold-past-retirement condition to maintain alignment with stockholders’ interests for the duration of each executive’s career and to maintain the executive’s focus on long-term financial performance.

The HRC chose to grant Performance Share awards as long-term incentive compensation because the HRC believes the Performance Share awards closely align management interests with stockholders’ interests. The HRC also believes that the risks to management of forfeiting all or a significant portion of the Performance Share awards is an effective performance incentive and the ability for management to earn additional Performance Shares for superior Company performance during the performance period provides a significant retention and motivation incentive to the named executives. The HRC chose RORCE as the performance measure because the HRC believes it represents a profitability goal that can be accurately compared to the Financial Performance Peer Group and it is one of the performance measures approved by stockholders in the LTICP (thereby providing tax deductibility under Section 162(m)). The HRC believes the RORCE measure effectively reflects the Company’s desire to achieve profitability with strong capital levels, capturing the importance of both performance and risk.

In determining the amount of the Performance Share awards, the HRC relied upon compensation data, including long-term incentive compensation data, from the Labor Market Peer Group. The HRC also considered each of the named executive’s base salary and annual incentive compensation target in connection with the value of the Performance Share awards to set total fixed and target variable compensation for the named executives between the estimated median and 75th percentile of the Labor Market Peer Group. The dollar values of the long-term compensation targets were then converted to shares of Company common stock using the stock price on the date of grant for the Performance Share awards.

In granting the Performance Share awards, the HRC considered the need for continued leadership by these named executives as the Company completes the Wachovia integration, navigates current adverse economic conditions, and adapts our business model to reflect the changing regulatory framework for financial institutions. The HRC believes the incentives for performance and consequent rewards represented in these grants reinforce all of the Compensation Principles. We provide additional information about the terms of the Performance Share awards and these performance goals in footnote (3) to the Summary Compensation Table, and columns (g) and (h) of the Grants of Plan-Based Awards table.

Other Compensation Components

Participation in Retirement and Other Benefit Programs.    Our named executives participate in the same benefit programs generally available to all our team members. This includes health, severance, disability, and other benefit programs, and participation in the Company 401(k) Plan and qualified Cash Balance Plan (frozen in July 2009). Certain of the named executives, together with team members whose covered compensation exceeds IRC limits for qualified plans, also participated in non-qualified Supplemental 401(k) and Supplemental Cash Balance Plans prior to those plans being frozen in July 2009. Following the freezing of the plans, the Company will no longer make additional contributions for participants in these plans, although additional investment income will continue to accrue to participants’ individual accounts at the rates provided for in these plans.

Named executives and certain other highly compensated team members can also participate in our Deferred Compensation Plan. Compensation that may be covered under our Deferred Compensation Plan includes salary and actual annual incentive awards, but excludes gains from the exercise of stock option grants and realized values related to any other LTICP grants or awards. Effective January 1, 2010, the Company amended this plan to provide for supplemental Company matching contributions for any compensation deferred by a plan participant, including named executives, that would have been eligible (up to certain IRS limits) but for this deferral for a matching contribution under the Company’s 401(k) Plan.

The HRC believes these programs are similar to and competitive with those offered at other financial services companies with which we compete for management and team members. We provide information about the benefits under these plans in the Pension Benefits table and Non-Qualified Deferred Compensation table and related narrative.

Perquisites and Other Compensation.    The HRC has intentionally limited perquisites to executive officers and in 2010 continued to reduce or eliminate almost all executive perquisite programs. We have eliminated executive perquisites providing for relocation-related home purchase expenses and reimbursements for financial planning services, automobile allowance, club dues, parking, and home security systems. For security or business convenience, we provide a car and driver to Mr. Stumpf, and also to Mr. Atkins prior to his resignation, primarily for business travel and occasionally for commuting.

Post-Retirement Arrangements.    We do not have employment or “golden parachute” agreements with, or provide special severance arrangements to, named executives. We have a plan that provides salary continuation for team members, including named executives, who are discharged under the circumstances stated in that plan. Except as discussed below, none of the named executives has any special retirement agreements or arrangements.

In 1998, Mr. Oman and the Company entered into a supplemental retirement arrangement that provides him with an additional retirement benefit based on an alternative benefit calculation provided in our Cash Balance and Supplemental Cash Balance Plans. In light of Mr. Oman’s years of service to the Company and his significant contributions to the growth of the Company’s mortgage business, we believed it was appropriate to enter into this arrangement to address the impact on benefits payable to him under these plans caused by certain prior internal job changes and amendments made to these plans. Mr. Oman’s supplemental retirement arrangement was frozen as of July 1, 2009. Information about the post-retirement benefit available under this arrangement for Mr. Oman appears in the Summary Compensation Table, the Pension Benefits table and related narrative, and the table under “Potential Post-Employment Payments.”

Mr. Stumpf is covered under the Company’s Chairman/CEO Retirement Policy, which may provide him with certain limited benefits at the Company’s expense for a specified period of time following his date of retirement if he continues to be available for consultation with management and to represent the Company with customers, the community and team members during this period. In November 2008, the HRC amended this policy to comply with the requirements of IRC Section 409A. Under this policy we will provide a retired Chairman/CEO with an administrative assistant and part-time driver for a period of two years following the date of retirement. The monthly fair market value of these benefits will be taxable to the retired Chairman/CEO according to the IRC and IRS rules and regulations as calculated by the Company. The Board and the HRC believe this policy benefits the Company by giving it access to a former Chairman/CEO’s management experience and knowledge and the ability to leverage the reputation developed during his years of service with the Company for the future. Information about the specific post-retirement benefits available under this policy also appears under “Potential Post-Employment Payments.”

Tax Considerations.    The HRC temporarily suspended the Company’s Performance Policy during the period the Company participated in TARP CPP. For fiscal-year 2010, the HRC reinstated the Performance Policy for purposes of qualifying annual incentive compensation payable in 2010 to named executives for the full IRC Section 162(m) tax deduction. However, because salary is not considered “performance-based” under Section 162(m), that portion of base salary paid to a named executive in excess of $1 million will not be tax deductible by the Company.

Under IRC Section 162(m) a company cannot deduct for federal income tax purposes annual compensation in excess of $1 million paid to its named executives unless the compensation is performance-based. The HRC’s historical practice has been to pay tax-deductible compensation where possible, taking into consideration the best interests of the Company’s stockholders. In 1994, we established our stockholder-approved Performance Policy pursuant to Section 162(m) and stockholders last re-approved it in 2008, so that cash and equity-based annual incentive compensation paid to named executives would satisfy the requirements of Section 162(m) and be deductible by the Company.

Of the three elements of compensation paid to named executives in 2010, only annual base salary is not considered performance-based and is therefore subject to the $1 million deduction limit under Section 162(m). In 2010, the Company paid an aggregate of approximately $6.3 million in base salary to its named executives in excess of the combined deduction limit for these executives, thereby foregoing approximately $2.2 million in aggregate tax deductions related to named executives’ compensation, assuming a 35% corporate tax rate. Based on the Company’s 2010 income before taxes of $19.0 billion, the amount of deduction lost represents approximately 0.012% of such income. The 2010 annual incentive awards and Performance Share awards to the named executives are both performance-based compensation eligible for tax deductibility under Section 162(m). While the HRC believes the tax-deductibility of executive compensation is important, it was outweighed for 2010 executive compensation purposes by the HRC’s desire to achieve the strategic and compensation goals described herein.

Conclusion

The HRC believes that its compensation decisions for the named executives in 2010 were consistent with the Compensation Principles. In 2010, the HRC took action to further align the Company’s pay practices with the Compensation Principles which the HRC and the Board believe will benefit the Company’s stockholders for short- and long-term performance. The named executives led the Company to excellent financial results for 2010, while facing the complex challenges of the Wachovia merger integration, uncertain economic conditions and increased regulatory oversight. Based on those considerations, the HRC and the Company believe the compensation paid to the named executives for 2010 was reasonable and appropriate.

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(2)(3)		Option Awards ($)(5)	Non-Equity Incentive Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)(8)(9)	All Other Compensation ($)(10)	Total ($)
(a)	(b)	(c)		(e)		(f)	(g)	(h)	(i)	(j)
John G. Stumpf Chmn., Pres. & CEO	2010	3,239,847	(1)	11,000,009		—	3,300,000	1,405,335	28,531	18,973,722
	2009	5,600,000		13,083,386		—	—	2,584,375	72,786	21,340,547
	2008	878,920		—		7,920,000	—	-0-	242,167	9,041,087
Howard I. Atkins* Sr. Exec. VP & CFO	2010	1,957,492	(1)	5,500,018		77,300	1,700,000	77,138	14,700	9,326,648
	2009	3,339,156		6,811,260		1,297,622	—	118,425	56,848	11,623,311
	2008	598,767		—		4,149,384	—	67,057	130,974	4,946,182
David A. Hoyt Sr. Exec. VP, Wholesale Banking	2010	2,293,231	(1)	6,500,002		1,766,934	2,000,000	190,389	14,700	12,765,256
	2009	3,866,667		7,072,142		2,203,740	—	289,611	45,071	13,477,231
	2008	598,767		—		4,039,963	—	51,111	149,994	4,839,835
Mark C. Oman Sr. Exec. VP, Home & Consumer Finance	2010	2,293,231	(1)	5,000,027		—	1,500,000	879,850	14,700	9,687,808
	2009	3,866,667		7,072,142		—	—	1,727,842	54,979	12,721,630
	2008	598,767		—		3,260,902	—	-0-	72,844	3,932,513
Carrie L. Tolstedt Sr. Exec. VP, Community Banking	2010	1,542,912	(1)	5,500,018	(4)	—	1,235,000	115,271	14,700	8,407,901

*	Mr. Atkins resigned as CFO on February 8, 2011 and will retire on August 6, 2011.

(1)	The amounts shown as salary for Messrs. Stumpf, Atkins, Hoyt, and Oman for 2010 include 2010 salary paid in cash and the portion of salary paid through February 28, 2010 in shares of Company common stock granted under the LTICP. The number of shares was determined by dividing the portion of salary payable in stock by the NYSE closing price per share as of each payroll period end date. As discussed in the CD&A under “2010 Annual Base Salary,” in February 2010, the HRC reduced the salaries for these named executives and changed the form of payment to all cash, and also increased Ms. Tolstedt’s salary, in each case effective March 1, 2010. Prior to this effective date, each of the following named executives had been awarded the following number of shares as 2010 salary: Mr. Stumpf—14,251 shares; Mr. Atkins—8,095 shares; Mr. Hoyt—9,354 shares; and Mr. Oman—10,535 shares. As the result of the February 2010 HRC actions, the salary payable to the named executives effective March 1, 2010 was set as follows: Mr. Stumpf—$2,800,000; Mr. Atkins—$1,700,000; Mr. Hoyt—$2,000,000; Mr. Oman—$2,000,000; and Ms. Tolstedt—$1,700,000.

(2)

The 2010 stock awards included in column (e) consist of Performance Shares, which will vest, if at all, in the third quarter of 2013, subject to the Company’s achievement of certain performance conditions for the three-year period ending June 30, 2013. The value shown for each of these awards is its grant date fair value calculated by multiplying the target number of shares subject to the award by the NYSE closing price per share on the grant date (rounded up to the nearest whole share). The target number of Performance Shares for purposes of calculating the value is the number of shares that would be earned for achieving 100% of the applicable performance goal for the performance period. See footnote (3) below. The table below shows the grant date, the target number of Performance Shares, the per share fair value, and total grant date fair value for the 2010 stock awards shown in column (e).

Name	Grant Date	Performance Shares (#)	Per Share Fair Value ($)	Total Grant Date Fair Value ($)
Mr. Stumpf	06/22/2010	400,583	27.46	11,000,009
Mr. Atkins	06/22/2010	200,292	27.46	5,500,018
Mr. Hoyt	06/22/2010	236,708	27.46	6,500,002
Mr. Oman	06/22/2010	182,084	27.46	5,000,027
Ms. Tolstedt	06/22/2010	200,292	27.46	5,500,018

For more information about the valuation model used to calculate the grant date fair value of stock awards, refer to “Note 18 (Common Stock and Stock Plans)” to our 2010 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	The Performance Shares referred to in footnote (2) and included in column (e) are subject to adjustment upward (to a maximum of 150% of the target award) or downward (to zero) depending upon the achievement of certain performance conditions based on the average of the Company’s RORCE for the three twelve-month periods ending on June 30, 2011, 2012 and 2013, and ranked in comparison to the average RORCE for each company in the Financial Performance Peer Group for the same three twelve-month periods. Because the achievement of these performance conditions depends upon the occurrence of market-related future events, the total grant date fair value of the Performance Shares included in column (e) is calculated using the target number of shares underlying these awards and a per share fair value based on the NYSE closing price per share of common stock of $27.46 on the grant date.

Assuming that the Company’s performance during the measurement period results in the maximum number of Performance Shares vesting, the maximum number of Performance Shares and related total grant date value each named executive officer would be entitled to receive is as follows: Mr. Stumpf—600,874 Performance Shares with a total grant date fair value of $16,500,000; Mr. Atkins—300,438 Performance Shares with a total grant date fair value of $8,250,027; Mr. Hoyt—355,062 Performance Shares with a total grant date fair value of $9,750,003; Mr. Oman—273,126 Performance Shares with a total grant date fair value of $7,500,040; and Ms. Tolstedt—300,438 Performance Shares with a total grant date fair value of $8,250,027.

Additional information about the Performance Shares appears in the CD&A and in the Grants of Plan-Based Awards table and related narrative.

(4)	The amount of Ms. Tolstedt’s 2010 stock awards shown in column (e) does not include RSRs granted to her in February 2010 as a portion of her 2009 annual incentive award. In accordance with SEC guidance, we have not reported those RSR grants as 2010 compensation because they relate to 2009 annual incentive compensation. See also footnote (5) to the Outstanding Equity Awards at Fiscal Year-End table.

(5)

The option awards shown in column (f) for 2010 represent the following grants of “reload” options: Mr. Atkins—11,907 shares of common stock at an exercise price per share of $25.97 and 7,985 shares of common stock at an exercise price per share of $30.82; and Mr. Hoyt—194,525 shares and 156,754 shares of common stock, each at an exercise price per share of $32.45. The exercise price for each reload option was equal to the NYSE closing price of common stock on the date of each respective reload grant. These reload options were automatically granted to Messrs.

Atkins and Hoyt upon the exercise of original options that had the reload feature granted prior to 2004. Additional information about reload options appears in the Grants of Plan-Based Awards table and related narrative following that table.

The value of each of the option awards shown in column (f) represents its total grant date fair value based on a fair value per option share calculated using a Black-Scholes valuation model reflecting the assumptions for each option shown in the table below as to option term, annual stock price volatility, annual dividend rate, and risk-free interest rate.

Name	No. of Options	Fair Value Per Option Share	Expected Option Term	Annual Price Volatility	Annual Dividend Rate	Risk-Free Interest Rate
Mr. Atkins	11,907	$3.89	.99	35.30%	$.20	.25%
	7,985	3.88	.99	33.75%	.20	.29%
Mr. Hoyt	194,525	5.03	.99	39.32%	.20	.45%
	156,754	5.03	.99	39.32%	.20	.45%

The total grant date fair values for the 2008 and 2009 option awards for the named executives were also calculated based on a fair value per option share using a Black-Scholes valuation model reflecting assumptions similar in type to those described above for 2010 option awards. For more information about the valuation model used to calculate the grant date fair value of option awards, refer to “Note 18 (Common Stock and Stock Plans)” to our 2010 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(6)	Amounts shown in column (g) for 2010 reflect the annual incentive award to the named executives. As discussed in the CD&A, a portion of the 2010 award was paid in RSRs. The number of shares of Company common stock subject to the award was determined by dividing the amount of the stock portion of the award by $31.38, the NYSE closing price of Company common stock on February 22, 2011, the grant date. These RSRs will vest in three annual installments, beginning on March 15, 2012. Amounts awarded to the named executives are as follows: Mr. Stumpf—24,432 shares; Mr. Atkins—7,436 shares; Mr. Hoyt—10,623 shares; Mr. Oman—5,312 shares; and Ms. Tolstedt—2,497 shares. Although the RSRs were granted in 2011, they reflect compensation earned by the named executives for 2010 performance. See the Grants of Plan-Based Awards table.

(7)	The information shown in column (h) represents the change in the pension value of each named executive’s benefits under the Company Cash Balance and Supplemental Cash Balance Plans, measured as of December 31, 2010. As discussed in “Note 1 (Summary of Significant Accounting Policies—Pension Accounting)” and “Note 19 (Employee Benefits and Other Expenses)” to our 2010 financial statements, we changed the measurement date (from November 30 to December 31, beginning in 2008) as required by ASC 715, Employees’ Accounting for Defined Benefit Pension and Other Post Retirement Plans. We use this date in financial statements to measure the assets and benefit obligations under these plans. Column (h) also includes the changes in the pension value of Mr. Hoyt’s annuity contract and the benefits available to Mr. Oman under the WFFI qualified and non-qualified retirement plans and supplemental retirement arrangement described in footnote (9) below using these same measurement dates.

(8)	None of the named executives received any above-market or preferential earnings on deferred compensation in 2008 through 2010.

(9)	Mr. Oman, who was employed by WFFI from April 1979 until December 1989, participated in and accrued benefits under WFFI’s qualified and non-qualified defined benefit pension plans. Mr. Oman also has a supplemental retirement arrangement with the Company, which was frozen July 1, 2009. Information about Mr. Oman’s accrued benefits under the WFFI plans and his supplemental arrangement appears in the Pension Benefits table, footnotes, and narrative below. We discuss his supplemental retirement arrangement under “Post-Retirement Arrangements” in the CD&A and under “Potential Post-Employment Payments—Supplemental Retirement Arrangement—Mark C. Oman” below.

(10)	The table below provides information about each component of column (i) for 2010. For each named executive, “All Other Compensation” components consist of Company matching contributions to the Company’s 401(k) Plan, and for Mr. Stumpf, also included $13,831 in perquisites. These perquisites consisted of participation in a Company-sponsored financial planning program, home security system expenses, and use of a car and driver provided to Mr. Stumpf as CEO for business use and for occasional commuting. We do not provide tax gross-ups on any perquisites. In 2010, the Company terminated the executive financial planning program and reimbursement of home security expenses.

Name	401(k) Contributions	Total All Other Compensation
Mr. Stumpf	$14,700	$28,531
Mr. Atkins	14,700	14,700
Mr. Hoyt	14,700	14,700
Mr. Oman	14,700	14,700
Ms. Tolstedt	14,700	14,700

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (3)		Exercise or Base Price of Option Awards	Closing Price of Stock on Date of Grant	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)		($/Sh)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)	(m)
John G. Stumpf	2/23/2010	—	3,300,000	—	—	—	—	—	—		—	—	—
	6/22/2010	—	—	—	—	400,583	600,874	—	—		—	27.46	11,000,009

Howard I. Atkins	2/23/2010	—	850,000	1,700,000	—	—	—	—	—		—	—	—
	6/22/2010	—	—	—	—	200,292	300,438	—	—		—	27.46	5,500,018
	11/2/2010	—	—	—	—	—	—	—	11,907	(R)	25.97	25.97	46,318
	12/30/2010	—	—	—	—	—	—	—	7,985	(R)	30.82	30.82	30,982

David A. Hoyt	2/23/2010	—	1,000,000	2,000,000	—	—	—	—	—		—	—	—
	4/28/2010	—	—	—	—	—	—	—	156,754	(R)	32.45	32.45	788,473
	4/28/2010	—	—	—	—	—	—	—	194,525	(R)	32.45	32.45	978,461
	6/22/2010	—	—	—	—	236,708	355,062	—	—		—	27.46	6,500,002

Mark C. Oman	2/23/2010	—	1,000,000	2,000,000	—	—	—	—	—		—	—	—
	6/22/2010	—	—	—	—	182,084	273,126	—	—		—	27.46	5,000,027

Carrie L. Tolstedt	2/23/2010	—	850,000	1,700,000	—	—	—	—	—		—	—	—
	6/22/2010	—	—	—	—	200,292	300,438	—	—		—	27.46	5,500,018

(1)	Our Performance Policy under which we make annual incentive compensation awards to named executives is a “non-equity” incentive plan under SEC rules. The amounts shown in columns (d) and (e) represent the 2010 estimated possible future payment of awards to the named executives upon satisfaction of performance conditions established pursuant to the Performance Policy, except that the amount shown in column (d) for Mr. Stumpf represents his actual 2010 incentive award. As discussed in the CD&A, the HRC did not establish a pre-determined target and maximum incentive award opportunity for Mr. Stumpf to retain greater absolute discretion in determining his annual incentive award. As permitted by SEC rules, Mr. Stumpf’s actual 2010 incentive award is presented as his “target” payout in column (d). The actual awards for all named executives are set forth in column (g) of the Summary Compensation Table. A portion of these awards was paid to the named executives in RSRs. See footnote (6) to the Summary Compensation Table.

(2)	The potential equity incentive plan awards shown in columns (g) and (h) represent Performance Share awards included in column (e) of the Summary Compensation Table and discussed in footnotes (2) and (3) to that table. Additional information regarding the terms of these awards appears in the narrative following this table.

(3)	The options shown in column (j) for Messrs. Atkins and Hoyt designated with an (R) are reload option grants. These reload option grants were automatically granted upon the exercise of the related underlying original stock option using shares of Company common stock to pay the exercise price and are immediately exercisable. Under the LTICP, the term of each reload option is the same as the remaining term of the original option to which it relates. No original options having the reload feature have been granted under the LTICP since 2003. The reload option grants to Messrs. Atkins and Hoyt relate to original option grants made in 2001 and 2002.

Additional Information about the Grants of Plan-Based Awards Table

As described in footnote (6) to the Summary Compensation Table, the HRC granted RSRs under the LTICP in February 2011 to the named executives for a portion of the final payout of their potential 2010 incentive award amounts shown in columns (d) and (e) in the above table. The HRC also granted the Performance Shares shown in columns (g) and (h) of the table to the named executives in June 2010. We provide certain information about the material terms of the RSRs and Performance Shares below. Additional information about the terms of these awards appears in the CD&A and, with respect to the Performance Shares, in footnotes (2) and (3) to the Summary Compensation Table.

As a condition to receiving any Performance Share award and/or RSR, the named executives agreed to hold, while employed by the Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting of the Performance Shares and/or RSRs. Each Performance Share and RSR represents the right to receive one share of Company common stock upon vesting, net of applicable withholding taxes. Each of the Performance Share awards and RSRs also includes the right to receive dividend equivalents in the form of additional Performance Shares or RSRs, as applicable. These additional Performance Shares and RSRs will be distributed in shares of Company common stock when, and if, the underlying Performance Shares and/or RSRs vest and are distributed. The HRC may reduce, delay vesting, revoke, cancel or impose additional conditions and restrictions on these awards to comply with any applicable law or regulations.

RSRs.    The RSRs granted to the named executives as a portion of their annual incentive compensation payout vest in three equal annual installments over a three-year period beginning on March 15, 2012. Additional information about these RSRs appears in footnote (6) to the Summary Compensation Table. These RSR grants contain the other terms and are subject to the holding requirement discussed above and to the “clawback” policy described below.

Performance Shares.    On June 22, 2010, the HRC granted Performance Shares under the LTICP to each named executive, subject to the achievement of specified performance criteria and satisfaction of additional conditions summarized below. The awards will vest after three years of service in the third quarter of 2013, with the target number of Performance Shares for each of these named executives subject to adjustment upward (to a maximum of 150% of the target amount) or downward (to zero) based on the Company’s performance over the three twelve-month periods ending June 30, 2013 with respect to the specified performance criteria discussed below. The potential target and maximum share amounts of these awards are shown for each of these named executives in columns (g) and (h) above.

The vesting and determination of the final number of Performance Shares is based upon the “Company’s RORCE Ranking” as of June 30, 2013. This ranking is determined by calculating the average of the Company’s RORCE over the three twelve-month periods ending on June 30, 2011, 2012, and 2013, and then ranking the resulting average relative to the averages of the RORCE for the companies in the Financial Performance Peer Group for the same three-year period. As explained in the CD&A, if the Company’s RORCE rank is equal to or better than 75% of the companies in the Financial Performance Peer Group at the end of this period, the named executives will be entitled to receive a final number of Performance Shares equal to the maximum number shown in column (h) above. If the Company’s RORCE rank is between 50% and 75% of the companies in the Financial Performance Peer Group, the named executive will be entitled to receive a final number of Performance Shares interpolated on a straight-line basis between 100% and 150% of the target number shown in column (g). This target number, and thus the named executives’ final Performance Share award, is subject to downward adjustment on a straight-line basis (and potentially to zero) if the Company’s RORCE rank falls below 50% of the companies in the Financial Performance Peer Group.

Named executives who received an award of Performance Shares will forfeit this award if employment with the Company terminates prior to the vesting date for the Performance Shares, other than because of death, permanent disability or retirement. Upon the named executive’s retirement prior to the vesting date for the Performance Shares, the award will continue to vest in accordance with its terms on the scheduled vesting date provided the executive meets certain additional vesting conditions following termination of employment through that vesting date. Those additional conditions are (1) complying with the terms of an agreement with the Company regarding non-disclosure of trade secrets and other confidential information, and the non-solicitation of team members and customers, (2) complying with specified non-disparagement requirements, and (3) not performing services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or its affiliates for which the named executive had executive responsibilities while employed by the Company or its affiliates and which does business in any location in the geographic footprint of the Company in which the executive had executive responsibilities. In addition, these awards are also subject to recovery or “clawback” in certain circumstances under the Company’s clawback policy described below.

Clawback Policy.    As a compensation risk management element, the Company has had in place a clawback policy since 2006 to deter compensation-related misconduct by executive officers. This policy allows the Company to recover incentive compensation paid to any executive officer on the basis of having met or exceeded performance goals if that performance was due to fraud or other intentional misconduct. The Company subsequently supplemented this policy with an overlapping clawback policy that requires all executive officers, as well as the next 20 most highly compensated employees, to forfeit previously awarded compensation if the payments were based on materially inaccurate financial statements or any other criteria that are later proven to be materially inaccurate. This policy also provides for specific enforcement mechanisms to implement the Company’s right to recoup payments under the policy.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(2)		(c)(3)	(e)	(f)	(g)(4)(7)	(h)	(i)(6)(7)	(j)
John G. Stumpf	550,260		—	28.43	2/24/2014	—	—	—	—
	597.020		—	29.91	2/22/2015	—	—	—	—
	190,880		—	30.67	8/1/2015	—	—	—	—
	1,333,334		666,666	31.40	2/26/2018	—	—	—	—
	774,200		—	32.25	2/28/2016	—	—	—	—
	226,812	(R)	—	32.52	2/25/2013	—	—	—	—
	120,040		—	32.93	6/27/2016	—	—	—	—
	800,000		—	34.39	2/27/2017	—	—	—	—
	29,763	(R)	—	34.55	2/27/2011	—	—	—	—
	400,000		—	35.06	6/26/2017	—	—	—	—
	204,800	(R)	—	36.28	2/26/2012	—	—	—	—
	184,416	(R)	—	36.28	2/27/2011	—	—	—	—
	201,402	(R)	—	36.67	2/25/2013	—	—	—	—
	96,505	(R)	—	36.67	2/26/2012	—	—	—	—
	—		—	—	—	109,742	3,400,905	—	—
	—		—	—	—	—	—	382,433	11,851,599
	—		—	—	—	—	—	402,124	12,461,823
Howard I. Atkins	20,744		—	22.62	2/25/2013	—	—	—	—
	142,792		—	23.37	8/6/2011	—	—	—	—
	11,907	(R)	—	25.97	8/6/2011	—	—	—	—
	343,920		—	28.43	2/24/2014	—	—	—	—
	8,247	(R)	—	29.09	8/6/2011	—	—	—	—
	464,360		—	29.91	2/22/2015	—	—	—	—
	127,260		—	30.37	8/1/2015	—	—	—	—
	8,472	(R)	—	30.54	8/6/2011	—	—	—	—
	7,985	(R)	—	30.82	8/6/2011	—	—	—	—
	16,718	(R)	—	31.20	2/25/2013	—	—	—	—
	461,134		230,566	31.40	2/26/2018	—	—	—	—
	580,660		—	32.25	2/28/2016	—	—	—	—
	60,020		—	32.93	6/27/2016	—	—	—	—
	116,657		—	33.90	8/6/2011	—	—	—	—
	16,234	(R)	—	34.35	2/25/2013	—	—	—	—
	560,540		—	34.39	2/27/2017	—	—	—	—
	21,326	(R)	—	35.44	2/25/2013	—	—	—	—
	67,976	(R)	—	35.67	2/25/2013	—	—	—	—
	9,270	(R)	—	35.94	8/6/2011	—	—	—	—
	89,519	(R)	—	35.98	2/25/2013	—	—	—	—
	3,079	(R)	—	36.16	8/6/2011	—	—	—	—
	1,058	(R)	—	37.37	8/6/2011	—	—	—	—
	—		—	—	—	129,623	4,017,017	—	—
	—		—	—	—	—	—	191,217	5,925,815
	—		—	—	—	—	—	201,063	6,230,942

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)(2)		(c)(3)	(e)	(f)	(g)(4)(7)		(h)	(i)(6)(7)	(j)
David A. Hoyt	378,464		—	22.62	2/25/2013	—		—	—	—
	437,407		—	23.30	2/26/2012	—		—	—	—
	619,040		—	28.43	2/24/2014	—		—	—	—
	239,711	(R)	—	29.52	2/25/2013	—		—	—	—
	597,020		—	29.91	2/22/2015	—		—	—	—
	178,875	(R)	—	30.17	2/27/2011	—		—	—	—
	127,260		—	30.67	8/1/2015	—		—	—	—
	548,974		274,486	31.40	2/26/2018	—		—	—	—
	709,680		—	32.25	2/28/2016	—		—	—	—
	194,525	(R)	—	32.45	2/27/2011	—		—	—	—
	156,754	(R)	—	32.45	2/26/2012	—		—	—	—
	60,020		—	32.93	6/27/2016	—		—	—	—
	672,650		—	34.39	2/27/2017	—		—	—	—
	30,310	(R)	—	36.11	2/27/2011	—		—	—	—
	—		—	—	—	149,877		4,644,688	—	—
	—		—	—	—	—		—	191,217	5,925,815
	—		—	—	—	—		—	237,619	7,363,813
Mark C. Oman	45,860		—	24.79	2/27/2011	—		—	—	—
	577,760		—	28.43	2/24/2014	—		—	—	—
	169,262	(R)	—	28.82	2/25/2013	—		—	—	—
	87,558	(R)	—	28.82	2/26/2012	—		—	—	—
	184,562		—	29.71	2/26/2012	—		—	—	—
	597,020		—	29.91	2/22/2015	—		—	—	—
	127,260		—	30.67	8/1/2015	—		—	—	—
	174,292	(R)	—	30.90	2/27/2011	—		—	—	—
	162,276	(R)	—	30.97	2/25/2013	—		—	—	—
	709,680		—	32.25	2/28/2016	—		—	—	—
	60,020		—	32.93	6/27/2016	—		—	—	—
	70,379	(R)	—	37.30	2/27/2011	—		—	—	—
	152,876	(R)	—	34.44	2/25/2013	—		—	—	—
	122,006	(R)	—	35.60	2/26/2012	—		—	—	—
	672,650		—	34.39	2/27/2017	—		—	—	—
	548,974		274,486	31.40	2/26/2018	—		—	—	—
	—		—	—	—	149,877		4,644,688	—	—
	—		—	—	—	—		—	191,217	5,925,815
	—		—	—	—	—		—	182,785	5,664,507
Carrie L. Tolstedt	260,763		521,525	13.05	2/24/2019	—		—	—	—
	34,112	(R)	—	26.95	2/26/2012	—		—	—	—
	378,292		—	28.43	2/24/2014	—		—	—	—
	398,020		—	29.91	2/22/2015	—		—	—	—
	48,818	(R)	—	30.50	2/25/2013	—		—	—	—
	417,200		208,610	31.40	2/26/2018	—		—	—	—
	451,620		—	32.25	2/28/2016	—		—	—	—
	92,918	(R)	—	33.32	2/25/2013	—		—	—	—
	420,410		—	34.39	2/27/2017	—		—	—	—
	155,294	(R)	—	35.06	2/26/2012	—		—	—	—
	25,700	(R)	—	35.06	2/25/2013	—		—	—	—
	56,040		—	35.06	6/26/2017	—		—	—	—
	140,704	(R)	—	35.46	2/25/2013	—		—	—	—
	—		—	—	—	105,686		3,275,209	—	—
	—		—	—	—	12,284	(5)	380,681	—	—
	—		—	—	—	—		—	201,063	6,230,942

(1)	In accordance with SEC rules, this table does not include stock awards granted in February 2011.

(2)	The options shown in column (b) designated with an (R) are reload option grants. These reload option grants were automatically granted to each named executive upon his or her exercise of the related underlying original stock option having the reload feature, using shares of Company common stock to pay the exercise price, and are immediately exercisable. Under the LTICP, the term of each reload option is the same as the remaining term of the original option to which it relates. The original options to which each reload option grant shown in column (b) relates were granted on or before February 25, 2003. No original options having the reload feature have been granted under the LTICP since that date.

(3)	The unvested portion of options shown in column (c) having terms expiring on February 26, 2018 will vest in full on the anniversary of their grant date occurring in 2011.

(4)	The unvested shares of stock shown for each named executive in column (g) represent RSRs that vest: for Mr. Stumpf, two-thirds on August 3, 2011 and one-third on August 3, 2012; for Messrs. Atkins, Hoyt, and Oman, 30% on July 1, 2012, 30% on July 1, 2013 and 40% on July 1, 2014. The RSR grants shown for Ms. Tolstedt vest as follows: 105,686 RSRs, 30% on July 1, 2012, 30% on July 1, 2013 and 40% on July 1, 2014, and 12,284 RSRs, in three equal annual installments beginning on March 15, 2011. As set forth in more detail in footnote (6) below, the number of RSRs shown for each named executive includes dividend equivalents credited in the form of additional RSRs, which will vest when and as the related RSR vests.

(5)	The RSRs referenced for Ms. Tolstedt were granted in February 2010 under the LTICP as a portion of her 2009 annual incentive award. See footnote (4) to the Summary Compensation Table.

(6)	The number of shares shown in column (i) represent the target amount of (1) the Performance Shares granted during 2009 that will vest in full if at all during the first quarter of 2013, subject to the HRC’s determination that the Company has met as of December 31, 2012 certain performance criteria specified in the award; and (2) the Performance Shares granted during 2010 that will vest in full if at all in the third quarter of 2013, subject to the HRC’s determination that the Company has met as of June 30, 2013 certain performance criteria specified in the award. (See the CD&A and the Grants of Plan-Based Awards table for additional information about the 2010 Performance Shares grants.) Also as set forth in more detail in footnote (7) below, the number of Performance Shares shown for each named executive includes dividend equivalents credited in the form of additional Performance Shares, which will vest when and if the related Performance Shares vest.

(7)	As stated in footnotes (4) and (6), the number of RSRs shown in column (g) and the number of Performance Shares shown in column (i) include dividend equivalents credited in the form of, respectively, unvested additional RSRs and Performance Shares. These additional RSRs and Performance Shares were calculated based on dividends paid on the Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2010, each named executive was credited with the following number of dividend equivalents in the form of additional RSRs and Performance Shares: Mr. Stumpf, 1,214 RSRs and 4,374 Performance Shares; Mr. Atkins, 1,686 RSRs and 2,188 Performance Shares; Mr. Hoyt, 1,949 RSRs and 2,328 Performance Shares; Mr. Oman, 1,949 RSRs and 2,118 Performance Shares; and Ms. Tolstedt, 1,444 RSRs and 771 Performance Shares.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(*)
(a)	(b)	(c)
John G. Stumpf	—	—

Howard I. Atkins	82,903	181,558
	27,156	59,472
	12,738	33,182
	9,476	70,644
	109,968	332,103

David A. Hoyt	229,783	1,760,138
	191,933	1,756,187

Mark C. Oman	72,616	104,567

Carrie L. Tolstedt	20,714	37,708
	114,620	466,503

*	For purposes of column (c), the “value realized” on exercise of an option, including a reload option, means the amount equal to the difference between the option exercise price and the NYSE closing share price of our common stock on the date of exercise.

Post-Employment Compensation

During 2010, our named executives were eligible to participate in the following two plans that provide post-employment compensation:

•	Wells Fargo 401(k) Plan

•	A defined contribution plan intended to qualify under the IRC and comply with ERISA.

•

U.S. team members who have completed one month of service are eligible to participate and qualify for Company matching and discretionary profit sharing contributions once they complete one year of service. U.S. team members in positions classified as “flexible” are not eligible to participate.

•	Information about the amount of Company contributions in 2010 for each named executive appears in column (i) and footnote (10) of the Summary Compensation Table.

•	Wells Fargo Deferred Compensation Plan

•

Allows certain members of management and highly compensated team members to defer receipt of compensation that would otherwise be currently paid to them until a future date as selected by the team member.

•	Any team member who has been selected for participation is eligible to participate in any given deferral year.

•	Information about the named executives’ participation, including benefits accrued in 2010, appears in the Non-Qualified Deferred Compensation table, footnotes, and accompanying narrative below.

Our named executives were eligible to participate in the following plans that provide post-employment compensation until such plans were frozen on July 1, 2009:

•	Wells Fargo Cash Balance Plan

•	A defined benefit pension plan intended to qualify under the IRC and comply with ERISA.

•	Prior to the freeze, U.S. team members who had completed one year of service with the Company or a participating subsidiary automatically participated.

•	Information about the named executives’ benefits appears in the Pension Benefits table, footnotes and accompanying narrative below.

•	Wells Fargo Supplemental Cash Balance Plan

•	A non-qualified deferred compensation plan subject to IRC Section 409A.

•

Prior to the freeze, team members who completed one year of service and who lost benefits under the qualified Wells Fargo Cash Balance Plan due to IRC imposed limits or due to deferrals under the Wells Fargo Deferred Compensation Plan were eligible to participate.

•	Information about the named executives’ benefits appears in the Pension Benefits table, footnotes and accompanying narrative below.

•	Wells Fargo Supplemental 401(k) Plan

•	A non-qualified deferred compensation plan subject to IRC Section 409A.

•

Prior to the freeze, team members who completed one year of service and who lost benefits under the qualified Wells Fargo 401(k) Plan due to IRC imposed limits or due to deferrals under the Wells Fargo Deferred Compensation Plan were eligible to participate.

•	Information about the named executives’ benefits appears in the Non-Qualified Deferred Compensation table, footnotes, and accompanying narrative below.

Mr. Oman is also entitled to receive a supplemental retirement benefit under a supplemental retirement arrangement with the Company. This supplemental retirement benefit for Mr. Oman was frozen effective July 1, 2009 so that no additional benefits will accrue after that date. Mr. Stumpf may become eligible to receive benefits provided under our Chairman/CEO Retirement Policy. Information about Mr. Oman’s benefits under the supplemental retirement arrangement and Mr. Stumpf’s benefits under the Chairman/CEO Retirement Policy appear under “Potential Post-Employment Payments” below.

We also describe under “Potential Post-Employment Payments” the benefits that would be payable to our named executives under certain of these plans (excluding benefits under plans in which all team members generally may participate), assuming each named executive had terminated employment with the Company on December 31, 2010.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)		Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)		(d)	(e)
John G. Stumpf	Cash Balance Plan(3) Supplemental Cash Balance Plan(3)	27 27		660,525 13,391,138	— —

	Total			14,051,663

Howard I. Atkins	Cash Balance Plan Supplemental Cash Balance Plan	7 7		79,904 935,009	— —

	Total			1,014,913

David A. Hoyt	Cash Balance Plan Supplemental Cash Balance Plan Annuity Contract(4)	27 27 N/A	(5) (5)	166,299 1,720,345 107,982	— — —

	Total			1,994,626

Mark C. Oman	Cash Balance Plan Supplemental Cash Balance Plan WFFI Pension Plan(7) WFFI Excess Pension Plan(7) Supplemental Retirement Arrangement(8)	30 30 10 10 N/A	(6) (6)	333,305 4,050,010 115,501 3,175 4,699,518	— — — — —

	Total			9,201,509

Carrie L. Tolstedt	Cash Balance Plan Supplemental Cash Balance Plan	20 20		202,794 812,465	— —

	Total			1,015,259

(1)	As a result of the freeze of the Wells Fargo Cash Balance Plan and the Wells Fargo Supplemental Cash Balance Plan, credited service for all of the plans listed in the above table was frozen as of July 1, 2009. Presentation of years of credited service has been adjusted from prior years to show only whole years of service. This reporting change is consistent with the elapsed time definition of Credited Years of Service in the Wells Fargo Supplemental Cash Balance Plan and in no way impacts any of the benefits shown in the Pension Benefits table.

(2)	The amounts shown in column (d) are determined as of December 31, 2010. See the information under “Valuation of Accumulated Benefits under the Combined Plans” below. Following the freeze of the Combined Plans, no additional benefits will accrue other than investment credits as described in the narrative below.

(3)	Under the terms of the Combined Plans, Mr. Stumpf is entitled to receive the greater of his vested “Account Balances” and an “Alternative Benefit” under the retirement plans described below under “Alternative Retirement Benefit Calculation.” Since the formula used to compute the “Alternative Benefit” under these plans results in a greater benefit, this greater benefit is included in column (d).

(4)	Mr. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt’s annual benefit payable under this annuity beginning at age 65 is $16,226. The amount shown in column (d) under “Annuity Contract” is the present value of Mr. Hoyt’s right to receive that annuity upon reaching age 65.

(5)	Mr. Hoyt’s years of credited service under the Combined Plans include his prior years of service with the former Wells Fargo. All eligible employees of the former Wells Fargo also received credit under the Combined Plans for their years of prior service.

(6)	As a result of amendments made to the Combined Plans as of January 1, 2001 to include years of credited service with WFFI for all former employees of WFFI, Mr. Oman’s account balance was recalculated retroactive to July 1, 1999 to reflect his years of credited service with WFFI.

(7)	Mr. Oman is entitled to receive certain accrued retirement benefits under the WFFI Pension Plan and the WFFI Excess Pension Plan. No additional benefits under the WFFI Pension Plan or the WFFI Excess Pension Plan have been earned by Mr. Oman since his transfer from WFFI in 1990. As of January 1, 2008, the WFFI Pension Plan merged into the Cash Balance Plan.

(8)	Information regarding Mr. Oman’s supplemental retirement arrangement appears below under “Potential Post-Employment Payments—Supplemental Retirement Arrangement—Mark C. Oman.” Mr. Oman’s supplemental retirement arrangement was frozen effective July 1, 2009.

Wells Fargo Cash Balance Plan and Supplemental Cash Balance Plan.    Under the Wells Fargo Cash Balance Plan, pension benefits generally are determined by the value of the team member’s vested cash balance account (the Account). Prior to the freeze of the Cash Balance Plan on July 1, 2009, a team member’s Account was credited with compensation credits and investment credits each quarter. Compensation credits to the Account were based on a percentage of the team member’s certified compensation for the quarter, subject to the annual IRC maximum. The percentage was based on points assigned to each team member equal to the sum of the team member’s age and years of credited service as of the end of each quarter. Since the freeze of the Cash Balance Plan, Accounts are no longer credited with compensation credits.

Each Account continues to be credited, on the last day of each quarter, with investment credits. For 2010, the quarterly investment credit was determined by multiplying the amount of the Account balance at the beginning of the quarter by 25% of an average of 30-year U.S. Treasury bond rates (adjusted quarterly).

The Account balance vests 100% after three years of service with the Company. The value of the vested Account balance in the Cash Balance Plan is payable to the team member at any time after termination of employment in either a lump sum or an actuarially equivalent monthly annuity as provided under the Cash Balance Plan and as elected by the team member.

As permitted by ERISA and the IRC, team members who participated in the Cash Balance Plan, including the named executives, whose benefits under the Cash Balance Plan were limited due to IRC imposed limits or whose benefits were limited because they chose to defer a portion of their compensation into the Wells Fargo Deferred Compensation Plan, also participated in the Wells Fargo Supplemental Cash Balance Plan. Under this non-qualified plan, participants also received compensation and investment credits to their plan accounts, determined by points assigned to each team member at the end of each year based on years of service and age. The Supplemental Cash Balance Plan was also frozen as of July 1, 2009.

The value of the vested Account balance in the Supplemental Cash Balance Plan is payable to the team member in either a lump sum or an actuarially equivalent monthly annuity in the year following the team member’s “separation from service” as defined in the Supplemental Cash Balance Plan and IRC Section 409A. Pursuant to IRC Section 409A, all team members who were participants in the

Supplemental Cash Balance Plan made an irrevocable election as to the form of distribution (lump sum or monthly annuity) prior to December 31, 2008. That election will govern the form of distribution that will be paid following the team member’s separation from service. The named executives’ elections are set forth in footnote (2) to the table under “Potential Post-Employment Payments” below.

Under the Combined Plans, “normal retirement age” is defined as age 65.

Alternative Retirement Benefit Calculation.    When we converted the Combined Plans from traditional defined benefit plans to cash balance plans as of July 1, 1999, following the merger between the former Norwest and the former Wells Fargo, the Company retained the formula for calculating benefits for former Norwest team members who were at least 45 years of age and had at least five years of credited service as team members on June 30, 1999. Upon termination of employment, those team members will receive the greater of their Account balances under the current Combined Plans or the benefits he or she would have received under the Combined Plans using the plan formula as in effect prior to the July 1, 1999 amendments (the Alternative Benefit).

We calculate the Alternative Benefit based on a formula that uses age, years of credited service calculated as of July 1, 2009, and certified compensation through July 1, 2009. Using this formula, we compute a monthly benefit payable for the team member’s lifetime beginning at “regular retirement age” as defined in the Combined Plans. This monthly benefit equals a percentage of a team member’s final average monthly earnings multiplied by years of credited service. The Alternative Benefit calculation does not take into account more than 35 years of credited service. Benefits payable under the Combined Plans using the Alternative Benefit formula are reduced if a team member terminates employment and begins receiving benefit payments prior to reaching “regular retirement age.”

Mr. Stumpf was the only named executive who was eligible to receive the Alternative Benefit because he was the only named executive who was at least 45 years old with at least five years of service as a former Norwest team member on June 30, 1999. Regular retirement age for him is age 66. The “present value of accumulated benefits” under the Combined Plans using the Alternative Benefit calculation is greater than his respective Account balances; and, therefore, we show this greater amount in column (d) of the Pension Benefits table above.

Valuation of Accumulated Benefits under the Combined Plans.    The value of the accumulated benefits for each named executive under the Combined Plans, as well as the WFFI plans and supplemental retirement arrangement shown opposite Mr. Oman’s name, is calculated as of December 31, 2010, the measurement date we use to measure plan assets and benefit obligations under such plans for purposes of our 2010 audited financial statements. For purposes of calculating the present value of the retirement benefits shown in the Pension Benefits table, we used the same accounting policies (ASC 715) we used to compute our benefit obligations under these plans and arrangements in our financial statements, except as follows:

•	We made no assumption for death or termination of employment of named executives prior to normal retirement age;

•

We assumed that all named executives would elect to receive their retirement benefits under these plans in a lump sum, in lieu of the assumption used for our financial statements that 90% of team members would elect to receive their retirement benefits in a lump sum, and 10% would elect an annuity. These modified assumptions reflect the fact that team members who retire after July 1, 1999, including the named executives, are eligible to elect to receive benefits under the Combined Plans either as a lump sum or an annuity and that in excess of

90% of all employees who retired since July 1, 1999 have elected a lump sum payment. Beginning January 1, 2009, benefit payments in the Combined Plans are no longer linked. Under IRC Section 409A, team members were allowed to make an irrevocable benefit election of a lump sum or annuity form of distribution prior to December 31, 2008 from the Supplemental Cash Balance Plan. The named executives’ elections are set forth in footnote (2) to the table under “Potential Post-Employment Payments” below. Their benefit in the applicable plan will be paid in the form elected in the year following separation of service;

•	We assumed no future increases in compensation after June 30, 2009;

•	We assumed no future service after June 30, 2009; and

•	We used as “normal retirement age” under the terms of each applicable plan:

➢	age 65 for the Combined Plans and the WFFI plans in which Mr. Oman participates;

➢	age 66 for the “Alternative Benefit” under the Combined Plans and Mr. Oman’s supplemental retirement arrangement.

A complete description of the accounting policies, actuarial, and other assumptions we used to compute these benefits, except as noted above, can be found under “Note 1 (Summary of Significant Accounting Policies—Pension Accounting)” and in “Note 19 (Employee Benefits and Other Expenses)” to our 2010 financial statements.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1)(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
John G. Stumpf Deferred Compensation Plan Supplemental 401(k) Plan	— —	— —	13,477 288,510	— —	96,551 2,127,601
Howard I. Atkins Deferred Compensation Plan Supplemental 401(k) Plan	— —	— —	865,951 140,639	— —	8,284,955 1,037,132
David A. Hoyt Deferred Compensation Plan Supplemental 401(k) Plan	— —	— —	829,524 229,579	— —	7,668,138 1,693,021
Mark C. Oman Deferred Compensation Plan Supplemental 401(k) Plan	— —	— —	548,440 469,176	— —	4,175,674 3,459,919
Carrie L. Tolstedt Deferred Compensation Plan Supplemental 401(k) Plan	— —	— —	6,477 120,065	18,563 —	39,162 885,412

(1)	None of the earnings shown in column (d) have been included in the Summary Compensation Table because none are “preferential” or “above-market.”

(2)	Amounts credited to the Supplemental 401(k) Plan accounts are treated as if invested in our common stock and can be paid only in the form of shares of our common stock. Distributions of these shares will be made in either a lump sum or annual installments payable over ten years or less as elected by the named executive prior to December 31, 2008. If a named executive elects installment distribution, all shares remaining in his or her account will earn dividends (which will be reinvested in the form of additional shares) at the same rate as all other Company common stockholders.

(3)	Amounts in column (f) include (i) amounts received as salary or cash incentive and deferred by those named executives who participated in the Wells Fargo Deferred Compensation Plan and (ii) our contributions credited to the Supplemental 401(k) Plan on behalf of named executives through 2009. The Supplemental 401(k) Plan, frozen effective July 1, 2009, allowed only employer contributions. All amounts included in column (f) have been disclosed in the Summary Compensation Table and related footnotes in our proxy statements for each prior year in which we included the named executive, except for earnings on these amounts, none of which were considered “preferential.”

The aggregate amount of all salary and/or cash incentive deferred (if any) under the Deferred Compensation Plan and contributions credited under the Supplemental 401(k) Plan that we disclosed in Summary Compensation Tables in prior years’ proxy statements, and the years in which the named executive appeared in these prior proxy statements, is as follows: Mr. Stumpf— $1,287,357 in Supplemental 401(k) Plan contributions (2003-2010); Mr. Atkins—$6,724,175 in salary and/or cash incentive deferrals, and $915,943 in Supplemental 401(k) Plan contributions (2003-2010); Mr. Hoyt—$5,018,657 in salary and/or cash incentive deferrals, and $1,359,374 in Supplemental 401(k) Plan contributions (2000-2010); Mr. Oman—$3,050,000 in salary and/or cash incentive deferrals, and $1,128,448 in Supplemental 401(k) Plan contributions (2002-2010); Ms. Tolstedt—$57,000 in base salary deferrals, and $422,604 in Supplemental 401(k) Plan contributions (2006-2008).

The number of shares of our common stock credited to the Supplemental 401(k) Plan account for each named executive officer as of December 31, 2010 is:

Name	Common Stock Share Credits
John G. Stumpf	68,654
Howard I. Atkins	33,466
David A. Hoyt	54,631
Mark C. Oman	111,646
Carrie L. Tolstedt	28,570

We calculated these common stock share credits for each named executive by dividing the Supplemental 401(k) Plan account balance on December 31, 2010 by $30.99, the closing price of our common stock on December 31, 2010, the last trading day for 2010.

Wells Fargo Deferred Compensation Plan.    The Deferred Compensation Plan allows certain members of management and highly compensated team members to defer the receipt of compensation that would otherwise be paid to them currently until a future year or years as selected by the team member. For 2010, compensation eligible for deferral includes salaries, incentives, commissions and bonuses earned during 2010 and payable no later than March 15, 2011.

The Deferred Compensation Plan currently offers three broad categories of earnings options:

•	The CD option, in which the deferred compensation earns the same return as if it were a $10,000 certificate of deposit with a maturity of one year sold by Wells Fargo Bank available in Minnesota:

•	The fund options, in which the deferred compensation earns the same return as if invested in one of the following investment options:

➢	U.S. Bond Index Fund

➢	Standard and Poor’s 500 Index Fund

➢	Standard and Poor’s MidCap Index Fund

➢	Russell Small Cap Index Fund

➢	EuroPacific Growth Fund

➢	NASDAQ 100 Index Fund

➢	Emerging Market Equity Fund

➢	Dow Jones Target Date Funds

•	The common stock option, in which the deferred compensation earns the same return as if invested in our common stock, including reinvestment of dividends.

A team member may allocate deferred compensation among the earnings options in increments of 1%. A team member may elect to reallocate his or her deferral account as of each business day. However, any deferral amounts allocated to the common stock option are required to remain in the common stock option and may not be reallocated.

The average of the rates offered in the State of Minnesota on the first day of each month in 2010 by Wells Fargo Bank for a certificate of deposit of $10,000 with a maturity of one year was 0.27%. The highest rate was 0.40%, and the lowest rate was 0.15%.

The total return in 2010 for each of the fund options is listed below. Total return is calculated by taking the change in net asset value of a fund, reinvesting all income and capital gains or other distributions during the period, and dividing by the starting net asset value. Total return does not reflect sales charges, but does account for management, administrative and 12b-1 fees, as well as other costs that are automatically deducted from fund assets.

Fund-Type Earnings Options	2010
U.S. Bond Index	6.53%
Standard and Poor’s 500 Index Fund	15.13%
Standard and Poor’s MidCap Index Fund	26.57%
Russell Small Cap Index Fund	26.66%
EuroPacific Growth Fund	9.76%
NASDAQ 100 Index Fund	20.00%
Emerging Markets Equity Fund	22.68%
Dow Jones Target Today Fund	7.99%
Dow Jones Target 2010 Fund	9.19%
Dow Jones Target 2015 Fund	10.35%
Dow Jones Target 2020 Fund	11.81%
Dow Jones Target 2025 Fund	13.53%
Dow Jones Target 2030 Fund	15.00%
Dow Jones Target 2035 Fund	16.09%
Dow Jones Target 2040 Fund	16.97%
Dow Jones Target 2045 Fund	17.07%
Dow Jones Target 2050 Fund	17.25%

The reported high and low and closing sales prices per share of our common stock and the cash dividend paid per share for each quarter during 2010 is shown in the table below.

	High Price	Low Price	Closing Price	Dividend
First Quarter	$31.99	$26.37	$31.12	$0.05
Second Quarter	34.25	25.52	25.60	0.05
Third Quarter	28.77	23.02	25.12	0.05
Fourth Quarter	31.61	23.37	30.99	0.05

Upon withdrawal, account balances allocated to the common stock option are distributed in shares of our common stock, and account balances allocated to the other earnings options are paid in cash.

A team member electing to defer compensation selects the year the distribution is to begin and the method of the distribution—either lump sum or annual installments over no more than ten years. The team member cannot change the selected method of the distribution, but may elect one time to re-defer a distribution to a year that is at least five years after the date originally selected if it relates to a deferral for 2005 or later, or at least three years after the date originally selected if it relates to a deferral for 2004 or earlier. Distributions will begin in March of the year selected by the team member. If the team member incurs a “separation from service” as defined in the Deferred Compensation Plan and under IRC Section 409A, before commencement of distribution, the distribution will begin as soon as practicable after the March 1 immediately following a separation from service. If the team member incurs a separation from service after commencement of distribution, the team member’s deferral account balances will continue to be distributed in accordance with the original election. If the team member dies before receiving all payments, the remaining balance will be paid to the team member’s designated beneficiary or, if none, according to the structure outlined in the Deferred Compensation Plan.

A team member may not take an early withdrawal of any portion of his or her deferral account for amounts related to a deferral for 2004 or later. For amounts related to deferrals for 2003 or earlier, the requirements regarding early withdrawal are governed by the Deferred Compensation Plan as in effect at the time of the deferral.

Wells Fargo Supplemental 401(k) Plan.    The Supplemental 401(k) Plan is a non-qualified plan designed to restore certain benefits lost due to IRC-imposed limits on contributions and/or eligible compensation in the Company qualified 401(k) Plan. Prior to the freeze of the Supplemental 401(k) Plan on July 1, 2009, all of the named executives were eligible for, and were automatically enrolled in, the Supplemental 401(k) Plan.

Prior to the freeze on July 1, 2009, the Supplemental 401(k) Plan provided for Company contributions equal to the team member’s deferral election in the Wells Fargo 401(k) Plan as of January 1 for the relevant year up to 6% of certified compensation, as defined in the plan. No team member contributions were accepted in the Supplemental 401(k) Plan. The Company credited contributions in the Supplemental 401(k) Plan if a team member’s matching contributions in the Wells Fargo 401(k) Plan were limited due to IRC-imposed limits or due to deferrals under the Wells Fargo Deferred Compensation Plan.

Contributions allocated to Supplemental 401(k) Plan accounts are treated as if invested in our common stock. Additional contributions are credited to reflect dividends paid, and the dividend allocations are treated as if reinvested in our common stock. The reported high and low sales and closing prices per share of our common stock and the cash dividend paid per share for each quarter during 2010 are shown in the table above under “Wells Fargo Deferred Compensation Plan.”

Loans and withdrawals are not allowed from the Supplemental 401(k) Plan. Distribution of a team member’s vested Supplemental 401(k) Plan account balance in a lump sum or in installments as previously elected by the team member will be made or begin as soon as administratively feasible in the calendar year following the year the team member incurs a separation from service. Each of the named executives has elected to receive his or her Supplemental 401(k) Plan account balance in a lump sum upon a separation from service. Distributions under this plan can be paid only in the form of shares of our common stock. If the team member dies before receiving a complete distribution, the amount is paid to the team member’s beneficiary.

Potential Post-Employment Payments

The table below shows potential post-employment payments to each named executive under our Supplemental Cash Balance Plan, and for Mr. Oman, under the WFFI Excess Pension Plan and his supplemental retirement arrangement described below, assuming each individual terminated his employment on December 31, 2010 and benefits were paid beginning January 1, 2011.

The amounts shown in this table do not include retirement benefits under our qualified Cash Balance Plan generally provided to U.S. team members. The amounts shown in this table also do not include distributions of balances under our Deferred Compensation Plan and Supplemental 401(k) Plan. These balances are shown in the Non-Qualified Deferred Compensation table above.

		Payable As(2)
Name(1)	Benefit Under(1)	Lump Sum($)	Monthly Life-Only Annuity($)
John G. Stumpf	Supplemental Cash Balance Plan	20,797,555	N/A

Howard I. Atkins	Supplemental Cash Balance Plan	970,203	N/A

David A. Hoyt	Supplemental Cash Balance Plan	1,843,480	N/A

Mark C. Oman	Supplemental Cash Balance Plan	N/A	24,261
	WFFI Excess Pension Plan	3,323	N/A
	Supplemental Retirement Arrangement(3)	12,026,359	N/A

Carrie L.Tolstedt	Supplemental Cash Balance Plan	897,486	N/A

(1)	The benefits payable under the plans and retirement arrangements shown in this table are the same benefits included in the Pension Benefits table above, but calculated using a different valuation date and assumptions. Information about benefits payable to named executives under the Combined Plans appears in the narrative following the Pension Benefits table.

(2)	In accordance with IRC Section 409A, the named executives have made the following irrevocable elections regarding the form of payment of the benefits under the plans and retirement arrangement shown in this table: Messrs. Stumpf, Atkins, and Hoyt and Ms. Tolstedt elected to receive their respective benefits under the Supplemental Cash Balance Plan as lump sums; and Mr. Oman elected to receive his benefits under the Supplemental Cash Balance Plan as an annuity and his benefits under the WFFI Excess Pension Plan and his supplemental retirement arrangement as lump sums.

(3)	See the discussion of Mr. Oman’s supplemental retirement arrangement below.

The above table also does not include payments and benefits provided on a non-discriminatory basis to team members upon termination of employment, including retirement. These include accrued salary; salary continuation payments; distributions of plan balances under our qualified 401(k) Plan; the value of option continuation upon retirement, permanent disability, or other termination of employment (other than for cause); and welfare benefits provided to all retirees, including retiree medical insurance.

Information about benefits payable to named executives under the Cash Balance and Supplemental Cash Balance Plans appears in the narrative following the Pension Benefits table. Additional information about potential post-employment payments for named executives appears below.

Supplemental Retirement Arrangement—Mark C. Oman.    We have agreed to provide Mr. Oman with a supplemental benefit upon his termination of employment. This supplemental benefit will be determined based upon the difference between what Mr. Oman would receive under the Combined Plans and a hypothetical benefit calculated using a formula which takes into account his final average monthly earnings and years of credited service with the Company (excluding his years of service with WFFI) as of July 1, 2009, which is the date that the Combined Plans were frozen. Mr. Oman’s supplemental retirement arrangement was also frozen as of this date. The accumulated present value of Mr. Oman’s supplemental benefit under his special retirement arrangement is shown in the Pension Benefits table, using the same valuation date (December 31, 2010) and valuation assumptions as for our benefit plan obligations generally in our 2010 financial statements. The estimated amount Mr. Oman would receive under his arrangement, assuming he terminated employment on December 31, 2010, appears in the Potential Post-Employment Payments table above.

Chairman/CEO Post-Retirement Policy.    Mr. Stumpf is covered under our Chairman/CEO Post-Retirement Policy which, with the agreement of the Board and the HRC, will provide him with office space, an administrative assistant, and a part-time driver at our expense for two years following his retirement date if he continues to be available for consultation with management and to represent us with customers, the community, and team members during this period. Assuming Mr. Stumpf retired on December 31, 2010 and began providing services under this policy on January 1, 2011, he would be entitled to receive an estimated annual benefit under this policy of approximately $250,000.

Accelerated Vesting of Options and Stock Awards.    As shown in columns (c), (g), and (i) of the Outstanding Equity Awards At Fiscal Year-End table, as of December 31, 2010 each of the named executives had outstanding and unvested stock options and stock awards in the form of RSRs and/or Performance Shares. All such stock options, RSRs and Performance Shares were granted under the terms of the LTICP. The terms of the LTICP and the option and award agreements specify the circumstances under which vesting of these options and awards will accelerate if a named executive terminates their employment with the Company.

We provide information below about (1) the circumstances under which the vesting of these options and stock awards would accelerate upon termination of employment or the consummation of an “acquisition transaction” (as defined below) and (2) the hypothetical value each such named executive would have received, if any, upon the vesting of any of these option or stock awards as of that date under those circumstances, assuming each named executive’s employment with the Company had terminated or the acquisition had been consummated as of December 31, 2010 and based on an NYSE closing price per share of our common stock on that date of $30.99.

Under the terms of the LTICP and the relevant option and/or award agreement, the effect of certain reasons for terminating employment on the vesting schedule of the unvested options and stock awards shown for each of the named executives in the Outstanding Equity Awards at Fiscal Year-End table is as follows:

•

In the event of termination due to retirement, any unvested options granted prior to February 24, 2009 vest and become immediately exercisable until the original expiration date of the option or one year from the date of death, whichever occurs first. Unvested options granted on and after February 24, 2009, the RSRs, and the Performance Share awards held by the named executives will continue to vest in accordance with their terms, subject, in the case of the RSRs and Performance Shares, to the named executive’s continued compliance with certain covenants or conditions.

•	In the event of termination due to death or permanent disability, all unvested options, RSRs and the target amount of unvested Performance Share awards vest in full.

•

In the event of an acquisition in which substantially all of the assets of the Company are acquired by another corporation, or the Company is reorganized as the result of its acquisition by another entity (an “acquisition transaction”), all unvested stock options will become exercisable in full, restrictions on RSRs will lapse, and Performance Share awards will pay out pro rata based on performance through the end of the last calendar quarter prior to the acquisition, in each case unless the HRC specifies otherwise.

Options.    Each named executive holds stock options that had not vested prior to December 31, 2010. Those options shown in column (c) of the Outstanding Equity Awards at Fiscal Year-End table that expire on February 26, 2018 were granted prior to February 24, 2009 and will vest in full upon the named executives’ retirement, death, disability, or the occurrence of an acquisition transaction. Because the NYSE per share market value of our common stock on December 31, 2010 ($30.99) was less than the per share exercise price for these unvested stock options ($31.40), there was no positive “spread” between the market value and the exercise price of these option shares. As a result, the named executives would not have received any value if vesting of these option shares had accelerated as of that date.

Ms. Tolstedt holds 521,525 unvested options also shown in column (c) of the Outstanding Equity Awards at Fiscal Year-End table granted on February 24, 2009 and that expire on February 24, 2019. These options will not vest upon her retirement, but will continue to vest in accordance with their terms. If Ms. Tolstedt’s employment with the Company had terminated as of December 31, 2010 due to death or disability, or if an acquisition transaction had occurred on that date, and the HRC had not specified otherwise, these stock options would have vested and become exercisable on that date. In each such case, Ms. Tolstedt (or her beneficiaries in the case of death) would have received an option value of $9,356,158, based on the difference between the NYSE per share market price of our common stock on December 31, 2010 ($30.99) and the per share exercise price for these unvested stock options ($13.05).

RSRs.    Assuming that as of December 31, 2010, the employment of each of the named executives had terminated due to death or permanent disability, but not retirement, or an acquisition transaction had been completed and the HRC had not specified otherwise, the restrictions on each of the RSRs shown in column (g) of the Outstanding Equity Awards at Fiscal Year-End table would have lapsed, and each named executive (or his or her beneficiaries in the case of death) would have been entitled to receive the number of shares (including dividend equivalents) shown opposite his or her name in column (g), and having the value shown in column (h) of the Outstanding Equity Awards at Fiscal Year-End table based on the NYSE closing price per share of our common stock on December 31, 2010 ($30.99).

Performance Shares.    Assuming that as of December 31, 2010, the employment of each of the named executives had terminated due to death or permanent disability but not retirement, each named executive (or his or her beneficiaries in the case of death) would have been entitled to receive the target number of Performance Shares (including dividend equivalents) shown opposite his or her name in column (i) and having the value shown in column (j) of the Outstanding Equity Awards at Fiscal Year-End table based on the NYSE closing price per share of our common stock on December 31, 2010 ($30.99).

Assuming an acquisition transaction had been completed as of December 31, 2010, and the HRC had not specified otherwise, each named executive would have been entitled to receive the estimated number of Performance Shares and dividend equivalents having the value shown in the table below. Additional information regarding how this number of Performance Shares was calculated appears in the footnotes (1) and (3) to the table:

Name	Award Date	Estimated Performance Shares (#)(1)(2)	Value ($)(3)
John G. Stumpf	12/24/2009	143,152	4,436,280
	06/22/2010	50,174	1,554,892
Howard I. Atkins	12/24/2009	71,576	2,218,140
	06/22/2010	25,087	777,446
David A. Hoyt	12/24/2009	71,576	2,218,140
	06/22/2010	29,648	918,792
Mark C. Oman	12/24/2009	71,576	2,218,140
	06/22/2010	22,807	706,789
Carrie L. Tolstedt	06/22/2010	25,087	777,446

(1)	For the 12/24/2009 awards, the estimated number of Performance Shares that would have been awarded to each named executive if an acquisition transaction had occurred as of December 31, 2010 is a pro-rated number calculated as provided in the LTICP, based on the number of calendar quarters (three) that had elapsed in such award’s three-year performance period as of September 30, 2010 (the calendar quarter immediately preceding the assumed acquisition transaction), and the number of calendar quarters (12) in the full performance period ending December 31, 2012. Based on the Company’s RORCE rank relative to the companies included in the KBW Bank Sector Index as of December 31, 2010, Messrs. Stumpf, Atkins, Hoyt and Oman would have been entitled to receive the pro-rated maximum number of Performance Shares (including dividend equivalents) under their respective awards.

(2)	For the 06/22/2010 awards, the estimated number of Performance Shares that would have been awarded to each named executive if an acquisition transaction had occurred as of December 31, 2010 is a pro-rated number calculated as provided in the LTICP, based on the number of calendar quarters (one) that had elapsed in such award’s three twelve-month performance periods as of September 30, 2010 (the calendar quarter immediately preceding the assumed acquisition transaction), and the number of calendar quarters (12) in the full performance period ending June 30, 2013. Based on the Company’s RORCE rank relative to the companies in the Financial Performance Peer Group as of December 31, 2010, the named executives would have been entitled to receive the pro-rated maximum number of Performance Shares (including dividend equivalents) under their respective awards.

(3)	Based on the NYSE per share closing price for the Company’s common stock of $30.99 on December 31, 2010 multiplied by the number of Performance Shares.

ITEM 2—ADVISORY RESOLUTION

REGARDING NAMED EXECUTIVES’ COMPENSATION

As provided by the Dodd-Frank Act and recent SEC rulemaking, we are asking our stockholders to approve an advisory resolution regarding compensation paid to named executives as described in the CD&A, the compensation tables and related disclosures. This item, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our 2010 compensation decisions and policies for our named executives as discussed in this proxy statement.

We have described in our CD&A and the compensation tables our 2010 compensation principles, governance and decisions for the named executives. Highlights of these disclosures include:

•

summary of the Company’s successes in 2010, including record net income of $12.4 billion, the Company’s relative performance versus peers, success to date of the Wachovia merger integration, and positioning the Company for future growth in light of increased financial services regulation;

•	description of the four Compensation Principles that guide the HRC’s decision-making

➢	paying for performance;

➢	promoting a culture of risk management that avoids unnecessary or excessive risk taking;

➢	attracting and retaining highly qualified executives with competitive pay; and

➢	aligning executives’ interests with those of stockholders;

•

description of the Company’s compensation program governance, including the independence of each member of the HRC, Company performance, peer group analysis, business line performance, individual performance, independent compensation consultant advice, risk management, and HRC discretion; and

•	disclosure of material factors affecting the HRC’s 2010 compensation decisions for the named executives.

Voting and Effect of Vote

We are requesting your non-binding, advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this proxy statement, is hereby APPROVED.

You will vote FOR, AGAINST or ABSTAIN on this Item 2. Because your vote is advisory, it will not be binding on the Company, the Board or the HRC and will not overrule any decision by the Board or require the Board to take any action. However, the Board values our stockholders’ views on executive compensation matters and will carefully consider the outcome of this vote when deliberating future executive compensation decisions for named executives.

Board Recommendation

As noted in the CD&A, the HRC believes its 2010 compensation decisions were consistent with our Compensation Principles, they will benefit stockholders for short-term and long-term Company performance, and the compensation paid to the named executives for 2010 was reasonable and appropriate.

The Board recommends that stockholders vote FOR the advisory resolution approving the compensation paid to the Company’s named executives, as disclosed in this proxy statement in the CD&A, the compensation tables and the related material (Item 2 on the proxy card).

ITEM 3—ADVISORY PROPOSAL ON THE FREQUENCY OF FUTURE ADVISORY VOTES REGARDING NAMED EXECUTIVES’ COMPENSATION

In Item 2 above, the Company’s stockholders are asked to cast an advisory vote on the Company’s executive compensation as described in this proxy statement (a “say-on-pay” vote). Pursuant to the Dodd-Frank Act and recent SEC rulemaking, at least once every six years the Company is required to ask stockholders to cast an advisory vote on how often the Company should include in its proxy materials for future stockholder meetings the say-on-pay vote similar to Item 2. Under this Item 3, stockholders may vote to have the say-on-pay vote every 1 year, every 2 years or every 3 years.

Voting and Effect of Vote

The proxy card provides stockholders with four choices for voting on Item 3: EVERY 1 YEAR, EVERY 2 YEARS, EVERY 3 YEARS, or ABSTAIN. Under our By-laws, the option, if any, that receives the vote of a majority of shares present in person or by proxy at the annual meeting will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders.

The Board values the opinions of the Company’s stockholders as expressed through their votes on this Item 3. Although the vote is advisory and not binding on the Board, the Board will carefully consider the outcome of this vote when making future decisions regarding the frequency of say-on-pay votes.

Board Recommendation

After careful consideration of the most appropriate frequency for the say-on-pay vote, the Board has determined that an advisory vote on executive compensation that occurs every year is the best alternative for the Company and its stockholders. In formulating its recommendation, the Board considered that an annual say-on-pay vote will allow our stockholders to provide their input on named executives’ compensation by the most frequent manner, which the Board believes is the optimum method for utilizing the important say-on-pay communication. If the say-on-pay vote is held less frequently than annually, the compensation being voted upon and the results of the vote may be confusing and less clear to both stockholders and the Board. Further, an annual say-on-pay vote aligns with the Board’s annual decision-making on named executives’ compensation as described in this proxy statement. Therefore our Board recommends that you vote to hold an advisory vote on executive compensation every year.

The Board recommends that stockholders vote FOR the option of EVERY 1 YEAR as the frequency with which stockholders are provided an advisory vote on executive compensation (Item 3 on the proxy card).

ITEM 4—APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will vote at the annual meeting to ratify the appointment by the AEC of KPMG as our independent auditors for the year ending December 31, 2011. KPMG or its predecessors have examined our financial statements each year since 1931. Although we are not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of KPMG, the AEC will consider the stockholders’ action in determining whether to appoint KPMG as our independent auditors for 2012.

Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board recommends that stockholders vote FOR the proposal to ratify the appointment of KPMG as our independent auditors for 2011 (Item 4 on the proxy card).

KPMG Fees

We incurred the fees shown in the following table for professional services provided by KPMG for 2010 and 2009:

	2010	2009(5)
Audit Fees(1)	$34,308,000	$33,474,000
Audit-Related Fees(2)	3,663,000	3,307,000
Tax Fees(3)	7,666,000	5,829,000
All Other Fees(4)	1,113,000	826,000
Total	$46,750,000	$43,436,000

(1)	Audit Fees principally relate to the audit of our annual financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (i.e., comfort letters, consent filings, etc.), and regulatory and compliance attest services.

(2)	Audit-Related Fees principally relate to audits of employee benefit plans, review of internal controls for selected information systems and business units (SAS 70 audits), and due diligence work.

(3)	Tax Fees principally relate to the preparation of tax returns and compliance services, tax planning and consultation services and trust and estate tax compliance services.

(4)	Other Fees relate to non-tax related advisory and consulting services, including assistance with Wachovia integration, risk and process assessment.

(5)	Updated from amounts originally reported for 2009 to reflect significant changes in scope of services required to be performed by KPMG before services were performed.

Audit and Examination Committee Pre-Approval Policies and Procedures

The AEC selects and oversees our independent auditors. AEC policy prohibits KPMG from providing certain non-audit services to us and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the AEC. There are three methods for pre-approving KPMG services. The AEC may pre-approve, on an annual basis, recurring services such as the audits of our annual financial statements and internal control over financial reporting and the review of our quarterly financial statements. Preliminary fee levels will not exceed the amount pre-approved for these services in the preceding calendar year, and changes to these fee levels as a result of changes in the scope of services will be submitted to the AEC for pre-approval on an annual basis. The AEC must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the AEC prior to such additional services being provided by KPMG. The AEC may also pre-approve, for a particular fiscal year, specific types of audit, audit-related and tax services, subject to a fee cap for each of the three service type categories. Finally, the AEC may pre-approve, from time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above. Actual fees incurred for services provided to us by KPMG are reported to the AEC after the services have been fully performed. In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the AEC considers whether the provision of the service by KPMG could impair the independence of KPMG with respect to us. As part of this process, the AEC considers the facts and circumstances of the proposed engagement, including whether KPMG can provide the service more effectively and economically than other firms because of its familiarity with our businesses and operations. The AEC also considers the proposed engagement in light of any other non-audit services provided to us by KPMG and the fees paid to KPMG for those services. The AEC requires competitive bidding for non-audit services unless it is not warranted because of the facts and circumstances of the proposed engagement.

The AEC has delegated pre-approval authority to designated AEC members. Pre-approval by a designated AEC member is used for time-sensitive engagements. Pre-approval decisions by a designated AEC member are reported to the full AEC at a future meeting.

Audit and Examination Committee Report

The AEC’s charter, a copy of which is available on our website at https://www.wellsfargo.com/pdf/about/corporate/AE_committee_charter.pdf, sets forth the AEC’s purposes and responsibilities. The seven members of the AEC are named below. Each member is independent, as independence for audit committee members is defined by NYSE rules. The Board has determined, in its business judgment, that each member of the AEC is financially literate as required by NYSE rules and qualifies as an “audit committee financial expert” as defined by SEC regulations.

Management has primary responsibility for our financial statements and the overall reporting process and, with the assistance of our internal auditors, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting. The independent auditors are responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). These audits serve as a basis for the auditors’ opinions included in the annual report to stockholders addressing whether the financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was effective as of December 31, 2010. The AEC’s responsibility is to monitor and oversee these processes.

The AEC has reviewed and discussed our 2010 audited financial statements with management. The AEC has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including matters relating to the conduct of the audit of our financial statements. KPMG has provided to the AEC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the AEC concerning independence, and the AEC has discussed with KPMG that firm’s independence from us. Based on this review and these discussions, the AEC recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Members of the Audit and Examination Committee:

Nicholas G. Moore, Chair John D. Baker II Lloyd H. Dean Enrique Hernandez, Jr.	Cynthia H. Milligan Philip J. Quigley Susan G. Swenson

STOCKHOLDER PROPOSALS

We expect the following stockholder proposals (Items 5 through 9, on the proxy card) to be presented by certain stockholders at the annual meeting. The text of these proposals and supporting statements appear in the form in which we received them. All statements contained in the proposals and supporting statements are the sole responsibility of the proponents. The names and addresses of the proponents, and the numbers of shares held by the proponents, appear before their respective proposals.

The Board has carefully considered each of the following stockholder proposals and has concluded the adoption of these proposals would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal and its supporting statement, the Board recommends a vote AGAINST each of these proposals.

ITEM 5—STOCKHOLDER PROPOSAL

REGARDING SPECIAL STOCKHOLDER MEETINGS

Glyn A. Holton, 9 Hazel St., Cambridge, MA 02138, who held 100 shares of common stock on November 16, 2010, intends to submit a resolution to stockholders for approval at the annual meeting. The proponent’s resolution and supporting statement are printed below.

Resolution

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by law) in regard to calling a special meeting that apply only to shareowners but not to management and/or the board.

Supporting Statement

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring – when events unfold quickly and issues may become moot by the next annual meeting. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at the following companies: CVS Caremark, Sprint Nextel, Safeway, Motorola and R.R. Donnelley.

Please encourage our board to respond positively to this proposal as a strong statement that our Company is committed to good corporate governance. Special Shareowner Meetings—Yes on Item 5.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 5 on the proxy card, for the following reasons:

•	The proposal is unnecessary because our stockholders already have the right to call special meetings of stockholders;

•

The Company’s By-Law provision permitting stockholders owning at least 25% of our common stock to call special meetings appropriately balances the interests of all stockholders and avoids the risk of costly and burdensome stockholder meetings called by a relatively small group of stockholders, some of whom may have hedged or disposed of their economic interest in our common stock prior to the meeting, to advance their own narrowly supported interests; and

•

The Company has strong corporate governance practices, including a Lead Director and management who are available to meet with stockholders to discuss governance and other matters outside the framework of a stockholder meeting.

The Company’s stockholders already have the right to call special meetings of stockholders. The Board, upon the recommendation of the GNC, determined that it is consistent with best corporate governance practices and is in the best interests of our stockholders to provide our stockholders with the ability to raise issues of substantial importance without having to wait for the annual meeting of stockholders. Accordingly, in January 2011, the Board amended the Company’s By-Laws to provide that owners of at least 25% of the Company’s common stock may call a special meeting of stockholders.

While the Board recognizes the important right of stockholders to call special meetings in appropriate circumstances, the Board believes that the proponent’s 10% ownership threshold is too low and the logistics involved with a special meeting would impose a significant expense and burden on the Company if the right to call a special meeting is misused by a small group of stockholders. A special stockholder meeting is a costly and time consuming undertaking for a company with as many stockholders as Wells Fargo. There are numerous activities and internal and external resources associated with holding a special meeting, including preparing the required disclosure documents, printing and mailing the necessary proxy materials, arranging and paying for meeting space, and a large time commitment of members of the Board and senior management in preparing for and conducting the meeting. The Board believes that the Company’s By-Law provision, with the 25% ownership threshold and provisions designed to avoid duplicative meetings, appropriately balances the interests of all of the Company’s stockholders and avoids the risk of unnecessary and burdensome stockholder meetings called by a relatively small group of stockholders, some of whom may have hedged or disposed of their economic interest in the Company’s common stock prior to the meeting, to advance their own narrowly supported interests.

The Company has strong corporate governance practices that welcome stockholder input on governance matters outside the framework of a stockholder meeting and demonstrate the Board’s accountability and responsiveness to our stockholders. For example,

•	all of the Company’s directors are elected annually under a majority vote standard;

•

the Board has recommended that our stockholders vote on executive compensation each year (an annual say-on-pay vote) so that stockholders can promptly provide their views on the compensation of the Company’s named executives; and

•

as described under “Board Leadership Structure and Lead Director,” the Board has an actively involved and independent Lead Director whose duties, among other things, include being available for consultation and direct communication with stockholders. The Lead Director, together with senior management as appropriate, is available to meet and has met with our stockholders periodically to discuss and invite comments on governance and executive compensation matters.

The Company’s governing documents, along with Delaware corporate law and other applicable regulatory requirements, also serve to protect stockholder interests by requiring many important matters to be submitted for a stockholder vote at a meeting. These matters include large stock issuances, certain mergers, the adoption of equity-based compensation plans and, as noted above, the advisory say-on-pay vote. The Company’s By-Law provision giving stockholders the right to call special meetings, coupled with the Company’s strong corporate governance practices and existing corporate and regulatory requirements regarding stockholder meetings, makes the proponent’s proposal unnecessary.

Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

ITEM 6—STOCKHOLDER PROPOSAL REGARDING CUMULATIVE VOTING IN CONTESTED DIRECTOR ELECTIONS

The Trowel Trades S&P 500 Index Fund, 620 F Street N.W., Washington, DC 20004, which held 150,874 shares of common stock on November 16, 2010, intends to submit a resolution to stockholders for approval at the annual meeting. The proponent’s resolution and supporting statement are printed below.

Resolution

RESOLVED, that the stockholders of Wells Fargo & Company (“the Company”), assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the contested election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

Supporting Statement

Cumulative voting means that each stockholder may cast as many votes as equal the number of shares held, multiplied by the number of directors to be elected. Each stockholder may cast all such cumulated votes for a single candidate or split votes between one or more candidates, as each stockholder sees fit.

We believe that cumulative voting increases the possibility of electing at least one director with a viewpoint independent of management. In our opinion, this will help achieve the objective of the board representing all shareholders.

We urge our fellow shareholders to vote yes for cumulative voting and the opportunity to enhance our Board with a more independent perspective.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 6 on the proxy card, for the following reasons:

•	The current system of one vote per share best serves the interests of all stockholders;

•

Cumulative voting could enable a small group of stockholders with a limited ownership interest in the Company to have a disproportionate impact on the election of directors and the functioning of the Board; and

•

The Company’s corporate governance structure, including the composition of the Board, majority voting in uncontested elections, and the role of the Lead Director, already provides effective accountability of the Board to stockholders.

The Company’s By-Laws provide that directors will be elected under a majority vote standard in an uncontested election where the number of director nominees equals the number of directors to be elected and under a plurality vote standard in a contested election where the number of director nominees exceeds the number of directors to be elected. Under a majority vote standard for an uncontested election, a nominee is elected if the votes cast for the nominee exceed the votes cast against the nominee. Under a plurality vote standard for a contested election, the director nominees with the largest number of votes are elected, up to the number of directors to be elected.

Under the Company’s Restated Certificate of Incorporation and By-Laws, a stockholder may cast one vote per share in favor of, or may vote against, each director nominee. The one vote per share system that the Company currently employs and has employed since its founding in 1929 allows each stockholder to have a vote that is proportionate to his or her ownership interest in the Company. The Board believes that the one vote per share system is the most likely to result in a board of directors that will represent the interests of all stockholders.

Under the proponent’s proposal, in a contested election each stockholder would be entitled to a number of votes equal to the number of shares owned multiplied by the number of directors to be elected. These votes could be divided among nominees or “cumulated” for a single nominee. The ability to cumulate votes could allow a small number of stockholders with a small ownership interest in the Company to have a disproportionate effect on the election of directors. In addition, directors may be conflicted in their allegiance to the group responsible for their election and their duty of loyalty to all stockholders. Particularly in the context of a contested election, cumulative voting could create factions within the Board which could impair the ability of Board members to work together effectively for all stockholders.

Under the Company’s plurality vote standard for contested elections, stockholders have an effective choice and can reflect their views through their affirmative vote. Stockholders can choose to vote for or against Board-recommended nominees as well as other nominees. Combined with the one vote per share system, stockholders in contested elections have the ability to express their preference through their vote and that vote is proportionate to the stockholder’s ownership interest in the Company.

The Company already has strong governance practices designed to increase the accountability of the Board to stockholders. The Company recently amended its By-Laws to allow stockholders owning 25% or more of the Company’s common stock to call a special meeting of stockholders. In addition, directors are elected annually and more than 93% of the Board is composed of independent directors. As described under “Board Leadership Structure and Lead Director,” the Board has an independent Lead Director who provides independent leadership and oversight.

Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

ITEM 7—STOCKHOLDER PROPOSAL REGARDING POLICY

TO REQUIRE INDEPENDENT CHAIRMAN

SEIU Master Trust, 11 Dupont Circle, N.W., Suite 900, Washington, DC 20036, which held 92,473 shares of common stock on November 16, 2010, intends to submit a resolution to stockholders for approval at the annual meeting. The proponent’s resolution and supporting statement are printed below.

Resolution

RESOLVED, that stockholders of Wells Fargo & Company (“Wells Fargo”) urge the board of directors (the “Board”) to adopt a policy that an independent director shall serve as Chairman of the Board. The policy’s definition of independence should provide that a director is “independent” if the board determines that he or she has no material relationship with Wells Fargo apart from his or her directorship. The policy should specifically provide that the following relationships disqualify a director from being considered independent:

(a)	prior employment by Wells Fargo;

(b)	provision of consulting or other personal services to Wells Fargo or any of its executive officers;

(c)	employment by, service as a director of or ownership of a five percent or greater equity interest in, an entity that makes payments to or receives payments from Wells Fargo and either: (i) such payments account for one percent or more of the entity’s or Wells Fargo’s consolidated gross revenues in any single fiscal year; or (ii) if the entity is a debtor or creditor of Wells Fargo, the amount owed exceeds one percent of Wells Fargo’s or the entity’s assets;

(d)	service as an employee or director of a foundation, university or other non-profit organization that receives donations from Wells Fargo, or direct benefit from any donations to such an organization; or

(e)	being part of an interlocking directorate in which an employee of Wells Fargo serves on the board of an entity employing the director.

The policy should provide that a director is not independent if any of his or her immediate family members fall into any of the categories set forth above. An “immediate family member” should be defined to include a spouse, parent, child, sibling, parent-in-law, son-in-law, daughter-in-law, aunt, uncle or anyone sharing the director’s home (other than a domestic worker).

The policy should provide that if the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who is independent within 60 days of such determination. Compliance should be excused if no director who qualifies as independent is elected by the stockholders or is willing to serve as Chairman. The policy should apply prospectively so as not to violate any existing contractual obligation.

Supporting Statement

Wells Fargo’s CEO John Stumpf also serves as the Chairman of Wells Fargo’s Board. In our view, the Chairman should be an independent director to promote robust oversight of senior executives, and to foster accountability of management to the Board, something that is difficult to accomplish when the most senior member of management also serves as the Board’s leader.

We believe that these considerations are particularly important at financial services companies, which are extremely complex and wield tremendous power. In particular, we expect that independent board leadership would help ensure that incentives and controls are in place to discourage excessive risk taking and short-termism.

We urge stockholders to vote for this proposal.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 7 on the proxy card, for the following reasons:

•	The Company’s corporate governance structure, including the composition of the Board, its committees, and a position of Lead Director, already provides effective independent oversight of management;

•

If adopted, the proposal would unnecessarily restrict the Board’s ability to select the director best suited to serve as Chairman of the Board based on criteria the Board deems to be in the best interests of the Company and its stockholders; and

•	Our stockholders rejected a similar independent chairman proposal for the sixth consecutive year in 2010.

If adopted, this proposal would require the Chairman of the Board to be an independent director. Our stockholders have rejected similar independent chairman proposals in 2010, 2009, 2008, 2007, 2006, and 2005.

As described under “Board Leadership Structure and Lead Director,” the Board believes that combining its CEO with the Chairman of the Board position is the most appropriate structure for the Company at this time and is in the best interests of stockholders. The Board believes the Company’s corporate governance structure, with its strong emphasis on Board independence, makes an absolute independent chairman requirement unnecessary. Thirteen of the 14 director nominees are independent under NYSE rules and the Company’s Director Independence Standards, and each of the standing Board committees is comprised solely of independent directors. The Board and its committees each meet in executive session on a regular basis without the presence of management, and all Board members have complete access to management and outside advisors.

In order to more effectively manage governance, the Board created a new position of Lead Director, effective January 1, 2009. The Lead Director must be an independent director under the Company’s Director Independence Standards, which include the NYSE rules. The Lead Director has clearly defined responsibilities, including:

•	approving Board meeting agendas,

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items,

•	calling and chairing executive sessions and meetings of non-management or independent directors,

•	working with committee chairs to ensure coordinated coverage of Board responsibilities,

•	serving as a liaison between the independent directors and the Chairman,

•	facilitating communication between the Board and senior management,

•	advising the Chairman and CEO on the informational needs of the Board and approving the types and forms of information provided to the Board, and

•	being available for consultation and direct communication with major stockholders of the Company.

The Board’s effective committee structure and full Board operations, including the role of the independent Lead Director, allow the non-management directors to carry out their fiduciary responsibilities to provide proper oversight of management. As a result, the Board does not believe that a policy mandating an independent Chairman is necessary to achieve effective independent oversight.

The Board also values its flexibility to select, on a case-by-case basis, the style of leadership best able to meet the Company’s and stockholders’ needs based on the qualifications of the individuals available and circumstances existing at the time. For the reasons described in “Board Leadership Structure and Lead Director,” the Board believes that the Company and stockholders are currently best served by combining the CEO and Chairman of the Board positions. Moreover, the Board believes that maintaining the flexibility to select the right leadership structure for the Board and the Company is especially important during the current difficult economic environment, to respond to financial institution reform, and as the Company continues integrating the Wachovia acquisition. The adoption of the proposed policy mandating an independent Chairman of the Board would rigidly limit the Board’s ability to select the director best suited to serve as Chairman based on then relevant, Company-specific facts, circumstances and criteria. The Board continues to believe the proposed policy would impose an unnecessary and potentially harmful restriction on the Board that is not in the best interests of the Company and its stockholders.

Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

ITEM 8—STOCKHOLDER PROPOSAL REGARDING

AN ADVISORY VOTE ON DIRECTOR COMPENSATION

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, CO 80202, who held 38,758 shares of common stock on November16, 2010, intends to submit a resolution to stockholders for approval at the annual meeting. The proponent’s resolution and supporting statement are printed below.

Resolution

RESOLVED, that the shareholders of WELLS FARGO & COMPANY request its Board of Directors to adopt a policy that provides shareholders the opportunity, at each annual meeting, to vote on an advisory resolution, prepared by the Board of Directors, to ratify the compensation awarded members of the Board of Directors as disclosed in the proxy statement.

Supporting Statement

In last year’s annual meeting, the proponent presented a proposal to allow shareholders an advisory vote on executive compensation and compensation of Directors. Although the board adopted a portion of the proposal requiring executive compensation be subject to an advisory vote, it did not grant a vote on fees paid Directors.

Directors were individually compensated an average of $320,961 during 2009. Some Directors serve on other boards for less compensation—$47,800 in one case; and, that corporation’s earnings increased greatly and it paid regular dividends plus a special dividend in 2010!

The corporate secretary told the proponent that fees had not been increased when she recommended he withdraw the proposal. Directors’ fees increased from $3,308,603 to $5,456,339 for continuing directors—a 65% increase.

The opposition statement of the board in last year’s proxy statement states: “to subject director compensation to an advisory stockholder vote is unprecedented and would neither provide clarity nor effective guidance.” The proponent pointed out that this statement is not unprecedented and noted Manulife Financial allows a vote to increase director compensation and holding companies, including First Citizens Banc Corp., allow shareholders to approve or reject proposed fees for non-employee directors.

A Wells Fargo news release on February 23, 2010, quotes Steve Sanger, a director and chair of the Human Resources Committee: “Our stockholders have always been able to communicate with the board on matters of interest to them. This year’s advisory vote gives them an additional opportunity for participation in the company’s compensation process.”

In the annual meetings of 2003 and 2004, a proposal by the proponent to show the value of stock options as an “expense” was overwhelmingly supported by shareholders despite opposition by the Board, including Mr. Sanger, opposed this. The proponent disagrees with Mr. Sanger’s statement that shareholders “have always been able to communicate with the board on matters of interest to them.”

Our Board retains Cook & Co. as compensation consultant to advise the Board on management compensation. Our Board then hires Cook & Co. a consultant to advise the Board on its own compensation. Whose sniff-test for independence does this pass?

Compensation consultants generally do not offer any review of competence or performance for members of management or directors. Their reviews are usually limited to comparing the compensation paid management and directors of peer group companies.

Appropriately, the proponent of this proposal recommends the Board of Directors to allow shareholders the use of an advisory resolution to vote “For” or “Against” the compensation of the board members. Let’s ask our directors to adopt new standards to assure fairness for all shareholders.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 8 on the proxy card, for the following reasons:

•	An advisory vote on director compensation would not provide clear direction or effective guidance on director compensation matters; and

•	Our stockholders rejected a similar proposal in 2010.

The requirement to subject director compensation to an advisory stockholder vote would provide neither clarity nor effective guidance. The “yes/no” nature of the vote would force members of the Board of Directors to speculate about which director or specific component of director compensation is of concern and would generate needless confusion for the Board and stockholders.

More important, the proposal would do nothing to further attract and retain directors, align director compensation to the goals of the Company or meet any other articulated purpose. Directors are compensated for their oversight and guidance and for their fiduciary responsibilities. Director compensation for non-employee directors of the Company is uniform, reflecting these common responsibilities and obligations, with differences for the additional time and responsibilities assumed by the Lead Director and by committee chairs and adjusted for meetings attended.

Unlike named executive officers, directors do not directly manage the Company and are not compensated for achieving individual performance metrics. Since directors are not compensated for individual performance goals, evaluating director compensation based on competitive peer data is the appropriate measure and avoids creating inappropriate incentives. As discussed in “Director Compensation,” the GNC of the Board reviews the individual components and total amount of compensation annually and reviews competitive pay data for companies in our peer group which is prepared by and discussed with the GNC’s independent compensation consultant.

Accordingly, the Board recommends that stockholders vote AGAINST this proposal.

ITEM 9—STOCKHOLDER PROPOSAL REGARDING A REPORT

ON INTERNAL CONTROLS FOR MORTGAGE SERVICING OPERATIONS

The New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York Board of Education Retirement System as joint filers, c/o The City of New York, Officer of the Comptroller, 1 Centre Street, Room 629, New York, NY 10007, which in the aggregate held 16,622,857 shares of common stock on November 17, 2010, intend to submit a resolution to stockholders for approval at the annual meeting. The proponents’ resolution and supporting statement are printed below.

Supporting Statement and Resolution

Whereas: Wells Fargo & Company is a leading originator, securitizer and servicer of home mortgages.

Reports of widespread irregularities in the mortgage securitization, servicing and foreclosure practices at a number of large banks, including missing or faulty documentation and possible fraud, have exposed the Company to substantial risks.

According to these reports, the specialized needs of millions of troubled borrowers overwhelmed bank operations that were designed to process routine mortgage payments. As the New York Times (10/24/10) reported, “computer systems were outmoded; the staff lacked the training and numbers to respond properly to the flood of calls. Traditional checks and balances on documentation slipped away as filing systems went electronic, and mortgages were packaged into bonds at a relentless pace.”

Morgan Stanley estimated as many as 9 million U.S. mortgages that have been or are being foreclosed may face challenges over the validity of legal documents.

Mortgage servicers are required to act in the best interests of the investors who own the mortgages. However, a foreclosure expert testified before the Congressional Oversight Panel that perverse financial incentives lead servicers to foreclose when other options may be more advantageous to both homeowner and investor.

Fifty state attorneys general opened a joint investigation and major federal regulators initiated reviews of bank foreclosure practices, including the Federal Reserve’s examination of the largest banks’ policies, procedures, and internal controls related to loan modifications, foreclosures and securitizations to determine whether systematic weaknesses led to improper foreclosures.

Fitch Ratings warned the “probes may highlight weaknesses in the processes, controls and procedures of certain [mortgage] servicers and may lead to servicer rating downgrades.”

“While federal regulators and state attorneys general have focused on flawed foreclosures,” reported Bloomberg (10/24/10), “a bigger threat may be the cost to buy back faulty loans that banks bundled into securities.”

Mortgage repurchases cost Bank of America, Citigroup, JP Morgan Chase and Wells Fargo $9.8 billion in total as of September 2010, according to Credit Suisse. Goldman Sachs estimated the four banks face potential losses of $26 billion, while other estimates place potential losses substantially higher.

The Audit Committee of the Board of Directors is responsible for ensuring the Company has adequate internal controls governing legal and regulatory compliance. With the Company’s mortgage-related practices under intensive legal and regulatory scrutiny, we believe the Audit Committee should act proactively and independently to reassure shareholders that the Company’s compliance controls are robust.

Resolved, shareholders request that the Board have its Audit Committee conduct an independent review of the Company’s internal controls related to loan modifications, foreclosures and securitizations, and report to shareholders, at reasonable cost and omitting proprietary information, its findings and recommendations by September 30, 2011.

The report should evaluate (a) the Company’s compliance with (i) applicable laws and regulations and (ii) its own policies and procedures; (b) whether management has allocated a sufficient number of trained staff; and (c) policies and procedures to address potential financial incentives to foreclose when other options may be more consistent with the Company’s long-term interests.

Position of the Board

The Board recommends a vote AGAINST this proposal, which is identified as Item 9 on the enclosed proxy card, for the following reasons:

•

The Company has already undertaken comprehensive internal self-assessments and reviews of our mortgage servicing processes and practices including controls related to loan foreclosures and securitizations;

•

Our federal banking regulators have conducted independent in-depth examinations of the Company’s mortgage servicing policies, procedures and internal controls, including detailed reviews of samples of our mortgage loan files; and

•	An additional independent review would not constitute an effective use of the Company’s resources and could distract our efforts to cooperate with reviews undertaken by our federal banking regulators.

The Company understands the heightened concerns of homeowners, the public and our stockholders over possible deficiencies in the processes by which mortgage loan servicers, including servicers of securitized loans, manage mortgage loan modifications and conduct foreclosures. In light of these concerns and as a matter of sound corporate practice, the Company’s internal audit team and operational risk group initiated comprehensive examinations and testing relating to the internal controls and processes for the Company’s mortgage servicing operations, including our processes for generating foreclosure affidavits and documentation for both foreclosures and mortgage securitizations. We also implemented additional reviews on pending foreclosures to help assure our borrowers and others that foreclosure proceedings are completed appropriately.

In addition, as a bank holding company, the Company and our nonbank subsidiaries are subject to inspection, examination and supervision by its primary regulator, the Federal Reserve. Our subsidiary national banks are subject to examination primarily by the Office of the Comptroller of the Currency (OCC) and also by the Federal Deposit Insurance Corporation (FDIC) and the Federal Reserve. The Federal Reserve, OCC, and FDIC have each recently conducted an interagency examination of practices at the Company’s and our subsidiary national banks’ mortgage servicing operations.

Therefore, the Board believes that the extensive reviews of mortgage servicing processes and procedures that the Company’s internal audit function, as well as its operational risk group, have each recently completed, coupled with the separate independent examinations recently conducted by the federal banking regulators, are sufficient to address the concerns raised in the proposal. As such, our Board believes that an additional independent review of the Company’s mortgage servicing operations would not be an efficient use of the Company’s resources and could distract the Company’s efforts to cooperate with the reviews being made by its regulators.

Accordingly, the Board recommends that you vote AGAINST this proposal.

STOCKHOLDER INFORMATION

FOR FUTURE ANNUAL MEETINGS

Stockholder Proposals for 2012 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of stockholders in 2012 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our President and CEO, John G. Stumpf, at 420 Montgomery Street, San Francisco, California 94104 or by our Corporate Secretary, Laurel A. Holschuh, at MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479 no later than November 22, 2011.

Advance Notice Procedures

Under our By-Laws, a stockholder who wishes to nominate an individual for election to the Board directly, or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the By-Laws. The stockholder must be a stockholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the By-Laws for a director nomination or other business. The Company’s 2012 annual meeting is currently scheduled to be held on April 24, 2012, and to be timely, the notice must be delivered not earlier than January 4, 2012 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than February 3, 2012 (the 90th day prior to the first anniversary of this year’s annual meeting) to our CEO and Corporate Secretary as follows: John G. Stumpf, President and CEO, Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; and Laurel A. Holschuh, Corporate Secretary, MAC #N9305-173, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a stockholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the GNC for recommendation to the Board for election as a director as described under “Director Nomination Process and Board Diversity” and from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

GLOSSARY OF COMMONLY USED TERMS

The following provides the definitions of the abbreviations and other terms that are frequently used in this proxy statement:

Term/Abbreviation	Definition
2010 financial statements	The audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC

AEC	The Audit and Examination Committee of the Board of Directors

Annual meeting	The 2011 annual meeting of stockholders of Wells Fargo & Company to be held on May 3, 2011

Basel II Capital Accord	The Capital Accord of the Basel Committee on Banking Supervision, as revised in 2004, which is required by U.S. banking regulators to be implemented by large, internationally active banking organizations, including the Company

Board or Board of Directors	The Board of Directors of Wells Fargo & Company

By-Laws	The By-Laws of Wells Fargo & Company, as amended through January 25, 2011

Cash Balance Plan or Wells Fargo Cash Balance Plan	The Wells Fargo & Company Cash Balance Plan

CD&A	The Compensation Discussion and Analysis section of the proxy statement

CEO	The Chief Executive Officer of Wells Fargo & Company

CFO	The Chief Financial Officer of Wells Fargo & Company

Certificate of Incorporation	Wells Fargo & Company Restated Certificate of Incorporation, as amended, as filed with the Secretary of State for the State of Delaware

Code of Ethics	Wells Fargo Team Member Code of Ethics and Business Conduct

Combined Plans	The Wells Fargo & Company Cash Balance Plan and Supplemental Cash Balance Plan

Company	Wells Fargo & Company and its subsidiaries

Company 401(k) Plans	Wells Fargo & Company 401(k) Plan and A.G. Edwards, Inc. Retirement and Profit Sharing Plan

Company common stock or our common stock	Wells Fargo & Company Common Stock, $1-2/3 par value per share

Company Plans	Company 401(k) Plans and Company SPP

Term/Abbreviation	Definition

Company SPP	Wells Fargo & Company Stock Purchase Plan

Cook & Co.	Frederic W. Cook & Co., Inc., a compensation consulting firm retained by the HRC and GNC, and George B. Paulin, Frederic W. Cook & Co., Inc.’s designated representative to the HRC and GNC

Corporate Governance Guidelines	The guidelines the Board adopted to provide the framework for the governance of the Company

CPP	The Capital Purchase Program established by the Treasury Department as part of the Emergency Economic Stabilization Act of 2008, as amended

CRC	The Corporate Responsibility Committee of the Board of Directors

Credit Committee	The Credit Committee of the Board of Directors

Deferred Compensation Plan	Wells Fargo & Company Deferred Compensation Plan

Direct Purchase Plan	The Wells Fargo & Company Direct Purchase and Dividend Reinvestment Plan

Director Independence Standards	See description under “Corporate Governance—Director Independence.”

Directors Plan	Wells Fargo & Company Directors Stock Compensation and Deferral Plan

Dodd-Frank Act	The Dodd-Frank Wall Street Reform and Consumer Protection Act

EPS	Diluted earnings per common share of the Company’s common stock

ERISA	The Employee Retirement Income Security Act of 1974, as amended

Exchange Act	The Securities Exchange Act of 1934, as amended

Federal Reserve	The Board of Governors of the Federal Reserve System

Finance Committee	The Finance Committee of the Board of Directors

Financial Performance Peer Group	See CD&A

Former Norwest	Norwest Corporation and its subsidiaries as such entities existed before the merger of the former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

Term/Abbreviation	Definition
Former Wells Fargo	Wells Fargo & Company and its subsidiaries as such entities existed before Wells Fargo & Company was merged into a subsidiary of Norwest Corporation in November 1998

GAAP	Generally accepted accounting principles as applied in the United States

GNC	The Governance and Nominating Committee of the Board of Directors

HRC	The Human Resources Committee of the Board of Directors

Independent directors	The directors whom the Board has determined are independent under the Company’s Director Independence Standards

IRC	The U.S. Internal Revenue Code of 1986, as amended

IRS	Internal Revenue Service

KPMG	KPMG LLP, the Company’s outside independent auditors

Labor Market Peer Group	See CD&A

Lead Director	The lead independent director of the Board of Directors

LTICP	Wells Fargo & Company Long-Term Incentive Compensation Plan

Named executives	The executive officers of Wells Fargo & Company named in the Summary Compensation Table

Net income	For purposes of calculating RORCE under the LTICP shall mean the Company’s net income for the applicable performance period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (1) losses resulting from discontinued operations, (2) extraordinary gains or losses, (3) the cumulative effect of changes in generally accepted accounting principles, and (4) any other unusual or non-recurring gain or loss which is separately identified and quantified

Non-employee directors	Those members of the Board who do not hold another position with Wells Fargo

Norwest merger	The merger of the Former Wells Fargo into a wholly owned subsidiary of Norwest Corporation in November 1998

Notice of internet availability of proxy materials	A notice sent to most of our stockholders on or about March 21, 2011, which contains instructions on how to access the proxy materials over the internet and vote online

NYSE	The New York Stock Exchange

Term/Abbreviation	Definition
Performance Policy	Wells Fargo & Company Performance-Based Compensation Policy

Proxy materials	Wells Fargo & Company 2011 proxy statement (including Wells Fargo’s notice of the annual meeting), 2010 annual report, and proxy card/voting instruction form

RSRs	Restricted share rights

Record date	The close of business on March 4, 2011

Risk Committee	The Risk Committee of the Board of Directors

RORCE	Net income (as defined above) on an annualized basis less dividends accrued on outstanding preferred stock, divided by the average total common equity excluding average accumulated comprehensive income as reported in the consolidated financial statements for the applicable period

SEC	The U.S. Securities and Exchange Commission

Section 162(m)	Section 162(m) of the IRC

Securities Act	The Securities Act of 1933, as amended

Supplemental 401(k) Plan	Wells Fargo & Company Supplemental 401(k) Plan

Supplemental Cash Balance Plan or Wells Fargo Supplemental Cash Balance Plan	The Wells Fargo & Company Supplemental Cash Balance Plan

TARP	The Troubled Asset Relief Program of the U.S. government, which allows the Treasury Department to purchase assets and equity from financial institutions

Team member	A person who is an employee of Wells Fargo

Treasury Department	The United States Department of the Treasury

Wachovia or Wachovia Corporation	Wachovia Corporation as such entity existed before the merger of Wachovia Corporation into Wells Fargo & Company on December 31, 2008

Wachovia merger	The merger of Wachovia Corporation into Wells Fargo & Company on December 31, 2008

We, our, or us	Wells Fargo

Wells Fargo	Wells Fargo & Company and/or one or more of its subsidiaries

Term/Abbreviation	Definition
Wells Fargo & Company	A corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended

Wells Fargo Bank	Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Company

WFFI	Wells Fargo Financial, Inc.

WFHM	Wells Fargo Home Mortgage

CCM4521

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

WELLS FARGO & COMPANY

2011 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on May 3, 2011

The Wells Fargo & Company 2011 Annual Meeting of Stockholders will be held on Tuesday, May 3, 2011 at 1:00 p.m., Pacific time, in The Julia Morgan Ballroom, 15th Floor, Merchants Exchange Building, 465 California Street, San Francisco, California. Under Securities and Exchange Commission rules, we are notifying you that our proxy materials for the Annual Meeting and access to a proxy voting website are available to you over the internet. Please follow the instructions on the reverse side of this Notice to view these proxy materials and vote online or request printed copies of the materials. This Notice also serves as notice of the 2011 Annual Meeting of Stockholders of Wells Fargo & Company.

The purpose of the Annual Meeting is to:

1.	Elect the 14 nominees named in the Company’s 2011 proxy statement to the Board of Directors.

2.	Vote on an advisory resolution to approve the named executives’ compensation.

3.	Vote on an advisory proposal on the frequency (every 1, 2, or 3 years) of future advisory votes regarding named executives’ compensation.

4.	Ratify the appointment of KMPG LLP as independent auditors for 2011.

5.	Vote on a stockholder proposal regarding an amendment to the Company’s By-Laws to allow holders of 10% of the Company’s common stock to call special meetings of stockholders.

6.	Vote on a stockholder proposal to provide for cumulative voting in contested director elections.

7.	Vote on a stockholder proposal regarding the adoption of a policy to require an independent chairman.

8.	Vote on a stockholder proposal regarding an advisory vote on director compensation.

9.	Vote on a stockholder proposal regarding an investigation and report on internal controls for mortgage servicing operations.

10.	Consider any other business properly brought before the meeting.

The Board of Directors recommends you vote:

•	FOR each of the nominees for director as named in the proxy statement (Item 1):

•	FOR the proposals in Items 2 and 4;

•	FOR EVERY 1 YEAR on the proposal in Item 3; and

•	AGAINST each of the stockholder proposals in Items 5 through 9.

This communication presents only an overview of the more complete proxy materials that are available to you over the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2011 Proxy Statement (which includes the Notice of the 2011 Annual Meeting of Stockholders) and Annual Report to Stockholders for the year ended December 31, 2010 are available at:

www.ematerials.com/wfc

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2011 to facilitate timely delivery.

To request paper or e-mail copies of the proxy materials, please contact us via:

Internet – Visit www.ematerials.com/wfc and follow the instructions for requesting meeting materials.

Telephone – Call us at 1-866-697-9377 and follow the recorded instructions.

E-mail – Send us an email at ep@ematerials.com. Please write “WFC Materials Request” in the subject line and include the following in the e-mail:

(1)	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this Notice.

(2)	Your preference to receive printed materials by or to receive an email with links to the electronic materials (please include the e-mail address if you choose e-mail delivery); and

(3)	If you would like this election to apply to delivery of materials for all future stockholders meetings, write the word “Permanent” and include the last 4 digits of your social security number or tax identification number.

Only stockholders who owned stock at the close of business on the record date, March 4, 2011, may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place. You may choose to attend the Annual Meeting and vote in person at the meeting. For directions to attend the Annual Meeting and to vote in person, please call Investor Relations at 1-415-396-3668.

To vote now by internet, go to www.eproxy.com/wfc

Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on May 3, 2011. Please have this Notice and the last four digits of your social security number or tax identification number available and follow the instructions.

PLEASE MAKE SURE YOU HAVE THIS NOTICE AVAILABLE WHEN YOU:

•	Request a paper copy of the proxy materials; or

•	Want to vote electronically.

WELLS FARGO & COMPANY

THE JULIA MORGAN BALLROOM

15TH FLOOR

MERCHANTS EXCHANGE BUILDING

465 CALIFORNIA STREET

SAN FRANCISCO, CALIFORNIA 94104

2011 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 3, 2011

1:00 p.m., Pacific time

ACCESS PROXY MATERIALS BY INTERNET

You can access our proxy materials over the Internet. Please have this proxy card available and go to the following Internet address: www.ematerials.com/wfc to access the materials.

Please help the environment by signing up at the following Internet address: www.ematerials.com/wfc to receive all your future annual meeting materials electronically.

VOTE BY INTERNET, TELEPHONE, OR MAIL

TO VOTE BY INTERNET: GO TO THE INTERNET ADDRESS: www.eproxy.com/wfc

•	Use the internet to vote by proxy 24 hours a day, 7 days a week, until 12 noon (CDT) on May 3, 2011.

•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.

•	Do not mail back your proxy card.

TO VOTE BY TELEPHONE: CALL TOLL FREE ON A TOUCH-TONE TELEPHONE: 1-800-560-1965.

•	Use any touch-tone telephone to vote by proxy 24 hours a day, 7 days a week, until 12 noon (CDT) on May 3, 2011.

•	Please have your proxy card and the last four digits of your social security number or tax identification number available. Follow the simple instructions when prompted.

•	Do not mail back your proxy card.

TO VOTE BY MAIL:	PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENVELOPE.

WELLS FARGO & COMPANY

WELLS FARGO & COMPANY

Shareowner ServicesSM

P.O. Box 64945

St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, May 3, 2011, at 1:00 p.m., Pacific time, at The Julia Morgan Ballroom, 15th Floor, Merchants Exchange Building, 465 California Street, San Francisco, California 94104.

TO VOTE BY INTERNET OR TELEPHONE SEE REVERSE SIDE OF THIS PROXY CARD

TO VOTE BY MAIL, COMPLETE THIS PROXY CARD AND RETURN THE ENTIRE PROXY CARD—DO NOT SEPARATE IT—IN THE ENCLOSED ENVELOPE

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Michael J. Loughlin, Avid Modjtabai and James M. Strother, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on March 4, 2011, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card. If properly executed, this proxy will be voted as you direct below. If this proxy is executed but no direction is indicated, this proxy will be voted FOR Items 1, 2 and 4, FOR EVERY 1 YEAR on Item 3, AGAINST Items 5, 6, 7, 8 and 9, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. The Board recommends a vote FOR Items 1, 2 and 4, FOR EVERY 1 YEAR on Item 3, and a vote AGAINST Items 5, 6, 7, 8 and9.

☐  TO VOTE AS THE BOARD RECOMMENDS ON ALL ITEMS BELOW, CHECK THIS BOX, DATE, SIGN AND RETURN THIS PROXY CARD.

èPlease fold here – Do not separateç

1.	Election of Directors	For	Against	Abstain

1(a)	John D. Baker II	☐	☐	☐

1(b)	John S. Chen	☐	☐	☐

1(c)	Lloyd H. Dean	☐	☐	☐

1(d)	Susan E. Engel	☐	☐	☐

1(e)	Enrique Hernandez, Jr.	☐	☐	☐

		For	Against	Abstain

1(f)	Donald M. James	☐	☐	☐

1(g)	Mackey J. McDonald	☐	☐	☐

1(h)	Cynthia H. Milligan	☐	☐	☐

1(i)	Nicholas G. Moore	☐	☐	☐

1(j)	Philip J. Quigley	☐	☐	☐

		For	Against	Abstain

1(k)	Judith M. Runstad	☐	☐	☐

1(l)	Stephen W. Sanger	☐	☐	☐

1(m)	John G. Stumpf	☐	☐	☐

1(n)	Susan G. Swenson	☐	☐	☐

							For	Against	Abstain

2.	Proposal to approve an advisory resolution to approve the named executives’ compensation.						☐	☐	☐

3.	Advisory proposal on the frequency of future advisory votes regarding named executives’ compensation	☐	Every 1 Year	☐	Every 2 Years	☐	Every 3 Years	☐	Abstain

4.	Proposal to ratify the appointment of KMPG LLP as independent auditors for 2011.						☐	☐	☐

5.	Stockholder proposal regarding an amendment to the Company’s By-Laws to allow holders of 10% of the Company’s common stock to call special meetings of stockholders.						☐	☐	☐

6.	Stockholder proposal to provide for cumulative voting in contested director elections.						☐	☐	☐

		For	Against	Abstain

7.	Stockholder proposal regarding the adoption of a policy to require an independent chairman.	☐	☐	☐

8.	Stockholder proposal regarding an advisory vote on director compensation.	☐	☐	☐

9.	Stockholder proposal regarding an investigation and report on internal controls for mortgage servicing operations.	☐	☐	☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing he proxy.

WELLS FARGO & COMPANY 2011 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, MAY 3, 2011 1:00 P.M., Pacific time

VOTE BY INTERNET, TELEPHONE, OR MAIL

If you vote by Internet, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee or the Stock Purchase Plan custodian to designate Michael J. Loughlin, Avid Modjtabai and James M. Strother, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the Annual Meeting. Voting by Internet or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

Important Notice Regarding Availability of Proxy Materials: The 2011 Notice and Proxy Statement and 2010 Annual Report are available at https://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

M31596-P07475-Z54947-Z54949

WELLS FARGO & COMPANY

420 Montgomery Street, San Francisco, California 94104

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, May 3, 2011 at 1:00 p.m., Pacific time, in The Julia Morgan Ballroom, Merchants Exchange Building, 15th Floor, 465 California Street, San Francisco, CA 94104 from persons who participate in the (1) Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and/or (2) Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”) or any combination of these plans.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank, National Association (“WFB”), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of March 4, 2011 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies, and hereby directs WFB, the custodian of the Stock Purchase Plan, to vote all shares of the Company’s common stock credited to his or her Stock Purchase Plan account as of March 4, 2011 at the Annual Meeting or any adjournments or postponements thereof as specified on this voting instruction form and proxy card.

If properly executed, this voting instruction form and proxy card will be voted as you direct on the reverse side. If no direction is indicated, this voting instruction form and proxy card will be voted FOR Items 1, 2 and 4, FOR EVERY 1 YEAR on Item 3, AGAINST Items 5, 6, 7, 8 and 9 and in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting.

Broadridge Financial Solutions, Inc. (“Broadridge”), as tabulation agent, will tabulate the votes by mail, Internet and telephone from all participants in the 401(k) Plan and the Stock Purchase Plan received before 11:59 p.m., Eastern time, on May 1, 2011. Broadridge will provide the total voting results for all 401(k) Plan shares to WFB who will then determine the ratio of votes for and against each item. WFB will then vote all 401(k) Plan shares according to the ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares to WFB which will then vote such shares as directed by the participants at the Annual Meeting.

TO VOTE BY INTERNET, TELEPHONE, OR MAIL-SEE REVERSE SIDE OF THIS VOTING INSTRUCTION FORM AND PROXY CARD

WELLS FARGO & COMPANY SIXTH AND MARQUETTE MINNEAPOLIS, MN 55479

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M31595-P07475-Z54947-Z54949 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING AND INSTRUCTION FORM AND PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

WELLS FARGO & COMPANY The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a) John D. Baker II	O	O	O
	1b) John S. Chen	O	O	O	The Board of Directors recommends you vote FOR EVERY 1 YEAR on the following proposal:		Every 1 Year	Every 2 Years	Every 3 Years	Abstain
	1c) Lloyd H. Dean	O	O	O	3.	Advisory proposal on the frequency of future advisory votes regarding named executives’ compensation.	O	O	O	O

	1d) Susan E. Engel 1e) Enrique Hernandez, Jr.	O O	O O	O O	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
	1f) Donald M. James	O	O	O	4.		Proposal to ratify the appointment of KPMG LLP as independent auditors for 2011.	O	O	O

	1g) Mackey J. McDonald	O	O	O	The Board of Directors recommends you vote AGAINST the following proposals:

	1h) Cynthia H. Milligan 1i) Nicholas G. Moore	O O	O O	O O	5.		Stockholder proposal regarding an amendment to the Company’s By-Laws to allow holders of 10% of the Company’s common stock to call special meetings of stockholders.	O	O	O

	1j) Philip J. Quigley	O	O	O	6.		Stockholder proposal to provide for cumulative voting in contested director elections.	O	O	O

	1k) Judith M. Runstad	O	O	O	7.		Stockholder proposal regarding the adoption of a policy to require an independent chairman.	O	O	O

	1l) Stephen W. Sanger	O	O	O	8.		Stockholder proposal regarding an advisory vote on director compensation.	O	O	O

	1m) John G. Stumpf	O	O	O	9.		Stockholder proposal regarding an investigation and report on internal controls for mortgage servicing operations.	O	O	O
	1n) Susan G. Swenson	O	O	O	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
2.	Proposal to approve an advisory resolution to approve the named executives’ compensation.	O	O	O

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

WELLS FARGO & COMPANY
2011 ANNUAL MEETING OF STOCKHOLDERS TUESDAY, MAY 3, 2011 1:00 p.m., Pacific time

Important Notice Regarding Availability of Proxy Materials: The 2011 Notice and Proxy Statement and 2010 Annual Report are available at https://materials.proxyvote.com/949746

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

M31598-Z54948

MEMORANDUM

TO:	PARTICIPANTS IN THE A.G. EDWARDS, INC. RETIREMENT AND PROFIT SHARING PLAN WHO WERE INVESTED IN THE WELLS FARGO STOCK FUND ON MARCH 4, 2011.

FROM:	THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE A.G. EDWARDS, INC. RETIREMENT AND PROFIT SHARING PLAN

Enclosed are proxy materials received by The Northern Trust Company (the “Trustee”) relating to a proxy solicitation for the upcoming annual stockholders’ meeting of Wells Fargo & Company. We are forwarding this material to you because, as a participant in the A.G. Edwards, Inc. Retirement and Profit Sharing Plan (the “Retirement Plan”) you have invested in the Wells Fargo Stock Fund (the “Stock Fund”). The shares of Wells Fargo & Company common stock (the “Stock”) held in the Stock Fund are registered in the name of the Trustee. Therefore only the Trustee as holder of record can vote the shares of Stock. However, Retirement Plan participants have the right to direct the Trustee to vote the Stock held in the accounts under the Retirement Plan, subject to Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Trustee will vote shares of Stock for which no direction is received (“Undirected Stock”), in the same proportion as the Stock for which directions are received, except as otherwise provided in accordance with ERISA. Under the Retirement Plan participants are “named fiduciaries” to the extent of their authority to direct voting of Stock held in the account under the Retirement Plan and the proportionate share of Undirected Stock By submitting voting instructions by telephone, Internet, or by signing and returning the enclosed instruction form, you direct the Trustee to vote Stock in person or by proxy, as designated in the enclosed proxy materials, at the annual meeting of Wells Fargo & Company. Wells Fargo & Company’s 2010 Annual Report to Stockholders and 2011 Proxy Statement may also be viewed online at www.wellsfargo.com>Investor Relations >View Annual Reports.

You may direct the Trustee as to the number of shares of Stock listed on the enclosed instruction form. This number is the allocable share of Stock attributable to units in the Stock Fund allocated to your Retirement Plan accounts on March 4, 2011, the record date for the annual meeting. Please note that if you do not instruct the Trustee as to how to vote shares of Stock attributable to the account, the Trustee will vote those shares in the same proportion as the Trustee votes shares of Stock for which it receives timely instructions. Under the Retirement and Profit Sharing Plan participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their Retirement and Profit Sharing Plan accounts and the proportionate share of undirected shares. By submitting voting instructions by telephone, Internet, or by signing and returning the voting instruction card, you direct the Trustee, to vote these shares, in person or by proxy at the annual meeting of stockholders. Please return your instruction card, signed and dated, in the enclosed postage-paid envelope, or you may vote via the Internet site or by telephone. For your voting direction to count, your direction to the Trustee must be received by 11:59 p.m. Eastern Time on May 1, 2011, if you vote by mail, telephone or via the Internet site. You will not be able to vote the shares of Stock attributable to the account in the Retirement Plan in person at the annual meeting on May 3, 2011. Please note that the recommendations indicated on the enclosed instruction form are those of the Board of Directors of Wells Fargo & Company. Neither the Trustee, the Retirement Plan Administrator nor any other Retirement Plan fiduciary makes any recommendation as to how you should vote shares of Stock attributable to the account.

WELLS FARGO & COMPANY SIXTH AND MARQUETTE MINNEAPOLIS, MN 55479

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M31597-Z54948 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

WELLS FARGO & COMPANY The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a) John D. Baker II	O	O	O
	1b) John S. Chen	O	O	O	The Board of Directors recommends you vote FOR EVERY 1 YEAR on the following proposal:		Every 1 Year	Every 2 Years	Every 3 Years	Abstain
	1c) Lloyd H. Dean	O	O	O	3.	Advisory proposal on the frequency of future advisory votes regarding named executives’ compensation.	O	O	O	O

	1d) Susan E. Engel 1e) Enrique Hernandez, Jr.	O O	O O	O O	The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
	1f) Donald M. James	O	O	O	4.		Proposal to ratify the appointment of KPMG LLP as independent auditors for 2011.	O	O	O

	1g) Mackey J. McDonald	O	O	O	The Board of Directors recommends you vote AGAINST the following proposals:

	1h) Cynthia H. Milligan 1i) Nicholas G. Moore	O O	O O	O O	5.		Stockholder proposal regarding an amendment to the Company’s By-Laws to allow holders of 10% of the Company’s common stock to call special meetings of stockholders.	O	O	O

	1j) Philip J. Quigley	O	O	O	6.		Stockholder proposal to provide for cumulative voting in contested director elections.	O	O	O

	1k) Judith M. Runstad	O	O	O	7.		Stockholder proposal regarding the adoption of a policy to require an independent chairman.	O	O	O

	1l) Stephen W. Sanger	O	O	O	8.		Stockholder proposal regarding an advisory vote on director compensation.	O	O	O

	1m) John G. Stumpf	O	O	O	9.		Stockholder proposal regarding an investigation and report on internal controls for mortgage servicing operations.	O	O	O
	1n) Susan G. Swenson	O	O	O	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
2.	Proposal to approve an advisory resolution to approve the named executives’ compensation.	O	O	O

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

2011 ANNUAL MEETING - WELLS FARGO & COMPANY

Telephone Voting Script

Proposal by Proposal

Speech 1

Welcome to the telephone voting system. Please have your proxy card available before voting. Using your telephone key pad, please enter your three digit company number located in the box in the upper right hand corner of the proxy card, followed by the pound sign.

Speech 2	Please enter your eleven digit Control Number that is located in the box, directly under your company number, followed by the pound sign.
Speech 3	Please enter the last four digits of your Social Security number, or Tax Payer Identification Number, followed by the pound sign.
Speech 3A	One moment please while we determine your voting eligibility.
Speech 4

Thank you for voting your Wells Fargo & Company proxy. Your telephone vote authorizes the individuals named on the front of the proxy card to vote your shares at the annual meeting in the same manner as if you marked, signed and returned this card, including the grant of discretionary authority referenced on this card. Before voting, please read all the instructions and other information that appear on the back of your proxy card under “Vote by Telephone.”

Do you wish to vote as the Wells Fargo & Company Board of Directors recommends on ALL items?

Speech 5	To enter YES, Press “1”, To enter NO, Press “2”.
Speech 6	Item 1(a)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 7	Item 1(b)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 8	Item 1(c)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 9	Item 1(d)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 10	Item 1(e)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 11	Item 1(f)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 12	Item 1(g)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 13	Item 1(h)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 14	Item 1(i)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 15	Item 1(j)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 16	Item 1(k)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 17	Item 1(l)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 18	Item 1(m)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.

Speech 12	Item 1(n)	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 13	Item 2:	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 14	Item 3:	To vote FOR, 1 Year, Press “1”; 2 Years, Press “2”; 3 Years, Press “3”; To ABSTAIN, Press “4”.
Speech 15	Item 4:	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.
Speech 16	Item 5:	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.
Speech 17	Item 6:	To vote FOR, Press “1”, AGAINST, Press “2”, To ABSTAIN, Press “3”.
Speech 18	Item 7	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 19	Item 8	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 20	Item 9	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 21	Item 10	To vote FOR, Press “1”; AGAINST, Press “2”; To ABSTAIN, Press “3”.
Speech 22	Do you plan to attend the meeting? To enter YES, press “1”, to enter NO, press “2”
After voting on all items has been completed – Go to Closing B
Closing A

You have cast your vote as follows:

You have cast your vote on all items as recommended by the Board of Directors. Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1; otherwise, press “2”.

If “1” is pressed-go to Speech 1.

If “2” is pressed, go to Closing C.

Closing B

Your have cast your vote as follows:

          Item 1(a): FOR, AGAINST, ABSTAIN;

and so on, for each item.

Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1; otherwise, press “2”.

If “1” is pressed, go to Speech 1.

If “2” is pressed, go to Closing C.

Closing C	Thank you for voting. Good bye.

Electronic Delivery of Proxy Materials Q&A

When will Wells Fargo hold its 2011 Annual Meeting of Stockholders?

The 2011 Annual Meeting of Stockholders will be held on Tuesday, May 3, 2011, at 1:00 p.m., Pacific time, in The Julia Morgan Ballroom, 15th Floor, Merchants Exchange Building, 465 California Street, San Francisco, California.

Who can vote at the Annual Meeting?

If you owned shares of Wells Fargo common stock at the close of business on March 4, 2011, the record date for the Annual Meeting, you may vote at the Annual Meeting.

When will I get my proxy materials (the proxy statement, annual report and proxy card) for the Annual Meeting?

This year, Wells Fargo is again using the Securities and Exchange Commission (SEC) notice and access rule to furnish its proxy materials to stockholders over the internet. This means we will send to most of our stockholders only a notice regarding the internet availability of proxy materials (an “E-Proxy Notice”), which will contain instructions on how to access the proxy materials over the internet and vote online. The only stockholders who will receive paper copies of the proxy materials this year are those who:

•	previously elected to receive paper copies of the proxy materials for all future stockholders meetings;

•	request paper copies of the proxy materials to be mailed to them by following the instructions on, or on the website referred to on, the E-Proxy Notice; or

•

hold their shares through one or more of the following company benefit plans and do not have a company e-mail address: the Wells Fargo & Company 401(k) Plan; the A.G. Edwards, Inc. Retirement and Profit Sharing Plan; and/or the Wells Fargo & Company Stock Purchase Plan.

Wells Fargo plans to send the E-Proxy Notice and paper copies of the proxy materials to stockholders beginning on or about March 21, 2011.

What does an E-Proxy Notice look like?

The E-Proxy Notice will look different depending on how the ownership of your shares is reflected in our records and whether or not you have previously elected to receive your proxy materials electronically. If you have previously elected to receive your proxy materials electronically, including through your broker, or you participate in one of the company benefit plans listed above and you have a company e-mail address, your E-Proxy Notice will be an e-mail to you essentially providing you with (1) the website address you will need to access and review the proxy materials over the internet and vote online, and (2) the control number you will need to vote your shares.

If you have not elected to receive your proxy materials electronically and your shares are:

•	registered directly in your name on Wells Fargo’s stock records, Wells Fargo Shareowner Services, our transfer agent, will mail you the E-Proxy Notice;

•	held in an account at a brokerage firm, bank, or other similar organization, Broadridge Financial Solutions, Inc. will mail you the E-Proxy Notice; or

•	held in an account through one of the company benefit plans listed above, Broadridge Financial Solutions, Inc. will mail you the E-Proxy Notice.

This E-Proxy Notice will generally contain:

•	A notice of the Annual Meeting;

•	A brief description of the items to be voted on at the Annual Meeting and the Board of Directors’ voting recommendation with regard to each item;

•	The website where the proxy materials will be made available and instructions on how to view them;

•	Instructions on how to request paper copies of the proxy materials; and

•	Instructions on how to vote over the internet, by telephone or in person at the Annual Meeting.

If you receive only an E-Proxy Notice, you will not receive paper copies of the proxy materials unless you specifically request them by following the instructions on, or on the website referred to on, the E-Proxy Notice.

Why is Wells Fargo using the SEC’s notice and access rule to deliver proxy materials?

Wells Fargo is committed to conserving resources in its own operations, particularly in the current economic environment. We use the SEC’s notice and access rule because it helps us reduce the costs associated with delivering our proxy materials to our stockholders. If you receive paper copies of the proxy materials, or are planning to request paper copies of the proxy materials, we ask you to consider signing up to receive these materials electronically over the internet in the future so that we can continue to reduce the costs of printing and mailing our proxy materials.

Wells Fargo is also committed to promoting a clean environment and working towards a greener future. The SEC rule also allows us to reduce the environmental impact of printing and mailing hard copies of proxy materials to each stockholder.

In addition to the above benefits, using the SEC rule allows Wells Fargo and its stockholders to benefit by:

•	Providing more choices for stockholders to access proxy information and vote, while preserving the ability to receive paper proxy materials;

•	Receiving the proxy materials faster;

•	Using the power of the internet to make proxy materials easily accessible and encourage electronic voting; and

•	Eliminating bulky paper documents from personal files.

If I receive an E-Proxy Notice, can I still receive paper copies of the proxy materials?

Yes. Any Wells Fargo stockholder who receives only an E-Proxy Notice may also obtain paper copies of the proxy materials for the 2010 Annual Meeting – and may elect to receive paper copies of proxy materials for all future stockholders meetings – free of charge by following the instructions for requesting such materials on, or on the website referred to on, the E-Proxy Notice. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

2

If I receive paper copies of the proxy materials or the E-Proxy Notice by mail, can I sign up to receive future proxy materials electronically?

Yes. If you have an e-mail account and access to the internet, and expect to have such access in the future, we encourage you to sign up to receive future proxy materials electronically instead of receiving these documents in print by mail. If you sign up to receive your proxy materials electronically you will receive an e-mail with a link to the website address you will need to access the proxy materials over the internet and vote online.

To sign up for electronic delivery, please register through one of the following choices:

•	If your shares are registered directly in your name on Wells Fargo’s records, please follow these instructions:

•	Access the internet and go to www.ematerials.com/wfc;

•	Click on the “Request Meeting Materials” button;

•	Enter the Company Number and your Control Number as they appear on your proxy card or the e-proxy notice;

•	Select “e-mail address” in the Preference box and enter the e-mail address where you want to receive an e-mail regarding the availability of proxy materials; and

•	Click “Finish” to complete your registration.

•	If your shares are held in an account at a brokerage firm, bank or other similar organization, please follow these instructions:

•	Access the internet and go to www.proxyvote.com;

•	Enter your Control Number as it appears on your voting instruction form in the box as indicated and click “Submit;” and

•	Follow the instructions to sign up to receive all future proxy materials electronically.

3